Filed Pursuant to Rule 424(b)(3)

File No. 333-165488

PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 17, 2010
TO THE PROSPECTUS DATED MARCH 15, 2010

A123 SYSTEMS, INC.

479,282 shares of Common Stock

We are supplementing the Prospectus included in the Registration Statement on Form S-1 dated March 15, 2010, which was declared effective by the Commission on March 29, 2010, to provide information contained in (i) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and (ii) a Current Report on Form 8-K, which we have filed with the Commission since the date of the Prospectus included in the Registration Statement.

Accordingly, this Prospectus Supplement No. 2 includes the following attached items, each of which is annexed hereto in its entirety:

•                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2010; and

•                  Current Report on Form 8-K, dated July 22, 2010.

This Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized except in connection with, the Prospectus included in the Registration Statement on Form S-1 dated March 15, 2010, including any amendments and supplements thereto.

Investing in our common stock involves risks.  You should review carefully and consider the information described under the heading “Risk Factors” on pages 3 through 30 in the Prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus Supplement No. 2 and the Prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is August 17, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2010

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

Commission file number: 001-34463

A123 Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3583876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

617-778-5700

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

As of August 9, 2010, there were 104,739,660 shares of the registrant’s Common Stock, par value $.001 per share, outstanding.

A123 Systems, Inc.
Quarterly Report on Form 10-Q
For the Quarterly Period Ended June 30, 2010

Part I. Financial Information

Item 1. Financial Statements

A123 Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31,	June 30,
	2009	2010

ASSETS
Current assets:
Cash and cash equivalents	$457,122	$353,326
Restricted cash	1,742	674
Accounts receivable, net	17,718	18,332
Inventory	37,438	41,688
Prepaid expenses and other current assets	8,895	7,648
Total current assets	522,915	421,668

Property, plant and equipment, net	71,662	116,571
Goodwill	9,581	9,581
Intangible assets, net	1,254	730
Deposits and other assets	11,698	22,818
Restricted cash	980	1,987
Investment	—	20,495
Total assets	$618,090	$593,850

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit lines	$8,000	$8,000
Current portion of long-term debt	6,456	5,153
Current portion of capital lease obligations	411	766
Accounts payable	16,475	29,595
Accrued expenses	11,689	29,946
Other current liabilities	1,859	1,841
Deferred revenue	7,543	2,059
Deferred rent	58	134
Total current liabilities	52,491	77,494

Long-term debt, net of current portion	7,438	4,797
Capital lease obligations, net of current portion	193	795
Deferred revenue, net of current portion	26,142	25,347
Deferred rent, net of current portion	630	1,210
Other long-term liabilities	2,866	5,022
Total liabilities	89,760	114,665

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred stock, $0.001 par value—5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2009 and June 30, 2010	—	—
Common stock, $0.001 par value—250,000,000 shares authorized; 102,606,088 and 104,633,868 shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively	103	105
Additional paid-in capital	767,694	781,681
Accumulated deficit	(238,668)	(301,911)
Accumulated other comprehensive loss	(909)	(654)
Total A123 Systems, Inc. stockholders’ equity	528,220	479,221
Noncontrolling interest	110	(36)
Total stockholders’ equity	528,330	479,185

Total liabilities and stockholders’ equity	$618,090	$593,850

See notes to unaudited condensed consolidated financial statements.

1

A123 Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010

Revenue:
Product	$16,517	$15,558	$36,638	$35,332
Services	3,185	7,050	6,284	11,744
Total revenue	19,702	22,608	42,922	47,076

Cost of revenue:
Product	19,616	18,977	39,186	41,331
Services	2,661	6,580	4,505	10,735
Total cost of revenue	22,277	25,557	43,691	52,066
Gross loss	(2,575)	(2,949)	(769)	(4,990)

Operating expenses:
Research, development and engineering	11,587	13,832	22,814	27,948
Sales and marketing	2,245	3,366	4,227	6,166
General and administrative	5,990	8,804	12,273	17,044
Production start-up	179	3,606	179	5,417
Total operating expenses	20,001	29,608	39,493	56,575
Operating loss	(22,576)	(32,557)	(40,262)	(61,565)

Other income (expense):
Interest expense, net	(292)	(372)	(510)	(590)
Gain (loss) on foreign exchange	673	(1,226)	(115)	(981)
Unrealized loss on preferred stock warrant liability	(22)	—	(70)	—
Other income (expense), net	359	(1,598)	(695)	(1,571)

Loss from operations, before tax	(22,217)	(34,155)	(40,957)	(63,136)
Provision for income taxes	123	132	267	253
Net loss	(22,340)	(34,287)	(41,224)	(63,389)
Less: Net loss attributable to the noncontrolling interest	427	69	574	146
Net loss attributable to A123 Systems, Inc.	$(21,913)	$(34,218)	$(40,650)	$(63,243)
Accretion to preferred stock	(17)	—	(28)	—
Net loss attributable to A123 Systems, Inc. common stockholders	$(21,930)	$(34,218)	$(40,678)	$(63,243)

Net loss per share attributable to common stockholders - basic and diluted:	$(2.36)	$(0.33)	$(4.39)	$(0.61)
Weighted average number of common shares outstanding - basic and diluted	9,277	104,333	9,272	103,825

See notes to unaudited condensed consolidated financial statements.

2

A123 Systems, Inc.

Condensed Consolidated Statements of Stockholders’ (Deficit) Equity

(in thousands, except per share data)

(Unaudited)

	Series B-1 Convertible Preferred Stock, $0.001 Par Value		Common Stock, $0.001 Par Value		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’ (Deficit)	Noncontrolling	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity	Interest	Loss

BALANCE - January 1, 2009	1,493	$1	7,662	$8	$19,649	$(152,889)	$(197)	$(133,428)	$871
Accretion of redeemable convertible preferred stock to redemption value	—	—	—	—	(28)	—	—	(28)	—
Stock-based compensation	—	—	—	—	4,034	—	—	4,034	—
Issuance of common stock	—	—	35	—	24	—	—	24	—
Comprehensive loss:
Net loss	—	—	—	—	—	(40,650)	—	(40,650)	(574)	$(41,224)
Foreign currency translation adjustment	—	—	—	—	—	—	(271)	(271)	48	(223)
Total comprehensive loss	—	—	—	—	—	—	—	—	—	$(41,447)
BALANCE - June 30, 2009	1,493	$1	7,697	$8	$23,679	$(193,539)	$(468)	$(170,319)	$345

BALANCE - January 1, 2010	—	$—	102,606	$103	$767,694	$(238,668)	$(909)	$528,220	$110
Stock-based compensation	—	—	—	—	5,133	—	—	5,133	—
Issuance of common stock	—	—	2,028	2	8,854	—	—	8,856	—
Comprehensive loss:
Net loss	—	—	—	—	—	(63,243)	—	(63,243)	(146)	$(63,389)
Foreign currency translation adjustment	—	—	—	—	—	—	255	255	—	255
Total comprehensive loss	—	—	—	—	—	—	—	—	—	$(63,134)
BALANCE - June 30, 2010	—	$—	104,634	$105	$781,681	$(301,911)	$(654)	$479,221	$(36)

See notes to unaudited condensed consolidated financial statements.

3

A123 Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2009	2010

Cash flows from operating activities:
Net loss	$(41,224)	$(63,389)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,304	7,758
Noncash rent	37	656
Noncash foreign exchange (gain) loss on intercompany loan	(20)	599
Impairment of long-lived and intangible assets	—	530
Unrealized loss on preferred stock warrant liability	70	—
Loss on disposal of property and equipment	9	119
Amortization of debt issuance costs and noncash interest expense	42	—
Stock-based compensation	4,034	5,133
Changes in current assets and liabilities:
Accounts receivable	839	(2,448)
Inventory	(6,093)	(4,540)
Prepaid expenses and other assets	2,291	(1,735)
Accounts payable	(8,699)	7,459
Accrued expenses	677	(2,369)
Deferred revenue	(1,030)	(4,459)
Other liabilities	(11)	963
Net cash used in operating activities	(42,774)	(55,723)

Cash flows from investing activities:
(Increase) decrease in restricted cash	(2,245)	58
Purchases of property, plant and equipment	(17,220)	(60,987)
Proceeds from sale of property and equipment	13	—
Proceeds from government grant	—	26,319
Purchase of investment	—	(13,000)
Net cash used in investing activities	(19,452)	(47,610)

Cash flows from financing activities:
Deferred offering costs	(756)	—
Proceeds from government grant	3,000	1,250
Proceeds from exercise of stock options	24	2,259
Proceeds from issuance of long-term debt	7,585	—
Payments on long-term debt	(2,648)	(3,955)
Payments on capital lease obligations	(278)	(278)
Net proceeds from issuance of redeemable convertible preferred stock	99,590	—
Net cash provided by (used in) financing activities	106,517	(724)

Effect of foreign exchange rates on cash and cash equivalents	76	261
Net increase (decrease) in cash and cash equivalents	44,367	(103,796)
Cash and cash equivalents at beginning of period	70,510	457,122
Cash and cash equivalents at end of period	$114,877	$353,326
Supplemental cash flow information - cash paid for interest	$551	$485
Noncash investing and financing activities:
Issuance of note for consulting services	$830	$—
Purchase of equipment under capital leases	$423	$1,235
Equipment purchases included in accounts payable and accrued expenses	$1,423	$28,088
Issuance of common stock for investment	$—	$7,495

See notes to unaudited condensed consolidated financial statements.

4

A123 Systems, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Nature of the Business, Basis of Presentation, and Significant Accounting Policies

A123 Systems, Inc. (the ‘‘Company’’) was incorporated in Delaware on October 19, 2001 and has its corporate offices in Watertown, Massachusetts. The Company designs, develops, manufactures and sells advanced rechargeable lithium-ion batteries and battery systems and provides services to government agencies and commercial customers.

Basis of Presentation —The accompanying condensed consolidated financial statements and the related disclosures as of June 30, 2010 and for the three and six months ended June 30, 2009 and 2010 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (‘‘SEC’’) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.  These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2010.  The December 31, 2009 condensed consolidated balance sheet included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP for complete financial statements.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of June 30, 2010 and results of its operations for the three and six months ended June 30, 2009 and 2010, and its cash flows for the six months ended June 30, 2009 and 2010. The interim results for the three and six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

Principles of Consolidation—The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company balances and transactions have been eliminated in consolidation. The Company’s investment in a variable interest entity (‘‘VIE’’), of which the Company is the primary beneficiary, is consolidated.

Use of Estimates—The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expense and related disclosures. The Company bases estimates and assumptions on historical experience and on various other factors that it believes to be reasonable under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis. The Company’s actual results may differ from these estimates under different assumptions or conditions.

Revisions to Amounts Previously Presented—Certain prior period amounts have been reclassified to conform to the current period presentation.  Production start-up expenses for the three and six months ended June 30, 2009, relating to the Company’s facility in Livonia, Michigan,  have been reclassified from general and administrative expenses to production start-up expenses in the condensed consolidated statements of operations.

Government Grants—The Company recognizes government grants when there is reasonable assurance that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. Government grants are recognized in the condensed consolidated statements of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the government grant is intended to compensate. Specifically, when government grants are related to reimbursements for cost of revenues or operating expenses, the government grants are recognized as a reduction of the related expense in the condensed consolidated statements of operations. For government grants related to reimbursements of capital expenditures, the government grants are recognized as a reduction of the basis of the asset and recognized in the condensed consolidated statements of operations over the estimated useful life of the depreciable asset as reduced depreciation expense.

The Company records government grants receivable in the condensed consolidated balance sheets in prepaid expenses and other current assets or deposits and other assets, depending on when the amounts are expected to be received from the government agency. Proceeds received from government grants prior to expenditures being incurred are recorded as restricted cash and other current liabilities or other long-term liabilities, depending on when the Company expects to use the proceeds.

The Company classifies in the condensed consolidated statements of cash flows grant proceeds received in advance of spending for qualified expenditures as a cash flow from financing activities, as the proceeds are used to assist in funding future expenditures. Grant proceeds received as reimbursements for capital expenditures previously incurred are classified in cash flows from investing activities and grant proceeds received as reimbursements for operating expenditures previously incurred are classified in cash flows from operating activities.

5

Revenue Recognition—The Company recognizes revenue from the sale of products and delivery of services, including governmental contracts. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the price to the buyer is fixed or determinable, and collectability is reasonably assured. If sales arrangements contain multiple elements, the Company evaluates the agreements to determine if separate units of accounting exist within the arrangement. If separate units of accounting exist within an arrangement, the Company allocates revenue to each element based on the relative selling price of each of the elements.

Effective January 1, 2010, the Company early adopted the new accounting standards for revenue recognition related to multiple-deliverable revenue arrangements. Under the new authoritative guidance, each deliverable within a multiple-element revenue arrangement is accounted for as a separate unit of accounting if both of the following criteria are met: (1) the delivered item or items have value to the customer on a standalone basis and (2) for an arrangement that includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the Company’s control. The Company considers a deliverable to have standalone value if the Company sells this item separately or if the item is sold by another vendor or could be resold by the customer. Further, the Company’s revenue arrangements generally do not include a general right of return relative to delivered products. Deliverables not meeting the criteria for being a separate unit of accounting are combined with a deliverable that does meet that criterion. The appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting.

In accordance with the new authoritative guidance, the Company allocates arrangement consideration to each deliverable in an arrangement based on its relative selling price. The Company determines selling price using vendor-specific objective evidence (“VSOE”), if it exists; otherwise, the Company uses third-party evidence (“TPE”). If neither VSOE nor TPE of selling price exists for a unit of accounting, the Company uses estimated selling price (“ESP”).

VSOE is generally limited to the price charged when the same or similar product is sold separately. If a product or service is seldom sold separately, it is unlikely that the Company can determine VSOE for the product or service. In most cases, VSOE of selling price is an average price of recent actual transactions that are priced within a reasonable range. TPE is determined based on the prices charged by the Company’s competitors for a similar deliverable when sold separately. It may be difficult for the Company to obtain sufficient information on competitor pricing to substantiate TPE and, therefore, the Company may not always be able to use TPE.

If the Company is unable to establish selling price using VSOE or TPE, and the new or materially modified arrangement was entered into after the implementation date of January 1, 2010, the Company will use ESP in the allocation of arrangement consideration. The objective of ESP is to determine the price at which the Company would transact if the product or service were sold on a standalone basis. The Company’s determination of ESP involves a weighting of several factors based on the specific facts and circumstances of the arrangement. Because of the nature of the business and history with providing services and manufacturing products for various applications, the Company performs an initial assessment on the nature of the services that will be provided by estimating the cost to provide those services plus an estimated profit margin. The Company performs the same assessment on new products by estimating the per unit cost to manufacture the product plus an estimated profit margin. The estimated profit margins initially used in the assessment are based on the Company’s profit objectives which will be adjusted based on other considerations such as pricing of similar products and services, characteristics of the specific market, ongoing pricing strategy and policies and value of any enhancements in functionality included in the deliverable.

The Company plans to analyze the selling prices used in the allocation of arrangement consideration at a minimum on an annual basis. Selling prices will be analyzed on a more frequent basis if a significant change in the business necessitates a more timely analysis or if the Company experiences significant variances in selling prices.

Product Revenue

Product revenue is generally recognized upon transfer of title and risk of loss, which is generally upon shipment, unless an acceptance period exists. In general, the Company’s customary shipping terms are FOB shipping point or free carrier. In instances where customer acceptance of a product is required, revenue is either recognized (i) upon shipment when the Company is able to demonstrate that the customer specific objective criteria have been met or (ii) upon the earlier of customer acceptance or expiration of the acceptance period.

The Company provides warranties for its products and records the estimated costs as a cost of revenue in the period the revenue is recorded. The Company’s standard warranty period extends one to five years from the date of delivery, depending on the type of product purchased and its application. The warranties provide that the Company’s products will be free from defects in material and workmanship and will, under normal use, conform to the specifications for the product. The warranties further provide that the Company will repair the product or provide replacement parts at no charge to the customer. When the Company is unable to reasonably determine its obligation for warranty of new products, revenue from the sale of the products is deferred until expiration of the warranty period or until such time as the warranty obligation can be reasonably estimated.

6

Services Revenue

Revenue from services is recognized as the services are performed consistent with the performance requirements of the contract using the proportional performance method. Where arrangements include milestones or governmental approval that impact the fees payable to the Company, revenue is limited to those amounts whereby collectability is reasonably assured. The Company recognizes revenue earned under time and materials contracts as services are provided based upon actual costs incurred plus a contractually agreed-upon profit margin. The Company recognizes revenue from fixed-price contracts using the proportional performance method based on the ratio of costs incurred to estimates of total expected project costs in order to determine the amount of revenue earned to date. Project costs are based on the direct salary and associated fringe benefits of the employees on the project plus all direct expenses incurred to complete the project that are not reimbursed by the client. The proportional performance method is used since reasonably dependable estimates of the revenues and costs applicable to various stages of a contract can be made. These estimates are based on historical experience and deliverables identified in the contract and are indicative of the level of benefit provided to the Company’s clients. There are no costs that are deferred and amortized over the contract term.

Service revenue includes revenue derived from the execution of contracts awarded by the U.S. federal government, other government agencies and commercial customers. The Company’s research and development arrangements with the federal government or other government agencies typically require the Company to provide pure research, in which the Company investigates design techniques on new battery technologies. The Company’s arrangements with commercial customers consist of arrangements where the Company is paid to enhance or modify an existing product or to develop or jointly develop a new product to meet a customer’s specifications.

Pre-production costs related to long-term supply arrangements—Engineering, design and development costs for products sold under long-term supply arrangements are expensed as incurred in research, development and engineering expenses in the condensed consolidated statement of operations, unless the Company has a contractual guarantee for reimbursement from the customer.  Costs that have a contractual guarantee for reimbursement are capitalized and amortized as a cost of sales over the applicable term.  For the three and six months ended June 30, 2010, the Company expensed $0.2 million of pre-production costs related to long-term supply arrangements as research, development and engineering expense.  As of June 30, 2010, the Company capitalized $0.4 million of pre-production costs that have a contractual guarantee for reimbursement.

Production start-up—Production start-up expenses consist of salaries and personnel-related costs, site selection costs, including legal and regulatory costs, rent and the cost of operating a production line before it has been qualified for full production, including the cost of raw materials run through the production line during the qualification phase.  The Company expects to continue to incur production start-up expenses related to its facilities in Livonia and Romulus, Michigan. The Livonia facility is expected to begin qualification for production in the second half of 2010. The Romulus facility is expected to begin qualification for production in the first half of 2011.  During the three and six months ended June 30, 2010, the Company recorded production start-up expenses of $3.6 million and $5.4 million, of which $1.6 million related to materials, labor and overhead costs incurred in the qualification of the prismatic cell production line.

Fair Value of Financial Instruments—The carrying amount of cash, cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses approximates fair value due to the short-term nature of these items. Management believes that the Company’s debt obligations bear interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, the carrying values for these instruments approximate fair value.

Fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, GAAP establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. On a recurring basis, the Company measures certain financial assets and liabilities at fair value, including the Company’s cash equivalents.

The Company did not have any material items that are measured at fair value on a non-recurring basis under this requirement as of December 31, 2009 or June 30, 2010.

The following tables show assets measured at fair value on a recurring basis and the input categories associated with those assets (in thousands):

7

		As of December 31, 2009
	Fair Value at December 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Asset:
Money market funds	$447,368	$447,368	$—	$—

		As of June 30, 2010
	Fair Value at June 30, 2010	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Asset:
Money market funds	$331,432	$331,432	$—	$—

The Company’s cash equivalents consist of money market funds that approximate their face value.

Stock-Based Compensation—The Company accounts for all awards, including employee and director awards, by recognizing compensation expense based on the fair value of share-based transactions in the condensed consolidated financial statements.  The Company recognizes compensation expense over the vesting period using a ratable method (providing the minimum amount of compensation recorded is equal to the vested portion of the award, requiring a ratable method when necessary) and classifies these amounts in the condensed consolidated statements of operations based on the department to which the related employee reports. The Company uses the Black-Scholes valuation model to calculate the fair value of stock options, utilizing various assumptions.

The Company records equity instruments issued to non-employees as expense at their fair value over the related service period and periodically revalues the equity instruments as they vest.

Net Loss Per Share—Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the relevant period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of dilutive common shares outstanding during the relevant period. Dilutive shares outstanding are calculated by adding to the weighted shares outstanding any potential (unissued) shares of common stock and warrants based on the treasury stock method.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share, as the effect would have been anti-dilutive (in thousands):

	June 30,
	2009	2010
Convertible preferred stock upon conversion to common stock	61,374	—
Warrants to purchase redeemable convertible preferred stock	126	—
Warrants to purchase common stock	45	45
Options to purchase common stock	10,245	10,229
Unvested restricted stock units	—	198
	71,790	10,472

New Accounting Pronouncements—In June 2009, the FASB issued new accounting guidance which modifies the existing quantitative guidance used in determining the primary beneficiary of a VIE by requiring entities to qualitatively assess whether an enterprise is a primary beneficiary, based on whether the entity has (i) power over the significant activities of the VIE, and (ii) an obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE.  This guidance became effective for all new and existing VIE’s on January 1, 2010.  There was no significant impact on the Company’s condensed consolidated financial statements upon adopting this guidance.

During the second quarter of 2010, the Company elected to early adopt, as permitted by the guidance, the new accounting standards for revenue recognition for multiple-deliverable revenue arrangements.  The Company has prospectively (retroactive to January 1, 2010) applied the provisions of the new authoritative guidance to all revenue arrangements entered into or materially modified after January 1, 2010.  The adoption had no impact on previously reported amounts for the three months ended March 31, 2010.  This new authoritative guidance amends previously issued guidance to eliminate the residual method of allocation for multiple-deliverable revenue arrangements, and requires that arrangement consideration be allocated at the inception of an arrangement to all deliverables using the relative selling price method. The new authoritative guidance also establishes a selling price hierarchy for

8

determining the selling price of a deliverable, which includes (1) VSOE, if available, (2) TPE, if vendor-specific objective evidence is not available, and (3) ESP, if neither vendor-specific nor third-party evidence is available. Additionally, it expands the disclosure requirements related to a vendor’s multiple-deliverable revenue arrangements.  Adopting the new standard will allow the Company to allocate the arrangement consideration to multiple deliverables in an arrangement. The Company’s multiple-deliverable revenue arrangements may include any combination of engineering services, research and development services, prototypes, battery packs, battery system components and battery cells.

During the six months ended June 30, 2010, the adoption of this guidance had no material impact. The new accounting standards for revenue recognition, if applied in the same manner to the year ended December 31, 2009, would not have had a material impact on total net revenue for that fiscal year.

In January 2010, the FASB issued an update to the existing disclosure requirements related to fair value measurements which requires entities to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010.  There was no significant impact on the Company’s condensed consolidated financial statement disclosures for the adoption of this update as it relates to disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2.

In April 2010, the FASB issued an update to the accounting and reporting guidance for milestone based revenue arrangements.  This update provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Research or development arrangements frequently include payment provisions whereby a portion or all of the consideration is contingent upon the achievement of milestone events. An entity may only recognize consideration that is contingent upon the achievement of a milestone in its entirety in the period the milestone is achieved only if the milestone meets certain criteria. This update is effective prospectively for milestones achieved in fiscal years beginning on or after June 15, 2010. While the Company is still evaluating the potential impact of this guidance, the Company does not expect that the adoption of this update will have a material impact on its financial position, results of operations, or cash flows.

2.  Government Grants and Incentives

Center of Energy and Excellence Grant

In February 2009, the State of Michigan awarded the Company a $10.0 million Center of Energy and Excellence grant. Under the agreement, the State of Michigan will provide cost reimbursement for 100% of qualified expenditures incurred through November 30, 2011. Other than certain standard conditions, there are no conditions attached to this award that will require repayment of amounts received if those conditions are not met. The Company received $3.0 million of this grant in March 2009, with the remainder to be paid based on the achievement of certain milestones in the facility development. The Company used $2.2 million of these funds in the year ended December 31, 2009.  The Company used $0 and $0.8 million of these funds during the three and six months ended June 30, 2010, of which $0.7 million and $0.1 million was recorded as an offset to property, plant, and equipment and operating expenses, respectively, for the six months ended June 30, 2010.  In addition, the Company incurred allowable costs of $31,000 and $1.5 million during the three and six months ended June 30, 2010, respectively, which was recorded as a receivable in prepaid expense and other current assets and as an offset to property, plant, and equipment and operating expenses.

Michigan Economic Growth Authority

In April 2009, Michigan Economic Growth Authority (“MEGA”) offered the Company certain tax incentives, which can be used to offset the Michigan Business Tax owed in a tax year, carried forward for the number of years specified by the agreement, or be paid to the Company in cash at the time claimed to the extent the Company does not owe a tax. The terms and conditions of the High-Tech Credit were established in October 2009 and the Cell Manufacturing Credit in November 2009.

High Tech Credit—The High-Tech Credit agreement provides the Company with a 15-year tax credit, beginning with the 2011 fiscal year. The credit will be calculated as qualified wages and benefits, multiplied by the Michigan personal income tax rate beginning in the tax year the credit is sought. The proceeds to be received by the Company will be based on the number of jobs created, qualified wages paid and tax rates in effect over the 15 year period. The tax credit is subject to a repayment provision in the event the Company relocates a substantial portion of the jobs outside the state of Michigan within 15 years from the date the Company first receives the credit. There is no impact to the condensed consolidated financial statements as of June 30, 2010.

Cell Manufacturing Credit—The Cell Manufacturing Credit agreement authorizes a credit for the Company equal to 50% of capital investment expenses related to the construction of the Company’s integrated battery cell manufacturing facilities in Michigan, commencing January 1, 2009, up to a maximum of $100.0 million over a four year period. The credit shall not exceed $25.0 million per year and can be submitted for reimbursement beginning in tax year 2012. The Company is required to create 300 jobs no later than

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December 31, 2016 for the tax credit to be non-refundable. The tax credit is subject to a repayment provision in the event the Company relocates 51% or more of the 300 jobs outside of the state of Michigan within three years after the last year the tax credit is received. Through June 30, 2010, the Company has incurred $60.4 million in expenses related to the construction of the Livonia and Romulus facilities. When the Company has met the filing requirements for the tax year ending December 31, 2012, the Company expects to receive $30.2 million in refundable tax credits related to these expenses. There is no impact to the condensed consolidated financial statements as of June 30, 2010.  The Company will record the receivable when it is probable that it will comply with the conditions of the grant and receipt of the grant.  At that time, the Company would reduce the basis in the fixed assets acquired under the grant by $26.7 million and record $3.5 as reimbursement for expenses previously incurred.

Michigan Economic Growth Authority Loan

The State of Michigan also granted the Company a low interest forgivable loan of up to $4.0 million effective August 2009 with the objective of conducting advance vehicle technology operations to promote and enhance job creation within the State of Michigan. To receive advances under the loan, the Company is required to achieve certain key milestones related to the development of the manufacturing facility. The note will accrue interest of 1% per annum from the date of the initial advance, and the Company will have no obligation to pay any principal or interest until August 2012. If the Company creates 350 full time jobs by August 2012 and maintains the jobs in the State of Michigan for three years after the end of the loan, the entire debt will be forgiven. The Company has not yet met the first milestone required to receive the initial advance from the loan, and as such, there is no impact to the condensed consolidated financial statements as of June 30, 2010.

U.S. Department of Energy Battery Initiative

In December 2009, the Company entered into an agreement establishing the terms and conditions of a $249.1 million grant awarded under the Department of Energy (“DOE”) Battery Initiative to support manufacturing expansion of new lithium-ion battery manufacturing facilities in Michigan. Under the agreement, the DOE will provide cost reimbursement for 50% of qualified expenditures incurred from December 1, 2009 to November 30, 2012. The agreement also provides for reimbursement of pre-award costs incurred from June 1, 2009 to November 30, 2009. Other than certain standard conditions, there are no conditions attached to this award that will require repayment of amounts received if those conditions are not met. For the three and six months ended June 30, 2010, the Company received $0 million and $6.1 in reimbursement, respectively, for costs incurred in 2009, of which $5.7 million related to offsets to property, plant and equipment and $0.4 million related to offsets to operating expenses. For the three and six months ended June 30, 2010, the Company received $22.3 million in reimbursement for costs incurred in 2010, of which $20.6 million related to offsets to property, plant and equipment and $1.7 million related to operating expenses.  The Company has incurred additional allowable costs in the six months ended June 30, 2010, entitling the Company to receive $1.7 million in reimbursement.  The Company recorded the $1.7 million receivable in prepaid expenses and other current assets in the consolidated balance sheets of which $1.2 million is an offset to deposits for purchases of equipment, included in other long-term assets in the condensed consolidated balance sheets, and the remaining $0.5 million as an offset to operating expenses in the condensed consolidated statements of operations.

Department of Energy, Labor and Economic Growth (“DELEG”)

In December 2009, the State of Michigan awarded the Company $2.0 million to assist in funding the Company’s smart grid stabilization project, the purpose of which is to develop and improve the quality of application of energy efficient technologies and to create or expand the market for such technologies. The Company received the initial advance of $0.9 million in December 2009, and through June 30, 2010, the Company incurred $0.3 million in allowable costs which was recorded as an offset to operating expenses.  The Company will receive the remainder of the grant upon expending 90% of the initial advance.  As of June 30, 2010, $0.6 million is included in short-term restricted cash and other current liabilities.

City of Livonia Personal Property Tax Exemption

The Company entered into an agreement with the City of Livonia allowing 100% exemption from personal property taxes by Livonia on all new personal property during the exemption period commencing on December 31, 2009 and continuing for fourteen years through December 31, 2023. The Company is required to invest at least $24.0 million in personal property and create or locate 350 new jobs in the eligible district to receive the exemption. If the Company relocates operations, jobs or activities outside the City of Livonia on or before May 31, 2016 such that employment is 175 jobs or less, the Company is required to repay all or a portion of the property taxes exempted. There is no impact to the condensed consolidated financial statements as of June 30, 2010 as a result of this agreement.

Michigan Strategic Fund Renaissance Zone Development

In May 2010, the Company entered into a Renaissance Zone Development agreement with the Michigan Strategic Fund and the property owners for the site leased by the Company in Romulus, Michigan.  Under the terms of the agreement, the Company may receive exemptions, deductions, credits or other benefits if it invests a certain amount of capital, creates a certain number of jobs and

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complies with other standard conditions related to its facility in Romulus, Michigan.  As of June 30, 2010, the Company has not yet met the conditions to be eligible to receive any of the Renaissance Zone benefits.  There is no impact to the condensed consolidated financial statements as of June 30, 2010 as a result of this agreement.

3.  Inventory

Inventory consists of the following (in thousands):

	December 31, 2009	June 30, 2010
Raw materials	$7,726	$9,837
Work-in-process	25,139	31,230
Finished goods	4,573	621
	$37,438	$41,688

4.  Property, Plant and Equipment

For government grants related to capital expenditures, the Company recognizes the reimbursement as a reduction of the basis of the asset and a reduction to depreciation expense over the useful life of the asset.   Property, plant and equipment consists of the following (in thousands):

	December 31, 2009	June 30, 2010
Computer equipment and software	$7,005	$9,608
Furniture and fixtures	1,585	2,791
Automobiles	385	400
Machinery and equipment	66,934	71,578
Buildings	6,900	7,039
Leasehold improvements	9,224	18,021
Assets in progress	9,126	60,105
Property, plant and equipment, basis	101,159	169,542
Less reduction for costs reimbursed under government grants	1,100	19,080
Property, plant and equipment, carrying value	100,059	150,462
Less net accumulated depreciation and amortization	28,397	33,891
Property, plant and equipment, net	$71,662	$116,571

The Company has deposits for equipment not yet received of $17.0 million and $34.1 million at December 31, 2009 and June 30, 2010, respectively, included within deposits and other assets in the condensed consolidated balance sheets.  These deposits are reported net of contra deposit balances related to reimbursements under government grants of $6.7 million and $12.7 million at December 31, 2009 and June 30, 2010, respectively.

Computer equipment under capital lease consists of the following (in thousands):

	December 31, 2009	June 30, 2010
Computer equipment and software, at cost	$1,624	$2,547
Less accumulated depreciation	(855)	(936)
Computer equipment and software, net	$769	$1,611

Net depreciation expense for the three months ended June 30, 2009 and 2010 and for the six months ended June 30, 2009 and 2010 was $2.9 million, $3.9 million, $5.3 million and $7.5 million, respectively.  For the three and six months ended June 30, 2010, the Company recorded $0.1 million as a reduction to depreciation expense related to reduced carrying value due to government grant reimbursements.  There was no reduction to depreciation expense recorded for either the three or six months ended June 30, 2009.

5.  Intangible Assets

Intangible assets consist of the following (in thousands):

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		December 31, 2009			June 30, 2010
	Useful Life		Accumulated			Accumulated
Intangible Asset Class	(Years)	Gross	Amortization	Net	Gross	Amortization	Net
Contractual backlogs	1-3	$497	$497	$—	$497	$497	$—
Customer relationships	5-17	640	394	246	629	396	233
Patented technology	4-5	2,473	1,855	618	2,394	2,008	386
Specialty-trained workforce	4	60	44	16	60	51	9
Trademarks and trade names	Indefinite	374	—	374	102	—	102
		$4,044	$2,790	$1,254	$3,682	$2,952	$730

Amortization expense for intangible assets for the three months ended June 30, 2009 and 2010 and for the six months ended June 30, 2009 and 2010 was $0.2 million, $0.1 million, $0.4 million, and $0.2 million, respectively. The remaining net book value of the intangible assets will be amortized over a weighted-average period of approximately 2.97 years as of December 31, 2009.

6.  Investment

In January 2010, the Company entered into an agreement to purchase preferred stock of a maker of plug-in hybrid electric vehicles in the United States (the “Automaker”).  The Company agreed to invest cash of $13.0 million and shares of the Company’s common stock, which, when transferred to the Automaker, had a fair market value of $7.5 million.  As of June 30, 2010, all cash and stock consideration had been transferred to the Automaker in return for preferred stock of the Automaker.  The Company is accounting for its investment under the cost method.

In conjunction with the investment, the Company entered into a supply agreement with the Automaker to supply battery systems for its plug-in hybrid electric vehicle programs. Through June 30, 2010, the Company has recorded $0.3 million of revenue related to shipments of products to the Automaker.  The balance due from the Automaker as of June 30, 2010, of $0.3 million, is included within accounts receivable on the Company’s condensed consolidated balance sheet.

The Company recognizes revenue on product shipments to the Automaker, within the condensed consolidated statements of operations, when all revenue recognition criteria are met.

7.  Commitments and Contingencies

In June 2010, the Company entered into a supply agreement for a raw material component which included commitments to purchase minimum product volumes for each of the years ending December 31, 2010 through December 31, 2013.  If the Company’s purchase volumes during any year fail to meet the minimum purchase commitments, it is required to pay the seller a variance payment for the difference between the amount actually purchased in that calendar year and the annual minimum purchase commitment for that calendar year.  The Company will receive a credit for the amount of the variance payment to be applied to purchases in the following year and will have until April 1, 2015 to reclaim any variance payments resulting from the minimum purchase commitments for calendar years 2012 or 2013.  This arrangement qualifies as a normal purchase and normal sales contract.  For the three and six months ended June 30, 2010, the Company has purchased $1.7 million and $2.1 million under this supply agreement.  The amounts of purchase commitments by year are as follows (in thousands):

Purchase Commitment

Remaining portion of 2010	$4,584
2011	12,950
2012	18,500
2013	18,500

Total future purchase commitments	$54,534

In May 2010, the Company entered into a Lease Agreement (the “Waltham Lease”) for approximately 97,000 square feet of office, research, lab and light manufacturing space in Waltham, Massachusetts for an initial term of ten years, expected to commence on April 1, 2011, with the option to extend for an additional five years.  The total cash obligation for base rent over the initial term of the Waltham Lease is $25.3 million.  In addition to base rent, the Company is also responsible for its share of electricity cost and its pro rata share of increases in operating expenses.  The landlord has agreed to provide the Company with an allowance for certain construction costs incurred. In connection with the Waltham Lease, the Company provided the landlord a security deposit of $1.0 million in the form of an irrevocable letter of credit.

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Litigation—In November 2005, the Company received a letter asserting that it was infringing upon certain U.S. patents. In April 2006, the Company commenced an action in the United States District Court for the District of Massachusetts seeking a declaratory judgment that the patents in question were not infringed by the Company’s products and that the patents claiming to be infringed upon are invalid. On September 11, 2006, a countersuit was filed against the Company and two of its business partners in the United States District Court for the Northern District of Texas alleging infringement of these patents. In October 2006 and January 2007, the U.S. Patent and Trademark Office (“PTO”) granted the Company’s request for reexamination of the two patents. In January and February 2007, the two suits were stayed pending the reexamination. The reexaminations of the two patents were concluded on April 15, 2008 and May 12, 2009, respectively. The Company filed a motion to re-open the litigation in the United States District Court for the District of Massachusetts on June 11, 2009. On September 28, 2009, the Massachusetts court entered an order denying that motion, which the Company appealed on October 27, 2009 to the United States Court of Appeals for the Federal Circuit.  On July 22, 2009, the Company was sent a proposed Second Amended Complaint which the complainants intend to seek leave to file with the Texas court in light of the PTO’s reexaminations.  On August 27, 2009, Hydro-Quebec and UT filed a Motion for Leave to File Second Amended Complaint and Jury Demand in the United States District Court for the Northern District of Texas and the Company was granted several unopposed extensions to file its response.  Hydro-Quebec and UT filed for leave to file an Amended Motion for Leave to File Second Amended Complaint and Jury Demand on April 1, 2010 and the Company filed its opposition to this application on April 22, 2010.  The judge held a status hearing with the parties on May 14, 2010 and has entered a schedule for the case leading to a claim construction hearing in December 2010.  The Company has agreed to defend and indemnify the other named business partner for its legal costs in defending this litigation and any damages that may be awarded. The Company is unable to predict the outcome of this matter, and therefore no accrual has been established for this contingency.

On February 3, 2010, the Company received notice that LG Chem, Ltd., or LG Chem, filed applications in the 50th division of Seoul District Court for preliminary injunctions against six former employees who are now employed either by the Company or its Enerland subsidiary. The applications allege that these former employees violated the two-year non-competition clause in their employment contracts with LG Chem and that there is a likelihood that they are infringing LG Chem’s trade secrets by working for a competitor.  An initial court hearing was held on February 19, 2010 and a second hearing was held on March 19, 2010.  The court rendered a decision on this application on June 9, 2010, which reduced the post-termination non-competition term from two years to eighteen months and prohibited four of the six defendants from working at Enerland during the applicable balance of their respective non-compete terms, ranging from four months to eleven months.  The six defendants were also prohibited from using the alleged trade secrets that LG Chem submitted to the court.  LG Chem has not commenced any additional legal action against these former employees, the Company or Enerland; however, should they do so, such legal action could result in significant legal expenses and diversion of time by the Company’s technical and management personnel.

8.  Income Taxes

The Company provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year. Cumulative adjustments to the Company’s estimate are recorded in the interim period in which a change in the estimated annual effective rate is determined.  The Company’s provision for income taxes consists primarily of foreign taxes.

As of December 31, 2009, the Company has provided a liability of $0.6 million for uncertain tax positions related to various foreign income tax matters which are classified as other long-term liabilities in the Company’s condensed consolidated balance sheets. The uncertain tax positions as of December 31, 2009 exclude interest and penalties of $0.2 million which are classified as other long-term liabilities on the Company’s condensed consolidated balance sheets. These uncertain tax positions would impact the Company’s effective tax rate, if recognized. The Company does not expect that the amounts of uncertain tax positions will change significantly within the next 12 months.

The Company recognizes interest and penalties accrued related to uncertain tax positions in the provision for income taxes. During the three months ended June 30, 2009 and 2010 and the six months ended June 30, 2009 and 2010, the Company recognized approximately $0, $14,000, $14,000 and $27,000 in penalties and interest, respectively. The Company had approximately $0.2 million for the payment of penalties and interest accrued at June 30, 2010.

9.  Financing Arrangements

Long-Term Debt—Long-term debt consists of the following (in thousands):

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	December 31, 2009	June 30, 2010
Term loan	$12,069	$9,569
Enerland debt
Term loan 2	1,289	—
Technology funds loan	107	69
Korean government loans	429	312
Total	13,894	9,950
Less amounts classified as current	6,456	5,153
Long-term debt	$7,438	$4,797

Term Loan—The Company has a term loan agreement with a financial institution that is also a common shareholder. The Company has a term loan facility under the term loan agreement for $15.0 million.  The term loan facility is repayable over a 36-month period and accrues interest at prime plus 0.75%.

The term loan agreement requires the Company to comply with certain financial covenants, which include a minimum liquidity ratio calculation. The term loan agreement is collateralized by substantially all assets of the Company, excluding intellectual property, property and equipment owned as of December 31, 2005 and certain equipment located in China.

Enerland debt—The Company has the following outstanding obligations for its Enerland subsidiary:

• Term loan 2—On March 5, 2008, the Company entered into two loan agreements with a financial institution in the amounts of $1.3 million and $0.3 million which matured in 2010. The loans had a variable interest rate.  Term loan 2 was paid off during February 2010.

• Technology funds loan—The Company has a technology funds loan agreement amounting to $0.1 million with a variable interest rate. The weighted average interest rate for the loan as of June 30, 2010 was 4.86%. The loan matures in August 2011.

• Korean government loans—As a part of the Korean government’s initiative to promote and encourage the development of start-up companies in certain high technology industries, high technology start-up companies with industry leading technology or products are eligible for government loans.

Revolving Credit Facilities—The Company entered into a line of credit (“LOC”) for $8.0 million with a financial institution that is also a common stockholder. The line of credit accrues interest at prime (3.25% at December 31, 2009 and June 30, 2010).  The outstanding balance at December 31, 2009 and June 30, 2010 was $8.0 million. The LOC has a maturity date of September 24, 2010, and the Company is required to comply with the same financial covenants required under the Term Loan mentioned above.

10.  Stock-Based Compensation

Stock Incentive Plans and Stock-Based Compensation—During 2009, the Company’s Board of Directors approved the 2009 Stock Incentive Plan (the “2009 Plan”) which became effective on the closing of the Company’s initial public offering (“IPO”) on September 24, 2009.  The 2009 Plan originally provided for the grant of qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards for the purchase of shares of the Company’s common stock to the Company’s employees, officers, directors, and outside consultants.  Up to an aggregate of 3,000,000 shares of Company’s common stock, subject to increase on an annual basis, are reserved for future issuance under the 2009 Plan.  Shares of common stock reserved for issuance under the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) that remained available for issuance immediately prior to closing of the IPO and any shares of common stock subject to awards under the 2001 Plan that expired, terminated, or were otherwise forfeited, canceled or repurchased by the Company prior to being fully exercised were added to the number of shares available under the 2009 Plan, up to a maximum of 500,000 shares.  During the year ended December 31, 2009, and the six months ended June 30, 2010, 378,792 and 121,208 shares from the 2001 Plan were added to the number of shares available under the 2009 Plan, respectively.  No additional shares from the 2001 Plan will be added to the 2009 Plan.  On January 1, 2010, 5,000,000 shares were added to the 2009 Plan in connection with the annual increase.  At June 30, 2010, stock awards outstanding under the 2009 Plan included stock options and restricted stock units.  As of June 30, 2010, the Company had 6,480,971 stock-based awards available for future grant under the 2009 Plan and no stock-based awards available for future grant under the 2001 Plan.

Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the service period (generally the vesting period of the equity grant). The following table presents stock-based compensation expense included in the Company’s condensed consolidated statements of operations (in thousands):

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	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Cost of revenue	$581	$478	$747	$893
Research, development and engineering	1,339	1,110	1,940	2,072
Sales and marketing	229	97	344	395
General and administrative	676	961	1,003	1,773
Total	$2,825	$2,646	$4,034	$5,133

The Company has capitalized an immaterial amount of stock-based compensation as a component of inventory.

As of June 30, 2010, there was approximately $35.5 million of total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the plans, which is expected to be recognized over a weighted-average period of 2.71 years.

Stock Options—Stock options generally vest over a four-year period and expire 10 years from the date of grant. Upon option exercise, the Company issues shares of common stock.

The following table summarizes stock option activity for the six months ended June 30, 2010:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In thousands)			(In thousands)
Outstanding - January 1, 2010	10,640	$5.98	7.40	$175,122
Granted	1,513	10.57
Exercised	(1,596)	1.48
Forfeited	(328)	8.39
Outstanding - June 30, 2010	10,229	$7.29	7.70	$29,633
Vested or expected to vest - June 30, 2010	9,824	$7.14	7.64	$29,456
Options exercisable - June 30, 2010	5,038	$4.75	6.63	$24,662

The Company estimates the fair value of stock options granted using the Black-Scholes option-pricing model and assumptions as to the fair value of the common stock on the grant date, expected term, expected volatility, risk-free rate of interest and an assumed dividend yield.  Options are granted with an exercise price equal to the fair value of the common stock as of the date of grant.  Prior to the Company’s IPO, fair value was determined by the Board of Directors.  For awards granted subsequent to the Company’s IPO, the fair value of the common stock is generally determined based on the closing price of the stock on the Nasdaq Global Market on the grant date.  In addition, due to the Company’s limited historical data, the Company estimated the expected volatility of its common stock at the date of grant based on the historical volatility of comparable public companies over the option’s expected term. The Company calculated the expected life of options using the simplified method as prescribed by the Stock Compensation Subtopic of the FASB Codification, due to the Company’s limited historical data.  The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for maturities similar to the expected term. Compensation expense is amortized on a straight-line basis over the requisite service period of the options, which is generally four years.

The Black-Scholes model assumptions for the periods set forth below are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Risk-free interest rate	2.7 - 3.2%	2.8 - 3.3%	2.7 - 3.2%	2.8 - 3.3%
Expected life	6.25 years	6.25 years	6.25 years	6.25 years
Expected volatility	73%	74%	73%	74%
Expected dividends	0%	0%	0%	0%

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The weighted average grant date fair value of options granted during the three months ended June 30, 2009 and 2010 and during the six months ended June 30, 2009 and 2010 was $6.37, $6.94,  $9.48, and $7.14, respectively. The intrinsic value of options exercised during the three months ended June 30, 2009 and 2010 and during the six months ended June 30, 2009 and 2010 was $0.1 million, $5.6 million, $4.7 million, and $22.8 million, respectively.

The Company received $13,000 and $1.8 million in cash from option exercises during the three months ended June 30, 2009 and 2010, respectively and $24,000 and $2.3 million in cash from option exercises during the six months ended June 30, 2009 and 2010, respectively.

Restricted Stock Units—During the three months ended June 30, 2010, the Company granted restricted stock unit awards to certain executives.  The restricted stock unit awards generally vest over a four-year period and upon vesting the Company issues shares of common stock.  The following table summarizes the Company’s restricted stock unit award activity for the six months ended June 30, 2010:

	Shares	Weighted Average Fair Value
	(In thousands)
Non-vested - January 1, 2010	—	$—
Granted	198	10.11
Vested	—	—
Forfeited	—	—
Non-vested - June 30, 2010	198	$10.11

The fair value of restricted stock unit awards is determined based on the closing price of the Company’s common stock on the Nasdaq Global Market on the grant date.

11.  Subsequent Events

In July 2010, the Company entered into a Lease Agreement (the “Lease”) for approximately 67,000 square feet of office, research and development, assembly, fabrication and warehouse space in Westborough, Massachusetts.  The lease term is from July 2010 through January 2021, and provides for the option to extend for one additional term of five years and the option for the Company to terminate the Lease in February 2016.  The total cash obligation for the base rent over the initial term of the Lease is approximately $4.4 million.  In addition to the base rent, the Company is also responsible for its share of operating expenses and taxes, including, but not limited to, insurance, real estate taxes, and common area maintenance costs.  In connection with the Lease, the Company provided a security deposit of approximately $156,000 to the landlord in the form of an irrevocable, unconditional, negotiable letter of credit.  The landlord has agreed to provide the Company with allowances totaling approximately $0.6 million for certain upgrades and repairs to be made by the Company.

The Company has evaluated the period from June 30, 2010, the date of the financial statements, to the date of the issuance and filing, and has determined that no material subsequent events have occurred, other than the event described above, that would affect the information presented in these financial statements or require additional disclosure.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this Quarterly Report on Form 10-Q and the audited consolidated financial statements and notes thereto and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2010. This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors,” set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q and set forth in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on March 15, 2010 and elsewhere in this Quarterly Report. The forward-looking statements in this Quarterly Report on Form 10-Q represent our views as of the date of this Quarterly Report on Form 10-Q. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Quarterly Report on Form 10-Q.

Overview

We design, develop, manufacture and sell advanced, rechargeable lithium-ion batteries and battery systems. Our target markets are the transportation, electric grid services and commercial markets.

We market and sell our products primarily through a direct sales force. In the transportation market, we are focusing sales of our batteries and battery systems to automotive and heavy duty vehicle manufacturers either directly or through tier 1 suppliers. We work with automotive and heavy duty vehicle manufacturers directly to educate and inform them about the benefits of our technology for use in hybrid electric vehicles, or HEVs, plug-in hybrid electric vehicles, or PHEVs and electric vehicles, or EVs, and are engaged in design and development efforts with several automotive and heavy duty vehicle manufacturers and tier 1 suppliers. At the same time, we work with tier 1 suppliers who are developing integrated solutions using our batteries. In the electric grid services market, our agreements were initiated directly by our sales force. In the commercial market, our sales are made both directly and indirectly through distributors with key accounts managed by our sales personnel. We have entered into an exclusive agreement to license certain of our technology in the field of commercial electronic devices (excluding power tools and certain other consumer products) and expect to receive royalty fees on net sales of licensed products that include our technology. We expect to continue to expand our sales presence in Europe and Asia as our business in those regions continues to grow. We expect international markets to provide increased opportunities for our products.

Our sales cycles vary by product and market segment. Most of our batteries and battery systems typically undergo a lengthy development and qualification period prior to commercial production. We expect that the total time from customer introduction to commercial production will range up to five years depending on the specific product and market served. Our long and unpredictable sales cycles and the potential large size of battery supply and development contracts cause our period-to-period financial results to be susceptible to significant variability. Since most of our operating and capital expenses are incurred up-front based on the anticipated timing of estimated design wins and customer orders, the loss or delay of any such orders could have a material adverse effect on our results of operations for any particular period. The variability in our period-to-period results will also be driven by likely period-to-period variations in product mix and by the seasonality experienced by some of the end markets into which we sell our products.  In the electric grid market, revenue recognition will be volatile due to the timing of deployment, delivery, and system testing.  As such, the timing of these events will significantly affect the comparison of period-to-period revenues.

We have been expanding our manufacturing capacity since inception, including the current expansion of our Livonia and Romulus, Michigan facilities, and we intend to further expand our manufacturing capacity by constructing more manufacturing lines primarily in Michigan.  We are currently in transition as we are expanding capacity in anticipation of increased demand for our prismatic cells as we expect transportation product revenues to increase in future periods.  We intend to further accelerate the expansion of our manufacturing capacity subject to actual and anticipated future demand for our products and the receipt of stimulus funds from the U.S. and state governments.  In the first quarter of 2010, we began making investments against plans to further expand the final assembly capacity of our Michigan facilities.  Based on new design wins and our demand estimates, we have approved plans to increase our capacity in Michigan, resulting in a worldwide capacity of over 760MWh.  We believe that increases in production capacity have had, and will continue to have, a significant effect on our financial condition and results of operations. We have made and continue to make significant up-front investments in our manufacturing capacity, which negatively impact earnings and cash balances, but we expect these investments will increase our revenue in the long term.

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Our research and development efforts are focused on developing new products and improving the performance of existing products. We fund our research and development initiatives both from internal and external sources. As part of our development strategy, certain customers fund or partially fund research and development efforts to design and customize batteries and battery systems for their specific application.

We have continued to experience significant losses since inception, as we have continued to invest significantly to support the anticipated growth in our business. In particular, we have invested in product development and sales and marketing in order to meet product requirements of our target markets and to secure design wins that may lead to strong revenue growth and general and administrative overhead to develop the infrastructure to support the business. We have also invested in the expansion of our manufacturing capacity to meet anticipated demand and our battery systems capabilities to provide battery systems solutions to our customers. As our business grows, the key factors to improving our financial performance will be revenue growth and revenue diversification into the transportation and electric grid services markets. Our revenue growth and revenue diversification will depend on our ability to secure design wins in the transportation and electric grid services markets. Higher revenue will also increase gross profit, as higher production volumes will provide for increased absorption of manufacturing overhead and will reduce, on a percentage basis, the costs associated with increasing our production capacity.

In December 2009, we executed an agreement with the DOE regarding the terms and conditions of the $249.1 million grant awarded under the DOE’s Battery Initiative to fund the construction of new lithium-ion battery manufacturing facilities in Michigan. Under the DOE Battery Initiative, we are required to spend up to one dollar of our funds for every incentive dollar received. We are also negotiating a loan under the Advanced Technology Vehicles Manufacturing Loan Program, or the ATVM Program, to support this manufacturing expansion. Based on the amount of our grant award under the DOE Battery Initiative and the guidelines associated with the ATVM Program, we believe we will be permitted to borrow up to $233 million under the ATVM Program. We expect we will be required to spend one dollar of our own funds for every four dollars we borrow under the ATVM Program. The timing and the amount of any loan we may receive under the ATVM Program are currently not known by us, and, once disclosed to us, are subject to change and negotiation with the federal government.

In October 2009, we entered into a High-Tech Credit agreement with the Michigan Economic Growth Authority, or MEGA, pursuant to which we are eligible for a 15-year tax credit, beginning with the 2011 fiscal year. This credit has an estimated value of up to $25.3 million, depending on the number of jobs we create in Michigan. In November 2009, we entered into a Cell Manufacturing Credit agreement with MEGA pursuant to which we are eligible for a credit equal to 50% of our capital investment expenses commencing January 2009, up to a maximum of $100 million over a four-year period related to the construction of our integrated battery cell manufacturing plant. The credit shall not exceed $25 million per year beginning with the tax year of 2012. We are required to create 300 jobs no later than December 31, 2016 in order to receive the refundable tax credit. The tax credit is subject to a repayment provision in the event we relocate 51% or more of the 300 jobs outside of the State of Michigan within three years after the last year we received the tax credit. Through June 30, 2010 we have incurred expenses of $60.4 million related to the construction of our facilities, and we are expecting to receive approximately $30.2 million in refundable tax credits related to these expenses.  We will record the receivable when it is probable that we will comply with the conditions of the grant and the receipt of the grant.  At that time, we would reduce the basis in the assets acquired under the grant by $26.7 million and record $3.5 million as reimbursement for expenses previously incurred.

Financial Operations Overview

Revenue

We derive revenue from product sales and providing services.

Product Revenue.  Product revenue is derived from the sale of our batteries and battery systems. For the six months ended June 30, 2009 and 2010, product revenue represented 85% and 75% of our total revenue, respectively.

A significant portion of our revenue is generated from a limited number of customers. Our two largest customers (BAE Systems and AES Energy Storage, LLC) accounted for approximately 37% and 43% of our total revenue during the six months ended June 30, 2009 and 2010, respectively, and we expect that most of our revenue will continue to come from a relatively small number of customers for the foreseeable future. As we increase our focus on the transportation and electric grid markets, BAE Systems and AES Energy Storage will continue to represent a significant portion of our 2010 revenue, and the loss of BAE Systems or AES Energy as a customer could have a material adverse effect on our short-term revenue. Black & Decker has historically represented a significant portion of our revenue; however, we expect revenue from Black & Decker to continue to decline in future periods as we increase our focus on the transportation and electric grid markets and Black & Decker engages additional suppliers for its battery requirements. We expect the transportation market to be the largest portion of our revenue in the near and long term.

Services Revenue.  Services revenue is primarily derived from contracts awarded by the U.S. federal government, other government agencies and commercial customers. These activities range from pure research, in which we investigate design techniques on new battery technologies at the request of a government agency or commercial customer, to custom development projects in which

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we are paid to enhance or modify an existing product or develop a new product to meet a customer’s specifications. We expect to continue to perform funded research and development work and to use the technology developed to advance our new product development efforts. We expect that revenue from services will vary period-to-period depending on the timing of cash payments received and, if applicable, the achievement of milestones. We expect that services revenue will decrease as a percentage of our total revenue due to the expected increase in product revenue over the long-term.

Deferred Revenue.  We record deferred revenue for product sales and services in several different circumstances. These circumstances include (i) the products have been delivered or services have been performed but other revenue recognition criteria have not been satisfied (ii) payments have been received in advance of products being delivered or services being performed and (iii) when all other revenue recognition criteria have been met, but we are not able to reasonably estimate the warranty expense. Deferred revenue includes customer deposits and up-front fees associated with service arrangements. Deferred revenue expected to be recognized as revenue more than one year subsequent to the balance sheet date is classified as long-term deferred revenue. Deferred revenue will vary depending on the timing and amount of cash receipts from customers and can vary significantly depending on specific contractual terms. As a result, deferred revenue is likely to fluctuate from period-to-period. During 2008, we received and recorded as deferred revenue a $25.0 million up-front payment in connection with our license agreement with Gillette. Under our exclusive license agreement with Gillette, Gillette paid us an up-front fee of $22.5 million and a support fee of $2.5 million. Gillette will also be required to pay us an additional license fee following the completion of a support period. In addition, the agreement requires Gillette to pay us royalty fees on net sales of products that include our technology. We have agreed with Gillette that if, during a certain period following execution of the license agreement, we enter into an agreement with a third party that materially restricts Gillette’s license rights under the license agreement, then we may be required to refund to Gillette all license and support fees paid to us by Gillette under the license agreement, plus, in certain cases, an additional amount to cover Gillette’s capital and other expenses paid and/or committed by Gillette in reliance upon its rights under the license agreement. Revenue recognition is expected to commence two years from the date of the agreement, upon successful transfer of technology know how to Gillette. The license and support fee will be recognized on a straight-line basis over the longer of the patent term or the expected customer relationship.

Factors that May Affect Comparability

Public Company Expenses. In September 2009, we completed an initial public offering of shares of our common stock.  As a result, we are subject to laws, regulations, and requirements that we were not required to comply with as a private company, including the Sarbanes-Oxley Act of 2002, other SEC regulations and the requirements of the NASDAQ Global Market.  Compliance with these requirements requires us to increase our general and administrative expenses in order to pay consultants, legal counsel and independent registered public accountants to assist us in, among other things, instituting and monitoring a more comprehensive compliance and board governance function, establishing and maintaining internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and preparing and distributing periodic public reports in compliance with our obligations under the federal securities laws.  In addition, as a public company, it is more expensive for us to obtain and maintain directors’ and officers’ liability insurance.

Cost of Revenue and Gross Profit

Cost of product revenue includes the cost of raw materials, labor and components that are required for the production of our products, as well as manufacturing overhead costs (including depreciation), inventory obsolescence charges, and warranty costs.  Raw material costs, which are our most significant cost item over the past two years, have historically been stable, but increasing energy costs for some of our materials are expected to increase this cost. This increase may be partially offset by process innovation, dual sourcing of materials and increased volume if we achieve better economies of scale. We incur costs associated with unabsorbed manufacturing expenses prior to a factory operating at normal operating capacity. We expect these unabsorbed manufacturing costs, which include certain personnel, rent, utilities, materials, testing and depreciation costs, to increase in absolute dollars and as a percentage of revenue in the near term.

Cost of services revenue includes the direct labor costs of engineering resources committed to funded service contracts, as well as third-party consulting, and associated direct material and equipment costs. Additionally, we include overhead expenses such as occupancy costs associated with the project resources, engineering tools and supplies and program management expense.

Our gross profit/(loss) is affected by a number of factors, including the mix of products sold, customer diversification, the mix between product revenue and services revenue, average selling prices, foreign exchange rates, our actual manufacturing costs and costs associated with increasing production capacity until full production is achieved. As we continue to grow and build out our manufacturing capacity, and as new product designs come into production, our gross profit will continue to fluctuate from period-to-period.

Operating Expenses

Operating expenses consist of research, development and engineering, sales and marketing, general and administrative and production start-up expenses. Personnel-related expenses comprise the most significant component of these expenses. We expect to

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hire a significant number of new employees in order to support our anticipated growth. In any particular period, the timing of additional hires could materially affect our operating expenses, both in absolute dollars and as a percentage of revenue.

Research, Development and Engineering Expenses.  Research, development and engineering expenses consist primarily of expenses for personnel engaged in the development of new products and the enhancement of existing products, as well as lab materials, quality assurance activities and facilities costs and other related overhead.  These expenses also include pre-production costs related to long-term supply agreements unless reimbursement from the customer is contractually guaranteed.  Pre-production costs consist of engineering, design and development costs for products sold under long-term supply arrangements.  We expense all of our research, development and engineering costs as they are incurred. In the near term, we expect research, development and engineering expenses to increase in large part due to personnel-related expenses as we seek to hire additional employees, as well as contract-related expenses as we continue to invest in the development of our products.  Research, development and engineering expense is reported net of any funding received under contracts with governmental agencies and commercial customers that are considered to be cost sharing arrangements with no contractually committed deliverable. Accordingly, we expect that our research, development and engineering expenses will continue to increase in absolute dollars but decrease as a percentage of revenue in the long term.

Sales and Marketing Expenses.  Sales and marketing expenses consist primarily of personnel-related expenses, travel and other out-of-pocket expenses for marketing programs, such as trade shows, industry conferences, marketing materials and corporate communications, and facilities costs and other related overhead. We intend to hire additional sales personnel, initiate additional marketing programs and build additional relationships with resellers, systems integrators and strategic partners on a global basis. Accordingly, we expect that our sales and marketing expenses will continue to increase in absolute dollars but decrease as a percentage of revenue in the long term.

General and Administrative Expenses.  General and administrative expenses consist primarily of personnel-related expenses related to our executive, legal, finance, human resource and information technology functions, as well as fees for professional services and allocated facility overhead expenses. Professional services consist principally of external legal, accounting, tax, audit and other consulting services. We expect general and administrative expenses to increase as we incur additional costs related to operating as a publicly-traded company, including increased audit and legal fees, costs of compliance with securities, corporate governance and other regulations, investor relations expenses and higher insurance premiums, particularly those related to director and officer insurance. In addition, we expect to incur additional costs as we hire personnel and enhance our infrastructure to support the anticipated growth of our business. Accordingly, we expect that our general and administrative expenses will continue to increase in absolute dollars but decrease as a percentage of revenue in the long term.

Production Start-up Expenses.  Production start-up expenses consist of salaries and personnel-related costs, site selection costs, including legal and regulatory costs, rent and the cost of operating a production line before it has been qualified for full production, including the cost of raw materials run through the production line during the qualification phase.  We expect to incur additional production start-up expenses related to our facilities in Livonia and Romulus, Michigan in the near term. The Livonia facility is expected to begin qualification for production in the second half of 2010. The Romulus facility is expected to begin qualification for production in the first half of 2011.

Other Income (Expense), Net.  Other income (expense), net consists primarily of interest income on cash balances, interest expense on borrowings, change in fair value of preferred stock warrants and foreign currency-related gains and losses. We have historically invested our cash in money market investments. Our interest income will vary each reporting period depending on our average cash balances during the period and the current level of interest rates. Similarly, our foreign currency-related gains and losses will also vary depending upon movements in underlying exchange rates. Upon the closing of our IPO, all preferred stock warrants were converted to common stock warrants and we do not expect any gains or losses related to the change in the fair value of preferred stock warrants going forward.

Provision for Income Taxes.  Through June 30, 2010, we incurred net losses since inception and have not recorded provisions for U.S. federal income taxes since the tax benefits of our net losses have been offset by valuation allowances.

We have recorded a tax provision for foreign taxes associated with our foreign subsidiaries and state income taxes where our net operating loss deductions are limited by statutes.

Watt Hours Operating Metric

We measure our product shipments in watt hours, or Wh, which refers to the aggregate amount of energy that could be delivered in a single complete discharge by a battery. We calculate Wh for each of our battery models by multiplying the battery’s amp hour, or Ah, storage capacity by the battery’s voltage rating. For example, our 26650 battery is a 2.3 Ah battery that operates at 3.3 V, resulting in a 7.6 Wh rating. We determine a battery’s Ah storage capacity at a specific discharge rate and a specific depth of discharge. We do this by charging the battery to its top voltage and by discharging it to zero capacity (2 volt charge level). The Wh metric allows us and our investors to measure our manufacturing capacity and shipments, regardless of battery voltages and Ah specifications, utilizing a

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uniform and consistent metric.

Certain Trends and Uncertainties

The following represents a summary of certain trends and uncertainties, which could have a significant impact on our financial condition and results of operations. This summary is not intended to be a complete list of potential trends and uncertainties that could impact our business in the long or short term. The summary, however, should be considered along with the factors identified in the section titled “Risk Factors” set forth in Part II, Item 1A of this Quarterly Report on Form 10-Q, and elsewhere in this report.

•                We believe that our future revenues depend on our ability to develop, manufacture and market products that improve upon existing battery technology and gain market acceptance. If our battery technology is not adopted by our customers, or if our battery technology does not meet industry requirements for power and energy storage capacity in an efficient and safe design, our batteries will not gain market acceptance.

•                We build our manufacturing capacity based on our projection of future development and supply agreement wins. Increases in production capacity, have had, and will continue to have, an effect on our financial condition and results of operations. Our business revenues and profits will depend upon our ability to enter into and complete development and supply agreements, successfully complete these capacity expansion projects, achieve competitive manufacturing yields and drive volume sales consistent with our demand expectations.

•                Our revenues are expected to continue to come from a relatively small number of customers for the foreseeable future. The loss of one of our two most significant customers or several of our smaller customers, could materially harm our business.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements and related disclosures requires us to make estimates, assumptions and judgments that affect the reported amount of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions. Our most critical accounting policies are listed below.

•        Revenue recognition;

•        Product warranty obligations;

•        Inventory;

•        Impairment of goodwill and acquired intangible assets;

•        Impairment of long-lived assets;

•        Government grants;

•        Stock-based compensation;

•        Income taxes;

•        Investments in non-public companies.

We updated our critical accounting policies during the three months ended June 30, 2010 as follows:

Grants to Non-Employees.  Accounting for grants to non-employees is no longer considered a critical accounting policy as non-employee stock-based compensation expense does not currently have a material impact on our condensed consolidated financial statements.

Investments in Non-Public Companies.   Our investments held in non-public companies expose us to equity price risk. As of June 30, 2010, non-publicly traded investments of $20.5 million are accounted for using the cost method.  Strategic investments in third parties are subject to risk of changes in market value, which if determined to be other-than-temporary, could result in realized impairment losses, which could be material. We generally do not attempt to reduce or eliminate our market exposure in cost or equity

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method investments. We regularly monitor these non-publicly traded investments for impairment and record reductions in the carrying values when necessary. Circumstances that indicate an other-than-temporary decline include valuation ascribed to the issuing company in subsequent financing rounds, decreases in quoted market price and declines in operations of the issuer. There can be no assurance that cost or equity method investments will not face risks of loss.

During the three and six months ended June 30, 2010, there were no other significant changes in our critical accounting policies or estimates. See our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010, for additional information about our critical accounting policies, as well as a description of our other significant accounting policies.

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Results of Consolidated Operations

The following table sets forth selected condensed consolidated statements of operations data for each of the periods (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Revenue:
Product	$16,517	$15,558	$36,638	$35,332
Services	3,185	7,050	6,284	11,744

Total revenue	19,702	22,608	42,922	47,076

Cost of revenue:
Product	19,616	18,977	39,186	41,331
Services	2,661	6,580	4,505	10,735

Total cost of revenue	22,277	25,557	43,691	52,066

Gross loss	(2,575)	(2,949)	(769)	(4,990)

Operating expenses:
Research, development and engineering	11,587	13,832	22,814	27,948
Sales and marketing	2,245	3,366	4,227	6,166
General and administrative	5,990	8,804	12,273	17,044
Production start-up	179	3,606	179	5,417

Total operating expenses	20,001	29,608	39,493	56,575

Operating loss	(22,576)	(32,557)	(40,262)	(61,565)

Other income (expense):
Interest expense, net	(292)	(372)	(510)	(590)
Gain (loss) on foreign exchange	673	(1,226)	(115)	(981)
Unrealized loss on preferred stock warrant liability	(22)	—	(70)	—

Other income (expense), net	359	(1,598)	(695)	(1,571)

Loss from operations, before tax	(22,217)	(34,155)	(40,957)	(63,136)

Provision for income taxes	123	132	267	253

Net loss	(22,340)	(34,287)	(41,224)	(63,389)
Less: Net loss attributable to the noncontrolling interest	427	69	574	146

Net loss attributable to A123 Systems, Inc.	(21,913)	(34,218)	(40,650)	(63,243)

Accretion to preferred stock	(17)	—	(28)	—

Net loss attributable A123 Systems, Inc. common stockholders	$(21,930)	$(34,218)	$(40,678)	$(63,243)

Other Operating Data:
Shipments (in watt hours, or Wh) (in thousands)	17,028	14,563	27,663	30,815

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Three Months Ended June 30, 2009 and 2010

Revenue

	Three Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Revenue

Product
Transportation	$12,594	$10,457	$(2,137)	-17.0%
Commercial	3,923	5,085	1,162	29.6%
Electric grid	—	16	16	100.0%

Total product	16,517	15,558	(959)	-5.8%
Services	3,185	7,050	3,865	121.4%

Total revenue	$19,702	$22,608	$2,906	14.7%

Product Revenue. The decrease in sales to customers in the transportation industry of $2.1 million for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily due to a decrease in sales to BAE Systems of $2.4 million and a decrease in sales to Mercedes-Benz HighPerformanceEngines of $2.2 million due to the cancellation of the Mercedes-Benz program in 2009.  These decreases were partially offset by an increase of $2.5 million, primarily due to sales to new transportation customers.  Sales to customers in the commercial industry increased by $1.2 million.  In the commercial industry sales to Black & Decker and its affiliates decreased by $0.4 million and sales generated by our Enerland subsidiary decreased by $0.4 million.  Sales to other customers in the commercial industry increased by $2.0 million.

Services Revenue. The increase in services revenue was related to the increase in revenue from government agency research contracts, which was primarily due to a new project award granted.

Cost of Revenue and Gross Profit (Loss)

	Three Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Cost of revenue

Product	$19,616	$18,977	$(639)	-3.3%
Services	2,661	6,580	3,919	147.3%

Total cost of revenue	$22,277	$25,557	$3,280	14.7%

Gross profit (loss)

Product	$(3,099)	$(3,419)	$(320)	10.3%
Services	524	470	(54)	-10.3%

Total gross profit (loss)	$(2,575)	$(2,949)	$(374)	14.5%

Cost of Product Revenue. The decrease in cost of product revenue was primarily due to a decrease in product revenues.  In addition, due to low factory utilization, unabsorbed manufacturing expenses were $6.7 million for the three months ended June 30, 2009, compared to $4.8 million for the three months ended June 30, 2010, due to improved utilization of our coating and powder plants in support of the qualification of our prismatic cell production lines.

Cost of Services Revenues. The increase in costs of services revenue resulted from the increase in services revenues.

Product Gross Profit (Loss). We experienced a product gross loss during the three months ended June 30, 2010, primarily due to low factory utilization. Our future gross profit will be affected by numerous factors, including the build-out of our manufacturing capacity and the timing of the production of new product designs. For example, unabsorbed manufacturing expenses were $4.8 million during the three months ended June 30, 2010. As a result, our gross profit or loss will vary significantly from period-to period going forward.  In addition, gross profit decreased due to an unfavorable change in the mix of products sold in the three months ended June 30, 2010, as the three months ended June 30, 2009 included the sale of higher margin products in comparison to the three months ended June 30, 2010.

Services Gross Profit. Services gross profit decreased due to the increase in the cost of services and the timing of project milestones.   In addition, our services gross margin decreased due to the mix of government and commercial contracts in the three months ended June 30, 2010, as the three

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months ended June 30, 2009 included a greater percentage of higher margin contracts.

Operating Expenses

	Three Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Operating expenses

Research, development and engineering	$11,587	$13,832	$2,245	19.4%
Sales and marketing	2,245	3,366	1,121	49.9%
General and administrative	5,990	8,804	2,814	47.0%
Production start-up	179	3,606	3,427	1914.5%

Total operating expenses	$20,001	$29,608	$9,607	48.0%

Research, Development and Engineering Expenses. A portion of research, development and engineering expenses was offset primarily by cost-sharing funding. Our research, development and engineering expenditures are summarized as follows:

	Three Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Research, development and engineering expenditures

Aggregated research, development and engineering expenditures	$12,431	$15,257	$2,826	22.7%
Research, development and engineering reimbursements	844	1,425	581	68.8%

Research, development and engineering expenses	$11,587	$13,832	$2,245	19.4%

The increase in research, development and engineering expenses for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily attributable to an increase of $2.6 million in personnel-related expenses associated with an increase in research, development and engineering personnel who primarily focus on manufacturing process improvement, material science chemistry and battery and battery systems technology.  This increase was partially offset by a decrease in general product development and other research, development and engineering expenses of $0.4 million.  Research, development and engineering expense was 59% of revenue for the three months ended June 30, 2009, compared to 61% for the three months ended  June 30, 2010.

Sales and Marketing Expenses. The increase in sales and marketing expenses for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily attributable to an increase of $0.6 million in personnel-related expenses associated with an increase in sales and marketing headcount, in addition to an increase in marketing expenses related to trade shows, public relations, advertising, and other sales and marketing related expenses of $0.5 million.  Sales and marketing expense was 11% of revenue for the three months ended June 30, 2009, compared to 15% for the three months ended June 30, 2010.

General and Administrative Expenses. The increase in general and administrative expenses for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily due to an increase in personnel-related expenses of $1.7 million, associated with an increase in general and administrative headcount, and an increase in other general and administrative expenses of $1.1 million.  General and administrative expense was 30% of revenue for the three months ended June 30, 2009, compared to 39% for the three months ended June 30, 2010.

Production Start-up Expenses.  The increase in production start-up expenses for the three months ended June 30, 2010 compared to the three months ended June 30, 2009 was primarily due to increased costs incurred related to our manufacturing expansion at our Livonia and Romulus, Michigan facilities.  In addition, during the three months ended June 30, 2010, we incurred $1.6 million of production start-up expenses related to materials, labor and overhead costs incurred in the qualification of the prismatic cell production line.  Production start-up expenses were offset by approximately $1.2 million of government grant funding during the three months ended June 30, 2010.  There was no offset to production start-up expenses during the three months ended June 30, 2009.  Production start-up expense was 1% of revenue for the three months ended June 30, 2009, compared to 16% of revenue for the three months ended June 30, 2010.

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Other Income (Expense), Net

	Three Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Other income (expense), net

Interest expense, net	$(292)	$(372)	$(80)	27.4%
Gain (loss) on foreign exchange	673	(1,226)	(1,899)	282.2%
Unrealized loss on preferred stock warrant liability	(22)	—	22	-100.0%

Total other income (expense), net	$359	$(1,598)	$(1,957)	-545.1%

The change in interest, net for the three months ended June 30, 2010 was due to an increase in interest expense due on the total debt outstanding. The decrease in net foreign exchange gains for the three months ended June 30, 2010 is due to the effect of currency exchange rate changes, in particular changes in the U.S. Dollar - Korean Won exchange rate, on transactions that are non U.S. dollar denominated and charged or credited to earnings. The decrease in unrealized loss on preferred stock warrant liability was due to the conversion of the preferred stock warrants to common stock warrants in connection with our IPO.

Provision for Income Taxes. The provision for income taxes for the three months ended June 30, 2009 and 2010 was primarily related to foreign and state income taxes. We did not report a benefit for federal income taxes in the condensed consolidated financial statements as the deferred tax asset generated from our net operating loss has been offset by a full valuation allowance because it is more likely than not that the tax benefits of the net operating loss carry forward may not be realized.

Six Months Ended June 30, 2009 and 2010

Revenue

	Six Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Revenue

Product
Transportation	$25,673	$20,707	$(4,966)	-19.3%
Commercial	10,965	9,369	(1,596)	-14.6%
Electric grid	—	5,256	5,256	100.0%

Total Product	36,638	35,332	(1,306)	-3.6%
Services	6,284	11,744	5,460	86.9%

Total revenue	$42,922	$47,076	$4,154	9.7%

Product Revenue. The decrease in sales to customers in the transportation industry of $5.0 million for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily due to a decrease of sales to Mercedes-Benz HighPerformanceEngines of $6.9 million due to the cancellation of the Mercedes-Benz program in 2009.  This decrease was partially offset by an increase of $1.9 million, primarily due to sales to new transportation customers.   The decrease in sales to customers in the commercial industry of $1.6 million is due to a decrease of sales to Black & Decker and its affiliates of $4.9 million and a decrease in sales generated by our Enerland subsidiary of $0.7 million, which was attributable to the decline in demand for our radio controlled products.  Sales to other commercial customers increased by $4.0 million.

Services Revenue. The increase in services revenue was related to the increase in revenue from government agency research contracts, which was primarily due to a new project award granted.

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Cost of Revenue and Gross Profit (Loss)

	Six Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Cost of revenue

Product	$39,186	$41,331	$2,145	5.5%
Services	4,505	10,735	6,230	138.3%

Total cost of revenue	$43,691	$52,066	$8,375	19.2%

Gross profit (loss)

Product	$(2,548)	$(5,999)	$(3,451)	135.4%
Services	1,779	1,009	(770)	-43.3%

Total gross loss	$(769)	$(4,990)	$(4,221)	548.9%

Cost of Product Revenue. The increase in cost of product revenue was primarily due to an unfavorable change in the mix of products sold in the six months ended June 30, 2010. In addition, due to low factory utilization, unabsorbed manufacturing expenses were $11.5 million for the six months ended June 30, 2010, compared to $9.7 million for the six months ended June 30, 2010, due to improved utilization of our coating and powder plants in support of the qualification of our prismatic cell production lines.

Cost of Services Revenues. The increase in costs of services revenue resulted from the increase in services revenues.

Product Gross Profit (Loss). We experienced a product gross loss during the six months ended June 30, 2010, primarily due to low factory utilization. Our future gross profit will be affected by numerous factors, including the build-out of our manufacturing capacity and the timing of the production of new product designs. For example, unabsorbed manufacturing expenses were $9.7 million during the six months ended June 30, 2010. As a result, our gross profit or loss will vary significantly from period-to period going forward.  In addition, gross profit decreased due to an unfavorable change in the mix of products sold in the six months ended June 30, 2010, as the six months ended June 30, 2009 included the sale of higher margin products in comparison to the six months ended June 30, 2010.

Services Gross Profit. Services gross profit decreased due to the increase in the cost of services and the timing of project milestones.  In addition, our services gross margin decreased due to the mix of government and commercial contracts in the six months ended June 30, 2010, as the six months ended June 30, 2009 included a greater percentage of higher margin contracts.

Operating Expenses

	Six Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Operating expenses

Research, development and engineering	$22,814	$27,948	$5,134	22.5%
Sales and marketing	4,227	6,166	1,939	45.9%
General and administrative	12,273	17,044	4,771	38.9%
Production start-up	179	5,417	5,238	2926.3%

Total operating expenses	$39,493	$56,575	$17,082	43.3%

Research, Development and Engineering Expenses. A portion of research, development and engineering expenses was offset primarily by cost-sharing funding. Our research, development and engineering expenditures are summarized as follows:

	Six Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Research, development expenditures

Aggregated research, development and engineering expenditures	$24,441	$29,923	$5,482	22.4%
Research, development and engineering reimbursements	1,627	1,975	348	21.4%

Research, development and engineering expenses	$22,814	$27,948	$5,134	22.5%

The increase in research, development and engineering expenses for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily attributable to an increase of $3.7 million in personnel-related expenses associated with an increase in research, development and engineering personnel who primarily focus on manufacturing process improvement, material science chemistry and battery and battery systems technology, in addition to an increase in general product development and other research, development and engineering expenses of $1.4 million. Research, development and engineering expense as a percentage of

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revenue was 53% in the six months ended June 30, 2009, compared to 59% in the six months ended June 30, 2010.

Sales and Marketing Expenses. The increase in sales and marketing expenses for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily attributable to an increase of $0.9 million in personnel-related expenses associated with an increase in sales and marketing personnel, in addition to an increase in marketing expenses related to trade shows, public relations, advertising, and other sales and marketing related expenses of $1.0 million.  Sales and marketing expense was 10% of revenue for the six months ended June 30, 2009, compared to 13% for the six months ended June 30, 2010.

General and Administrative Expenses. The increase in general and administrative expenses for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily due to an increase in personnel-related expenses of $3.1 million associated with an increase in general and administrative personnel, and an increase in other general and administrative expenses of $1.7 million.  General and administrative expense was 29% of revenue for the six months ended June 30, 2009, compared to 36% for the six months ended June 30, 2010.

Production Start-up Expenses.  The increase in production start-up expenses for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 was primarily due to increased costs incurred related to our manufacturing expansion at our Livonia and Romulus, Michigan facilities.  In addition, during the six months ended June 30, 2010, we incurred $1.6 million of production start-up expenses related to materials, labor and overhead costs incurred in the qualification of the prismatic cell production line.  The production start-up expenses were offset by approximately $1.5 million of government grant funding during the six months ended June 30, 2010.  There was no offset to production start-up expenses during the six months ended June 30, 2009.  Production start-up expense was 0% of revenue for the six months ended June 30, 2009, compared to 12% of revenue for the six months ended June 30, 2010.

Other Income (Expense), Net

	Six Months Ended June 30,
	2009	2010	$ Change	% Change
	(Dollars in thousands)
Other income (expense), net

Interest expense, net	$(510)	$(590)	(80)	15.7%
Loss on foreign exchange	(115)	(981)	(866)	753.0%
Unrealized loss on preferred stock warrant liability	(70)	—	70	-100.0%

Total other income (expense), net	$(695)	$(1,571)	$(876)	126.0%

The change in interest, net for the six months ended June 30, 2010 was due to an increase in interest expense due on the total debt outstanding. The increase in net foreign exchange losses for the six months ended June 30, 2010 is due to the effect of currency exchange rate changes, in particular changes in the U.S. Dollar - Korean Won exchange rate, on transactions that are non U.S. dollar denominated and charged or credited to earnings. The decrease in unrealized loss on preferred stock warrant liability was due to the conversion of the preferred stock warrants to common stock warrants in connection with our IPO.

Provision for Income Taxes. The provision for income taxes for the six months ended June 30, 2009 and 2010 was primarily related to foreign and state income taxes. We did not report a benefit for federal income taxes in the condensed consolidated financial statements as the deferred tax asset generated from our net operating loss has been offset by a full valuation allowance because it is more likely than not that the tax benefits of the net operating loss carry forward may not be realized.

Liquidity and Capital Resources

The following table sets forth the major sources and uses of cash for each of the periods set forth below (in thousands):

	Six Months Ended June 30,
	2009	2010

Net cash used in operating activities	$(42,774)	$(55,723)
Net cash used in investing activities	(19,452)	(47,610)
Net cash provided by (used in) financing activities	106,517	(724)
Effect of foreign exchange rates on cash and cash equivalents	76	261

Net increase (decrease) in cash and cash equivalents	$44,367	$(103,796)

As of June 30, 2010, we had cash and cash equivalents of $353.3 million and accounts receivable of $18.3 million.  During the six months ended June 30, 2010, we received proceeds from government grants of $29.6 million.  In 2010 and beyond, we expect to use a significant portion of our cash for capital expenditures to increase manufacturing capacity in anticipation of increased demand for our products, including the current expansion of our manufacturing facilities in Michigan.

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Cash Flows From Operating Activities

Operating activities used $55.7 million of net cash during the six months ended June 30, 2010. We incurred a net loss of $63.4 million in the six months ended June 30, 2010, which included non-cash share-based compensation expense of $5.1 million and depreciation and amortization of $7.8 million. Changes in asset and liability accounts used $7.1 million of net cash during the six months ended June 30, 2010.

Operating activities used $42.8 million of net cash during the six months ended June 30, 2009. We incurred a net loss of $41.2 million in the six months ended June 30, 2009, which included non-cash share-based compensation expense of $4.0 million and depreciation and amortization of $6.3 million. Changes in asset and liability accounts used $12.0 million of net cash during the six months ended June 30, 2009.

We anticipate negative cash flow from operations in the near future as we continue to support the anticipated growth of our business.

Cash Flows From Investing Activities

Cash flows from investing activities primarily relate to capital expenditures to support our growth.

Cash used in investing activities totaled $47.6 million during the six months ended June 30, 2010 and consisted of capital expenditures of $61.0 million primarily related to the purchase of manufacturing equipment, expenditures of $13.0 million related to the purchase of a long-term investment, a decrease in restricted cash of $0.1 million and receipt of government grant proceeds of $26.3 million.

Cash used in investing activities totaled $19.5 million during the six months ended June 30, 2009 and consisted of capital expenditures of $17.2 million primarily related to the purchase of manufacturing equipment and an increase in restricted cash of $2.2 million.

We anticipate higher capital expenditure levels in future periods as we continue to fund the expansion of our facilities to support the anticipated growth of our business.  As of June 30, 2010, we have contractual obligations, which include agreements or purchase orders to purchase goods, related to capital expenditure purchases of $109.4 million.  Additionally, in future periods, we anticipate investing cash in joint ventures and other equity investments in order to establish strategic relationships.

Cash Flows From Financing Activities

Cash used in financing activities totaled $0.7 million during the six months ended June 30, 2010 and included proceeds from government grants of $1.3 million and proceeds from exercise of stock options of $2.3 million. These proceeds were partially offset by repayments on long-term debt of $4.0 million, and repayments on capital lease obligations of $0.3 million. In future periods, we expect financing activities such as proceeds from grants, equity offerings and debt issuances to be a significant source of cash.

Cash flows from financing activities totaled $106.5 million during the six months ended June 30, 2009 and included proceeds of $99.6 million from the issuance of series F convertible preferred stock, proceeds from government grants of $3.0 million and proceeds from issuance of long-term debt of $7.6 million. These proceeds were partially offset by repayments on long-term debt of $2.6 million and $0.8 million of deferred offering costs.

Off-Balance Sheet Arrangements

In June 2010, we entered into a supply agreement under which we committed to minimum purchase volumes for each of the years ending December 31, 2010 through December 31, 2013 for a raw material component.  If our purchase volumes during any year fail to meet the minimum purchase commitments, we are required to pay the seller a variance payment for the difference between the amount actually purchased in that calendar year and the annual minimum purchase commitment for that calendar year.  We will receive a credit for the amount of the variance payment to be applied to purchases in the following year and we will have until April 1, 2015 to reclaim any variance payment resulting from the minimum purchase commitments for calendar years 2012 or 2013.  The table shown below in the next section titled “Contractual Obligations” shows the amount of our purchase commitments payable by year inclusive of our commitment under the supply agreement described above.  For the three and six months ended June 30, 2010, we have purchased $1.7 million and $2.1 million under this supply agreement.

During the periods presented, we did not have and do not currently have, any off-balance sheet arrangements, as defined under SEC rules, such as relationships with unconsolidated entities or financial partnerships, which are often referred to as structured finance or special purpose entities, established for the purpose of facilitating financing transactions that are not required to be reflected on our balance sheet, other than the arrangement described above.

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Contractual Obligations

Our contractual obligations relate primarily to borrowings under long-term debt obligations, capital leases, operating leases, and purchase obligations which include agreements or purchase orders to purchase goods or services that are enforceable and legally binding.  A table summarizing the amounts and estimated timing of these future cash payments was provided in our Annual Report on Form 10-K for the year ended December 31, 2009.  During the six months ended June 30, 2010, there were no material changes outside the ordinary course of business in our contractual obligations or the estimated timing of the future cash payments, except as related to our operating lease obligations and our purchase obligations.

The following is a summary of our contractual obligations related to operating lease obligations and purchase obligations as of June 30, 2010:

		Payments Due in
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)

Operating lease obligations	$57,563	$5,393	$13,033	$11,455	$27,682
Purchase obligations (1)	169,461	119,511	31,450	18,500	—

	$227,024	$124,904	$44,483	$29,955	$27,682

(1) Purchase obligations include agreements or purchase orders to purchase goods or services that are enforceable and legally binding and specify all significant terms. Purchase obligations exclude agreements that are cancelable without penalty.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Currency Exchange Risk.  As a result of our foreign operations, we have significant expenses, assets and liabilities that are denominated in foreign currencies. A significant number of our employees are located in Asia. Therefore, a substantial portion of our payroll as well as certain other operating expenses are paid in the China RMB and South Korean Won. Additionally, we purchase materials and components from suppliers in Asia. While we pay these suppliers in U.S. dollars, their costs are typically based upon the local currency of the country in which they operate. All of our revenues are received in U.S. dollars because our customer contracts generally provide that our customers will pay us in U.S. dollars.

As a consequence, our gross profit, operating results, profitability and cash flows are adversely impacted when the dollar depreciates relative to other foreign currencies. We have a particularly significant currency rate exposure to changes in the exchange rate between the RMB and South Korean Won to the U.S. dollar. For example, to the extent that we need to convert U.S. dollars for our operations, appreciation of the RMB or South Korean Won against the U.S. dollar would have an adverse effect on the amount we receive from the conversion.

We have not used any forward contracts or currency borrowings to hedge our exposure to foreign currency exchange risk.

Interest Rate Sensitivity.  We had cash and cash equivalents totaling $353.3 million as of June 30, 2010, and $457.1 million as of December 31, 2009. Our exposure to interest rate risk primarily relates to the interest income generated by excess cash invested in highly liquid investments with maturities of three months or less from the original dates of purchase. The cash and cash equivalents are held for working capital purposes. We have not used derivative financial instruments in our investment portfolio. We have not been exposed, nor do we anticipate being exposed, to material risks due to changes in market interest rates. Declines in interest rates, however, will reduce future investment income. If overall interest rates had declined by up to 100 basis points during the year ended December 31, 2009 and the six months ended June 30, 2010, our interest income would have decreased by approximately $0.2 million and $0.1 million, respectively, assuming consistent investment levels.

Interest rate risk also refers to our exposure to movements in interest rates associated with our interest bearing liabilities. The interest bearing liabilities are denominated in U.S. dollars and the interest expense is based on the prime interest rate plus an additional margin, depending on the respective lending institutions. If the prime rate had increased by 100 basis points during the year ended December 31, 2009 and the six months ended June 30, 2010, our interest expense would have increased by approximately $0.2 million and $0.1 million, respectively, assuming consistent borrowing levels.

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ITEM 4T. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures. Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2010. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on the evaluation of our disclosure controls and procedures as of June 30, 2010, our chief executive officer and chief financial officer concluded that, as of such date, our disclosure controls and procedures were not effective at the reasonable assurance level.

Changes in Internal Controls. No changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the quarterly period ended June 30, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

At December 31, 2010, Section 404 of the Sarbanes-Oxley Act will require our management to provide an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be required to provide an attestation on the effectiveness of our internal controls over financial reporting. We are in the process of performing the system and process documentation, evaluation and testing required for management to make this assessment and for its independent auditors to provide its attestation report. We have not completed this process or its assessment, and this process will require significant amounts of management time and resources. In the course of evaluation and testing, management may identify deficiencies that will need to be addressed and remediated.

As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010, we identified material weaknesses in our internal control over financial reporting. Although we have made enhancements to our control procedure, the material weaknesses will not be considered remediated until our controls are operational for a period of time, tested, and management concludes that these controls are operating effectively.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings

In 2005 and 2006, we received communications from Hydro-Quebec, a Canadian utility company, alleging that the cathode material of our batteries infringes U.S. Patent No. 5,910,382 and U.S. Patent No. 6,514,640 that had been granted to The University of Texas, or UT, and that relate to certain electrode materials used in lithium-ion batteries. We refer to these patents by the last three digits of the patent number. The ‘382 and ‘640 patents include claims that claim to cover battery cathode material having a particular crystal structure and chemical formula. We contend that our cathode material has a different crystal structure and chemical formula.

We believe that UT subsequently licensed the patents to Hydro-Quebec, which in turn licensed the technology to companies that make and sell electrode materials for batteries. On April 7, 2006, we commenced an action in the United States District Court for the District of Massachusetts seeking a declaratory judgment that our products do not infringe these patents and that the patents are invalid. On September 8, 2006, we also requested ex parte reexamination of the two patents by the U.S. Patent & Trademark Office, or PTO, to determine whether the subject matter they claim is patentable. The reexamination process does not result in findings of infringement. In order to have a patent reexamined, the party of interest must submit prior art that raises a “substantial new question of patentability”. If the PTO determines that there is a substantial new question of patentability, it will order a reexamination. In an ex parte reexamination, a third party requesting reexamination does not participate further in the reexamination proceedings. Once a reexamination is ordered, a new examiner is assigned to the case and the patent goes through another examination similar in procedure to the examination it received leading up to the issuance of the patent in the first instance. If any claims are rejected in light of the new questions raised, then the patent owner can narrow or cancel the rejected claims to try to avoid rejection of the claims. The patent owner can also submit new claims, provided they are not broader than the claims in the original patent. Once the reexamination has been concluded and if any claims are considered patentable, a “Certificate of Reexamination” is issued.

On September 11, 2006, Hydro-Quebec and UT commenced an action in the United States District Court for the Northern District of Texas against us, one of our customers, Black & Decker, whom we have agreed to indemnify, and one of our suppliers (which has since been dropped from the action) alleging infringement of the two patents and, in a later amended complaint, false advertising. The plaintiffs’ complaint alleges infringement of various claims of the ‘382 Patent and various claims of the ‘640 Patent and that we and Black & Decker have engaged in false advertising by making representations about the source and nature of our technology. The

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complaint seeks injunctive relief, including against making, using or selling any product containing the patented technology, actual damages in an unspecified amount, increased and/or treble damages, interest, costs and attorney fees.

In October 2006 and January 2007, the PTO granted our requests for reexamination of the two patents. In January and February 2007, the two litigations in Massachusetts and Texas were stayed pending the PTO reexaminations. Various motions to dismiss, filed by parties on both sides of the dispute, remain undecided.

During the reexamination, the PTO rejected all of the original claims of the ‘382 Patent as unpatentable. UT then amended the claims of the ‘382 Patent to make them narrower than the original claims in order to distinguish the claimed invention from the prior art and added two new and narrower claims. The PTO determined that the narrower amended and new claims of the ‘382 Patent submitted during reexamination are patentable and concluded the reexamination of the ‘382 Patent. On April 15, 2008, the PTO issued a reexamination certificate with the amended claims and the two new claims. During the reexamination of the ‘640 Patent, the PTO rejected all of the original claims of the ‘640 Patent as unpatentable. UT then amended the claims of the ‘640 Patent to make them narrower than the original claims in order to distinguish the claimed invention from the prior art.

On December 22, 2008, the parties jointly requested that the stay of the litigation continue pending resolution of the reexamination of the ‘640 Patent. On May 12, 2009, the PTO issued a Reexamination Certificate for the ‘640 Patent with the amended narrower claims, thus removing the last condition for staying this litigation.  As a result, while Hydro-Quebec and UT may assert the narrower claims of the reexamination certificate against any alleged infringer, including us, they are unable to continue to assert the original claims of the ‘382 Patent and the ‘640 Patent against us. On June 11, 2009, we filed a motion to reopen the lawsuit in Massachusetts pursuant to the court’s deadline to file within 30 days of the conclusion of the PTO’s reexamination. On September 28, 2009, the Massachusetts court entered an order denying that motion, which we appealed on October 27, 2009 to the United States Court of Appeals for the Federal Circuit. On July 22, 2009, Hydro-Quebec and UT sent us a proposed Second Amended Complaint in the Texas litigation that they said they intend to seek leave to file in light of the PTO’s reexaminations.  On August 27, 2009, Hydro-Quebec and UT filed a Motion for Leave to File Second Amended Complaint and Jury Demand in the United States District Court for the Northern District of Texas and we were granted several unopposed extensions to file our response.  Hydro-Quebec and UT filed for leave to file an Amended Motion for Leave to File Second Amended Complaint and Jury Demand on April 1, 2010 and we filed our opposition to this application on April 22, 2010.  The judge held a status hearing with the parties on May 14, 2010 and has entered a schedule for the case leading to a claim construction hearing in December 2010.

If either or both of the lawsuits go forward, we expect that they could take as much as two years or more to reach trial, if at all. We believe that we do not infringe either UT patent, including the ‘382 Patent and the ‘640 Patent following reexamination, and that we have other meritorious defenses, and we intend to continue to vigorously defend our products and intellectual property rights. The ‘382 and ‘640 Patents include claims that claim to cover battery cathode material having a particular crystal structure and chemical formula, which Hydro-Quebec and UT claim our cathode material infringes. We believe, and contend in the lawsuits, that our cathode material has a different crystal structure and chemical formula that is not covered by the ‘382 and ‘640 patents. However, due to the nature of the litigation, we cannot determine the total expense or possible loss, if any, that may ultimately be incurred either in the context of a trial or as a result of a negotiated settlement. Although Hydro-Quebec and UT have not specified in their complaint the nature or extent of their damages, they have asked for injunctive relief and we believe that they would likely seek substantial damages that could involve both one-time payments and on-going amounts. Regardless of the ultimate outcome of the litigation, it could result in significant legal expenses and diversion of time by our technical and managerial personnel. The results of these proceedings are uncertain, and there can be no assurance that they will not have a material adverse effect on our business, operating results, and financial condition.

On February 3, 2010, we received notice that LG Chem, Ltd., or LG Chem, filed applications in the 50th division of Seoul District Court for preliminary injunctions against six former employees who are now employed either by our Enerland subsidiary or by us. The applications allege that these former employees violated the two-year non-competition clause in their employment contracts with LG Chem and that there is a likelihood that they are infringing LG Chem’s trade secrets by working for a competitor.  An initial court hearing was held on February 19, 2010 and a second hearing was held on March 19, 2010.  The court rendered a decision on this application on June 9, 2010, which reduced the post-termination non-competition term from two years to eighteen months and prohibited four of the six defendants from working at Enerland during the applicable balance of their respective non-compete terms, ranging from four months to eleven months.  The six defendants were also prohibited from using the alleged trade secrets that LG Chem submitted to the court.  LG Chem has not commenced any additional legal action against these former employees, us or Enerland; however, should they do so, such legal action could result in significant legal expenses and diversion of time by our technical and management personnel.

Item 1A. Risk Factors

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this Quarterly Report on Form 10-Q and in any other public statements we make may turn out to be wrong. They can be affected by

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inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may differ materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

Risks Related to Our Business

We have had a history of losses, and we may be unable to achieve or sustain profitability.

We have never been profitable. We experienced net losses of $80.5 million for 2008, $86.6 million for 2009 and $63.4 million for the six months ended June 30, 2010. We expect we will continue to incur net losses in 2010. We expect to incur significant future expenses as we develop and expand our business and our manufacturing capacity. In addition, as a public company, we incur additional significant legal, accounting and other expenses that we did not incur as a private company. These increased expenditures will make it harder for us to achieve and maintain future profitability. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability.

We have yet to achieve positive cash flow, and our ability to generate positive cash flow is uncertain.

To rapidly develop and expand our business, we have made significant up-front investments in our manufacturing capacity and incurred research, development and engineering, sales and marketing, general and administrative and production start-up expenses. In addition, our growth has required a significant investment in working capital over the last several years. We have had negative cash flow before financing activities of $76.0 million for 2008, $114.7 million for 2009 and $103.3 million for the six months ended June 30, 2010. We anticipate that we will continue to have negative cash flow for the foreseeable future as we continue to make significant future capital expenditures to expand our manufacturing capacity and incur increased research, development and engineering, sales and marketing, general and administrative and production start-up expenses. Our business will also require significant amounts of working capital to support our growth. Therefore, we may need to raise additional capital from investors to achieve our expected growth, and we may not achieve sufficient revenue growth to generate positive future cash flow. An inability to generate positive cash flow for the foreseeable future or raise additional capital on reasonable terms may decrease our long-term viability.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We have been in existence since 2001, but much of our growth has occurred in recent periods. Our limited operating history may make it difficult to evaluate our current business and our future prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing expenses as we continue to grow our business. If we do not manage these risks successfully, our business will be harmed.

In addition, we are targeting new and emerging markets for our batteries and battery systems. However, historically, a significant portion of the products that we have sold are designed for the consumer tool market, which is a more mature market with different growth prospects than our other target markets. Several of our products are still under development, including a battery in prismatic form designed for use in the automotive industry, and the timing of the ultimate release, if any, of new production quality products is not determinable. Our efforts to expand beyond our existing markets may never result in new products that achieve market acceptance, create additional revenue or become profitable. Therefore, our recent historical growth trajectory may not provide an accurate representation of the market dynamics we may be exposed to in the future, making it difficult to evaluate our future prospects.

The demand for batteries in the transportation and other markets depends on the continuation of current trends resulting from dependence on fossil fuels. Extended periods of low gasoline prices could adversely affect demand for electric and hybrid electric vehicles.

We believe that much of the present and projected demand for advanced batteries in the transportation and other markets results from recent increases in the cost of oil, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, as well as the belief that climate change results in part from the burning of fossil fuels. If the cost of oil decreased significantly, the outlook for the long-term supply of oil to the United States improved, the government eliminated or modified its regulations or economic incentives related to fuel efficiency and alternate forms of energy, or if there is a change in the perception that the burning of fossil fuels negatively impacts the environment, the demand for our batteries could be reduced, and our business and revenue may be harmed.

Gasoline prices have been extremely volatile, and this continuing volatility is expected to persist. Lower gasoline prices over extended periods of time may lower the perception in government and the private sector that cheaper, more readily available energy

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alternatives should be developed and produced. If gasoline prices remain at deflated levels for extended periods of time, the demand for hybrid and electric vehicles may decrease, which would have a material adverse effect on our business.

If we are unable to develop, manufacture and market products that improve upon existing battery technology and gain market acceptance, our business may be adversely affected. In addition, many factors outside of our control may affect the demand for our batteries and battery systems.

We are researching, developing, manufacturing and selling lithium-ion batteries and battery systems. The market for advanced rechargeable batteries is at a relatively early stage of development, and the extent to which our lithium-ion batteries will be able to meet our customers’ requirements and achieve significant market acceptance is uncertain. Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete if we fail to continue to improve the performance of our battery chemistry and systems. Other companies that are seeking to enhance traditional battery technologies have recently introduced or are developing batteries based on nickel metal-hydride, liquid lithium-ion and other emerging and potential technologies. These competitors are engaged in significant development work on these various battery systems. One or more new, higher energy rechargeable battery technologies could be introduced which could be directly competitive with, or superior to, our technology. The capabilities of many of these competing technologies have improved over the past several years. Competing technologies that outperform our batteries could be developed and successfully introduced, and as a result, our products may not compete effectively in our target markets. If our battery technology is not adopted by our customers, or if our battery technology does not meet industry requirements for power and energy storage capacity in an efficient and safe design, our batteries will not gain market acceptance.

In addition, the market for our products depends upon third parties creating or expanding markets for their end-user products that utilize our batteries and battery systems. If such end-user products are not developed, if we are unable to have our products designed into these end user products, if the cost of these end-user products is too high, or the market for such end-user products contracts or fails to develop, the market for our batteries and battery systems would be expected similarly to contract or collapse. Our customers operate in extremely competitive industries, and competition to supply their needs focuses on delivering sufficient power and capacity in a cost, size and weight efficient package. The ability of our customers to adopt new battery technologies will depend on many factors outside of our control. For example, in the automotive industry, we depend on our customers’ ability to develop HEV, PHEV and EV platforms that gain broad appeal among end users.

Many other factors outside of our control may also affect the demand for our batteries and battery systems and the viability of widespread adoption of advanced battery applications, including:

•          performance and reliability of battery power products compared to conventional and other non-battery energy sources and products;

•          success of alternative battery chemistries, such as nickel-based batteries, lead-acid batteries and conventional lithium-ion batteries and the success of other alternative energy technologies, such as fuel cells and ultra capacitors;

•          end-users’ perceptions of advanced batteries as relatively safe and reliable energy storage solutions, which could change over time if alternative battery chemistries prove unsafe or become the subject of significant product liability claims and negative publicity is generated on the battery industry as a whole;

•          cost-effectiveness of our products compared to products powered by conventional energy sources and alternative battery chemistries;

•          availability of government subsidies and incentives to support the development of the battery power industry;

•          fluctuations in economic and market conditions that affect the cost of energy stored by batteries, such as increases or decreases in the prices of electricity;

•          continued investment by the federal government and our customers in the development of battery powered applications;

•          heightened awareness of environmental issues and concern about global warming and climate change; and

•          regulation of energy industries.

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Adverse business or financial conditions affecting the automobile industry may have a material adverse effect on our development and marketing partners and our battery business.

Much of our business depends on and is directly affected by the general economic state of the United States and global automobile industry. The effect of the continued economic difficulties of the major automobile manufacturers on our business is unclear. Two major auto manufacturers have gone through bankruptcy, and one of our existing customers has entered into a debt restructuring process, and it is possible that more of these companies may encounter financial difficulties. The impact of any such financial difficulties on the automobile industry and its suppliers is unclear and difficult to predict. Possible effects could include reduced spending on alternative energy systems for automobiles, a delay in the introduction of new, or the cancellation of new and existing, hybrid and electric vehicles and programs, and a delay in the conversion of existing batteries to lithium-ion batteries, each of which would have a material adverse effect on our business.

We have entered into agreements relating to joint design and development efforts with several automotive manufacturers and tier 1 suppliers regarding their HEV, PHEV and EV development efforts. Certain of these manufacturers and suppliers have in recent years experienced static or reduced revenues, increased costs, net losses, loss of market share, bankruptcy, labor issues and other business and financial challenges. As a result, these or other automotive manufacturers may discontinue or delay their planned introduction of HEVs, PHEVs or EVs as a result of adverse changes in their financial condition or other factors. Automotive manufacturers may also seek alternative battery systems from other suppliers which may be more cost-effective or require fewer modifications in standard manufacturing processes than our products. We may also experience delays or losses with respect to the collection of payments due from customers in the automotive industry experiencing financial difficulties.

We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately.

We increased our number of full-time employees from 227 at January 1, 2007 to 1,784 at June 30, 2010, and our revenue increased from $41.3 million in 2007 to $91.0 million in 2009. Our growth has placed, and may continue to place, a significant strain on our managerial, administrative, operational, financial, information technology and other resources. We intend to further expand our overall business, customer base, headcount and operations both domestically and internationally. Expanding a global organization and managing a geographically dispersed workforce will require substantial management effort and significant additional investment in our infrastructure. We will be required to continue to improve our operational, financial and management controls and our reporting procedures and we may not be able to do so effectively. As such, we may be unable to manage our expenses effectively in the future, which may negatively impact our operating results in any particular quarter.

Because we build our manufacturing capacity based on our projection of future design wins and supply agreements, our business revenue and profits will depend upon our ability to enter into and complete these agreements, successfully complete these expansion projects, achieve competitive manufacturing yields and drive volume sales consistent with our demand expectations.

In order to fulfill the anticipated demand for our products, we invest in capital expenditures in advance of actual customer orders, based on estimates of future demand. We plan to continue the expansion of our manufacturing capacity across multiple product lines. The build-up of our internal manufacturing capabilities, such as the current expansions in Livonia and Romulus, Michigan, exposes us to significant up-front fixed costs. If market demand for our products does not increase as quickly as we have anticipated and align with our expanded manufacturing capacity, or if we fail to enter into and complete projected development and supply agreements, we may be unable to offset these costs and to achieve economies of scale, and our operating results may be adversely affected as a result of high operating expenses, reduced margins, underutilization of capacity and asset impairment charges. Alternatively, if we experience demand for our products in excess of our estimates, our installed capital equipment may be insufficient to support higher production volumes, which could harm our customer relationships and overall reputation. In addition, we may not be able to expand our workforce and operations in a timely manner, procure adequate resources, or locate suitable third-party suppliers, to respond effectively to changes in demand for our existing products or to the demand for new products requested by our customers, and our current or future business could be materially and adversely affected. Our ability to meet such excess customer demand could also depend on our ability to raise additional capital and effectively scale our manufacturing operations.

We utilize standard manufacturing equipment that we modify and customize in order to meet our production needs. While this equipment may be available from various suppliers, its procurement requires long lead times. Therefore, we may experience delays, additional or unexpected costs and other adverse events in connection with our capacity expansion projects, including those associated with potential delays in the procurement and customization of manufacturing equipment and various components required for our products.

If we are unable to achieve and maintain satisfactory production yields and quality as we expand our manufacturing capabilities, our relationships with certain customers and overall reputation may be harmed, and our sales could decrease.

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We may not be able to obtain, or to agree on acceptable terms and conditions for, all or a significant portion of the government grants, loans and other incentives for which we have applied and may in the future apply. Our customers and potential customers applying for government grants, loans and other incentives may condition purchases of our products upon their receipt of these funds or delay purchases of our products until their receipt of these funds.

We have applied for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of electric vehicles and advanced battery technologies. Much of our planned domestic manufacturing capacity expansion depends on receipt of these funds and other incentives, and the failure to obtain these funds or other incentives could materially and adversely affect our ability to expand our manufacturing capacity and meet planned production levels. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the United States, state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability and continued availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives is and will be highly competitive. While we have received a grant under the DOE Battery Initiative and have received some state incentives, we cannot assure you that we will be successful in obtaining additional grants, loans and other incentives. Moreover, we may not be able to satisfy or continue to satisfy the requirements and milestones imposed by the granting authority as conditions to receipt of the funds or other incentives, the timing of the receipt of the funds may not meet our needs and we nevertheless may be unable to successfully execute on our business plan. Moreover, not all of the terms and conditions associated with these incentive funds have been disclosed to us, and once disclosed, there may be terms and conditions with which we are unable to comply or which are commercially unacceptable to us. In addition, the DOE Battery initiative grant and any other federal government programs which may make additional awards to us will require us to spend a portion of our own funds for every incentive dollar we receive or are permitted to borrow from the government and will impose time limits during which we must use the funds awarded to us. If we are unable to raise sufficient additional capital so that we are able to receive all of the amounts which have and may be awarded to us in a timely manner, our ability to expand our manufacturing capacity could be materially adversely affected. In addition, less than expected actual and anticipated future demand for our products may cause us to slow the pace of the expansion of our manufacturing capacity such that we are not able to use the government incentive funds awarded or made available to us in the time periods required by the granting authorities.

Our customers and potential customers applying for these government grants, loans and other incentives may condition purchases of our products upon receipt of these funds or delay purchases of our products until receipt of these funds, and if our customers and potential customers do not receive these funds or the receipt of these funds is significantly delayed, our results of operations could suffer.

We rely on a limited number of customers for a significant portion of our revenue, and the loss of one of our two most significant customers, or several of our smaller customers, could materially harm our business.

A significant portion of our revenue is generated from a limited number of customers. During each of the years ended December 31, 2008 and 2009 and the six months ended June 30, 2010, Black & Decker, together with its affiliates, represented 44%, 14% and 7% of our revenue, respectively. We expect revenue from Black & Decker will continue to decline in 2010 and therefore represent a smaller percentage of our revenue in future periods. For the year ended December 31, 2009 and the six months ended June 30, 2010, revenue from BAE Systems represented 35% and 32% of our revenue, respectively. For the year ended December 31, 2009 and the six months ended June 30, 2010, revenue from AES Energy accounted for 9% and 11% of our revenue, respectively. Although the composition of our significant customers will vary from period to period, we expect that most of our revenue will continue, for the foreseeable future, to come from a relatively small number of customers. In addition, our contracts with our customers generally do not include long-term commitments or minimum volumes that ensure future sales of our products. Consequently, our financial results may fluctuate significantly from period-to-period based on the actions of one or more significant customers. A customer may take actions that affect us for reasons that we cannot anticipate or control, such as reasons related to the customer’s financial condition, changes in the customer’s business strategy or operations, the introduction of alternative competing products, or as the result of the perceived quality or cost-effectiveness of our products. Our agreements with these customers may be cancelled if we fail to meet certain product specifications or materially breach the agreement or for other reasons outside of our control. In addition, our customers may seek to renegotiate the terms of current agreements or renewals. The loss of or a reduction in sales or anticipated sales to our most significant or several of our smaller customers could have a material adverse effect on our business, financial condition and results of operations.

Our financial results may vary significantly from period-to-period due to the long and unpredictable sales cycles for some of our products, the seasonality of certain end markets into which we sell our products, and changes in the mix of products we sell during a period, which may lead to volatility in our stock price.

The size and timing of our revenue from sales to our customers is difficult to predict and is market dependent. Our sales efforts often require us to educate our customers about the use and benefits of our products, including their technical and performance characteristics. Customers typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle for us, typically many months. In some markets such as the transportation market, there is usually a significant lag time between the

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design phase and commercial production. We spend substantial amounts of time and money on our sales efforts and there is no assurance that these investments will produce any sales within expected time frames or at all. Given the potentially large size of battery development and supply contracts, the loss of or delay in the signing of a contract or a customer order could significantly reduce our revenue in any period. Since most of our operating and capital expenses are incurred based on the estimated number of design wins and their timing, they are difficult to adjust in the short term. As a result, if our revenue falls below our expectations or is delayed in any period, we may not be able to reduce proportionately our operating expenses or manufacturing costs for that period, and any reduction of manufacturing capacity could have long-term implications on our ability to accommodate future demand.

Our profitability from period-to-period may also vary significantly due to the mix of products that we sell in different periods. While we have sold most of our products to date into the commercial market, as we expand our business we expect to sell new battery and battery system products into other markets and for other applications. These products are likely to have different cost profiles and will be sold into markets governed by different business dynamics. Consequently, sales of individual products may not necessarily be consistent across periods, which could affect product mix and cause gross and operating profits to vary significantly.

In addition, since our batteries and battery systems are incorporated into our customers’ products for sale into their respective end markets, our business is exposed to the seasonal demand that may characterize some of our customers’ own product sales. Because many of our expenses are based on anticipated levels of annual revenue, our business and operating results could also suffer if we do not achieve revenue consistent with our expectations for this seasonal demand.

As a result of these factors, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our operating results may not meet expectations of equity research analysts or investors. If this occurs, the trading price of our common stock could fall substantially either suddenly or over time.

Our principal competitors have, and any future competitors may have, greater financial and marketing resources than we do, and they may therefore develop batteries or other technologies similar or superior to ours or otherwise compete more successfully than we do.

Competition in the battery industry is intense. The industry consists of major domestic and international companies, most of which have existing relationships in the markets into which we sell as well as financial, technical, marketing, sales, manufacturing, scaling capacity, distribution and other resources and name recognition substantially greater than ours. These companies may develop batteries or other technologies that perform as well as or better than our batteries. We believe that our primary competitors are existing suppliers of cylindrical lithium-ion, nickel cadmium, nickel metal-hydride and in some cases, non-starting/lighting/ignition lead-acid batteries. A number of our competitors have existing and evolving relationships with our target customers. For example, Bosch and Samsung formed SB LiMotive to focus on the development, production and marketing of lithium-ion battery systems for application in hybrid and other electric vehicles, and Dow Chemical has entered into a joint venture with Kokam America and others, pending receipt of government incentive funding, to build a facility in Michigan for the manufacture of lithium polymer batteries for use in HEVs and EVs. In addition, NEC and Nissan entered into a joint venture to develop lithium-ion batteries in prismatic form, Sanyo and Volkswagen agreed to develop lithium-ion batteries for HEVs, Sanyo already provides nickel metal hydride batteries for Ford and Honda, and Toyota and Panasonic are engaged in a joint venture to make batteries for HEVs and EVs. In addition, we expect new competitors will enter the markets for our products in the future. Potential customers may choose to do business with our more established competitors, because of their perception that our competitors are more stable, are more likely to complete various projects, can scale operations more quickly, have greater manufacturing capacity, are more likely to continue as a going concern and lend greater credibility to any joint venture. If we are unable to compete successfully against manufacturers of other batteries or technologies in any of our targeted applications, our business could suffer, and we could lose or be unable to gain market share.

If our products fail to perform as expected, we could lose existing and future business, and our ability to develop, market and sell our batteries and battery systems could be harmed.

Our products are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes. Despite testing, new and existing products have contained defects and errors and may in the future contain manufacturing or design defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to our reputation, any of which may adversely affect our business and our operating results.

Our success in the transportation market depends, in part, on our ability to design, develop and commercially manufacture lithium-ion batteries in prismatic form for use in HEVs, PHEVs and EVs currently being developed and that may be developed in the future. The design and development of a lithium-ion battery in prismatic form for use in the automotive industry is complex, expensive, time-consuming and subject to rigorous quality and performance requirements. If we are unable to design, develop and commercially

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manufacture lithium-ion batteries in prismatic form in a timely fashion and that are accepted for use in the automotive industry, our business and operating results may be adversely affected.

We entered into a strategic investment agreement with an early stage entity with which we have a commercial relationship.

In January 2010, we entered into an agreement with Fisker Automotive, Inc., or Fisker, a privately-held company, to invest $13.0 million in cash and shares of our common stock, which when transferred to Fisker had a value of approximately $7.5 million.   In exchange, we received shares of convertible preferred stock in Fisker which are not liquid, and we do not expect that they will be liquid for some time. Our investment in Fisker exposes us to equity price risk; if Fisker does not execute on its strategic plan, our investment may not be recovered. In addition, this would have an adverse impact on our future product revenues from Fisker. This investment is subject to risk of changes in fair value, which could result in a material realized impairment loss.

In the past, we have identified material weaknesses in our internal control over financial reporting which are unremediated and if we fail to remediate these weaknesses and maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be evaluated frequently. In connection with our financial audits, we identified material weaknesses in our internal control over financial reporting. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. These material weaknesses were as follows:

• we did not have an adequate number of personnel in our accounting and finance department with sufficient technical accounting expertise and, as a result, we could not evaluate in a timely manner the accounting implications of our business transactions; and

• we did not design or maintain effective operating and information technology controls over the financial statement close and reporting process in order to ensure the accurate and timely preparation of financial statements in accordance with accounting principles generally accepted in the United States, or GAAP.

We are in the process of taking the necessary steps to remediate the material weaknesses that we identified and have made enhancements to our control procedures; however, the material weaknesses will not be remediated until the necessary controls have been implemented and are operating effectively. We do not know the specific time frame needed to fully remediate the material weaknesses identified.

We cannot assure you that our efforts to fully remediate these internal control weaknesses will be successful or that similar material weaknesses will not recur.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to implement new processes and modify our existing processes and take significant time to complete. Moreover, these changes do not guarantee that we will be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our products to new and existing customers. For a more detailed discussion of our material weaknesses, see Item 9A, “Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 15, 2010.

If our warranty expense estimates differ materially from our actual claims, or if we are unable to estimate future warranty expense for new products, our business and financial results could be harmed.

Our warranty for our products ranges from one to five years from the date of sale, depending on the type of product and its application. We expect that in the future some of our warranties will extend beyond five years. In the commercial market, we typically provide a warranty against certain potential manufacturing defects, which may cause high rates of self-discharge, inaccurate voltage, and other product irregularities. In the electric grid services and transportation markets, we may also provide a warranty against a certain percentage decline in the initial power and energy density specifications of a particular product. Since we began selling our first products in the commercial market in the first quarter of 2006, in the transportation market in the first quarter of 2007 and in the electric grid services market in the third quarter of 2009, we have a limited product history on which to base our warranty estimates. Because of the limited operating history of our batteries and battery systems, our management is required to make assumptions and to apply judgment regarding a number of factors, including anticipated rate of warranty claims, the durability

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and reliability of our products, and service delivery costs. Our assumptions could prove to be materially different from the actual performance of our batteries and battery systems, which could cause us to incur substantial expense to repair or replace defective products in the future and may exceed expected levels against which we have reserved. If our estimates prove incorrect, we could be required to accrue additional expenses from the time we realize our estimates are incorrect and also face a significant unplanned cash burden at the time our customers make a warranty claim, which could harm our operating results.

In addition, with our new products and products that remain under development, we will be required to base our warranty estimates on historical experience of similar products testing of our batteries and performance information learned during our development activities with the customer. If we are unable to estimate future warranty costs for any new product, we will be required to defer recognizing revenue for that product until we are reasonably able to estimate the associated warranty expense. As a result, our financial results could vary significantly from period-to-period.

Product liability or other claims could cause us to incur losses or damage our reputation.

The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of batteries and battery systems. Certain materials we use in our batteries, as well as our batteries and battery systems, could, if used improperly, cause injuries to others. Improperly charging or discharging our batteries could cause fires. Any accident involving our batteries or other products could decrease or even eliminate demand for our products. Because some of our batteries are designed to be used in vehicles, and because vehicle accidents can cause injury to persons and damage to property, we are subject to a risk of claims for such injuries and damages. In addition, we could be harmed by adverse publicity resulting from problems or accidents caused by third party products that incorporate our batteries. For example, our business and operating results could be harmed by adverse publicity resulting from injury to persons or damage to property caused by a defective electronic system on a battery system manufactured by a third party that incorporates our batteries.

Although we have product liability insurance for our products of up to an annual aggregate limit of $102 million, this may be inadequate to cover all potential product liability claims. In addition, while we often seek to limit our product liability in our contracts, such limits may not be enforceable or may be subject to exceptions. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse affect on our business and financial condition. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations. A successful product liability claim against us could require us to pay a substantial monetary award. We cannot assure you that such claims will not be made in the future.

We are subject to financial and reputational risks due to product recalls resulting from product quality and liability issues.

The risk of product recalls, and associated adverse publicity, is inherent in the development, manufacturing, marketing, and sale of batteries and battery systems. Our products and the products of third parties in which our products are a component are becoming increasingly sophisticated and complicated as rapid advancements in technologies occur, and as demand increases for lighter and more powerful rechargeable batteries. At the same time, product quality and liability issues present significant risks. Product quality and liability issues may affect not only our own products but also the third-party products in which our batteries and battery systems are a component. Our efforts and the efforts of our development partners to maintain product quality may not be successful, and if they are not, we may incur expenses in connection with, for example, product recalls and lawsuits, and our brand image and reputation as a producer of high-quality products may suffer. Any product recall or lawsuit seeking significant monetary damages could have a material adverse effect on our business and financial condition. A product recall could generate substantial negative publicity about our products and business, interfere with our manufacturing plans and product delivery obligations as we seek to replace or repair affected products, and inhibit or prevent commercialization of other future product candidates. Although we do have product liability insurance, we do not have insurance to cover the costs associated with a product recall and the expenses we would incur in connection with a product recall could have a material adverse affect on our operating results.

We depend on third parties to deliver raw materials, parts, components and services in adequate quality and quantity in a timely manner and at a reasonable price.

Our manufacturing operations depend on obtaining raw materials, parts and components, manufacturing equipment and other supplies including services from reliable suppliers in adequate quality and quantity in a timely manner. It may be difficult for us to substitute one supplier for another, increase the number of suppliers or change one component for another in a timely manner or at all due to the interruption of supply or increased industry demand. This may adversely affect our operations. The prices of raw materials, parts and components and manufacturing equipment may increase due to changes in supply and demand. In addition, currency fluctuations and a weakening of the U.S. dollar against foreign currencies may adversely affect our purchasing power for raw materials, parts and components and manufacturing equipment from foreign suppliers.

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We depend on sole source suppliers or a limited number of suppliers for certain key raw materials and component parts used in manufacturing and developing our products. We generally purchase raw materials pursuant to purchase orders placed from time to time and if we deem necessary, we will enter into long-term contracts or other guaranteed supply arrangements with our sole or limited source suppliers. Therefore, our operating margins may be impacted by price fluctuations in the commodities we use as raw materials in our batteries. As a result, our suppliers may not be able to meet our requirements relative to specifications and volumes for key raw materials, and we may not be able to locate alternative sources of supply at an acceptable cost. In the past, we have experienced delays in product development due to the delivery of raw materials from our suppliers that do not meet our specifications. In addition, if a sole source supplier ceased to continue to produce a component with little or no notice to us, our business could be harmed. Any future inability to obtain high quality raw materials or manufacturing equipment in sufficient quantities on competitive pricing terms and on a timely basis, due to global supply and demand or a dispute with a supplier, may delay battery production, impede our ability to fulfill existing or future purchase orders and harm our reputation and profitability.

Our failure to raise additional capital necessary to expand our operations and invest in our products and manufacturing facilities could reduce our ability to compete successfully.

We may require additional capital in the future and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. We are also seeking federal and state grants, loans and tax incentives some of which we intend to use to expand our operations. We may not be successful in obtaining these funds or incentives. If we need additional capital and cannot raise or otherwise obtain it on acceptable terms, we may not be able to, among other things:

• develop or enhance our products or introduce new products;

• continue to expand our development, sales and marketing and general and administrative organizations and manufacturing operations;

• attract top-tier companies as customers or as our technology and product development partners;

• acquire complementary technologies, products or businesses;

• expand our operations, in the United States or internationally;

• expand and maintain our manufacturing capacity;

• hire, train and retain employees; or

• respond to competitive pressures or unanticipated working capital requirements.

Our inability to obtain federal and state government environmental permits and approvals for our planned U.S. manufacturing facilities could negatively impact our ability to obtain federal and state incentive funding and materially harm our business.

Pursuant to applicable environmental and safety laws and regulations, we are required to obtain and maintain certain governmental permits and approvals and to comply with applicable federal and state environmental laws and regulations.  There is no guarantee that required determinations, permits and approvals will ultimately be obtained; the failure to obtain required federal and state environmental permits could have an adverse effect on our financial results and could also delay or prevent us from obtaining matching fund reimbursement from the $249.1 million grant we were awarded under the DOE Battery Initiative, as well as funding under the DOE ATVM loan program.

If obtained, permits and approvals may be subject to revocation, modification or denial under certain circumstances. Our operations or activities could result in administrative or private actions, revocation of required permits or licenses, or fines, penalties or damages, which could have an adverse effect on us. In addition, environmental laws will likely become more stringent over time, thereby requiring new capital expenditures and increases in operating costs.

Our working capital requirements involve estimates based on demand expectations and may decrease or increase beyond those currently anticipated, which could harm our operating results and financial condition.

In order to fulfill the product delivery requirements of our customers, we plan for working capital needs in advance of customer orders. As a result, we base our funding and inventory decisions on estimates of future demand. If demand for our products does not increase as quickly as we have estimated or drops off sharply, our inventory and expenses could rise, and our business and operating

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results could suffer. Alternatively, if we experience sales in excess of our estimates, our working capital needs may be higher than those currently anticipated. Our ability to meet this excess customer demand depends on our ability to arrange for additional financing for any ongoing working capital shortages, since it is likely that cash flow from sales will lag behind these investment requirements.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, plant expansion and growth.

The credit markets have experienced extreme volatility in recent years, and worldwide credit markets have remained illiquid despite injections of capital by the federal government and foreign governments. Despite the capital injections and government actions, banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until the liquidity improves, if at all. If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

We may be unable to successfully implement or manage our planned expansion of our domestic manufacturing capability or realize the expected benefits of our planned expansion.

We expect to aggressively expand our battery manufacturing capacity in the United States to meet expected demand for our product. Much of our planned domestic expansion, such as our current expansion in Livonia and Romulus, Michigan, depends upon our receipt of sufficient federal and state incentive funding and our ability to successfully ramp our manufacturing operations, particularly in the production of prismatic batteries. We may not receive the federal and state funding necessary for our planned expansion at all or on a timely basis. In addition, such funding could be subject to conditions that are commercially unacceptable to us or for which we are unable to comply. Even if we succeed in aggressively expanding our domestic manufacturing capacity, we may not have enough demand for our products to justify the increased capacity.

Any such expansion will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to greater overhead and support costs and other risks associated with the manufacture and commercialization of new products. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

We may not be able to successfully recruit and retain skilled employees, particularly scientific, technical and management professionals.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and marketing personnel who are familiar with our key customers and experienced in the battery industry. We plan to continue to expand our work force both domestically and internationally. Industry demand for such employees, especially employees with experience in battery chemistry and battery manufacturing processes, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. This competition will intensify if the advanced battery market continues to grow, possibly requiring increases in compensation for current employees over time. We compete in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources than we do and may be in a better financial position to offer higher compensation packages to attract and retain human capital. We cannot be certain that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future. Because of the highly technical nature of our batteries and battery systems, the loss of any significant number of our existing engineering and project management personnel could have a material adverse effect on our business and operating results.

Our future success depends on our ability to retain key personnel.

Our success will depend to a significant extent on the continued services of our senior management team, and in particular David Vieau, our chief executive officer, and Gilbert N. Riley, Jr., our chief technical officer. The loss or unavailability of either of these individuals could harm our ability to execute our business plan, maintain important business relationships and complete certain product development initiatives, which could harm our business. We do not have agreements requiring any of our senior management team to remain with our company. In addition, each of these individuals could terminate his or her relationship with us at any time, and we may be unable to enforce any applicable employment or non-compete agreements.

If we do not continue to form and maintain economic arrangements with original equipment manufacturers, or OEMs, to commercialize our products, our profitability could be impaired.

Our business strategy requires us to integrate the design of our products into products being developed by OEMs, and therefore to identify acceptable OEMs and enter into agreements with them. In addition, we will need to meet their requirements and specifications by developing and introducing new products and enhanced or modified versions of our existing products on a timely basis. OEMs

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often require unique configurations or custom designs for batteries or battery systems which must be developed and integrated into a product well before the product is launched. This development process requires not only substantial lead time between the commencement of design efforts for a customized battery system and the commencement of volume shipments of the battery systems to the customer, but also the cooperation and assistance of the OEMs in order to determine the requirements for each specific application. Technical problems may arise that affect the acceptance of our product by OEMs. If we are unable to design and develop products that meet OEMs’ requirements, we may lose opportunities to obtain purchase orders, and our reputation may be damaged. In addition, we may not receive adequate assistance from OEMs to successfully commercialize our products, which could impair our profitability.

Declines in product prices may adversely affect our financial results.

Our business is subject to intense price competition worldwide, which makes it difficult for us to maintain product prices and achieve adequate profits. Such intense price competition may adversely affect our ability to achieve profitability, especially during periods of decreases in demand. In addition, because of their purchasing size, our larger automotive customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.

Implementations of new software platforms or modifications to existing platforms may disrupt our business and operations and could harm our operating results.

The implementation of new software management platforms and the addition of these platforms at new locations, especially overseas, require significant management time, support and cost. As our business continues to develop, we expect to add and enhance existing management platforms in the areas of financial, inventory control, engineering, and customer support and warranty management. We cannot be sure that these platforms will be fully or effectively implemented on a timely basis, if at all. If we do not successfully implement or modify these platforms, our operations may be disrupted and our operating expenses could be harmed. In addition, the new systems may not operate as we expect them to, and we may be required to expend significant resources to correct problems or find alternative sources for performing these functions.

Our inability to effectively and quickly transfer, replicate and scale our new product manufacturing processes from low volume prototype production to high volume manufacturing facilities, could adversely affect our results of operations.

Under our manufacturing model, we develop and establish manufacturing processes and systems for the low volume prototype production of our new products. As demand increases for a product, we transfer these processes and systems to, and replicate and scale these processes and systems in our high volume manufacturing facilities. If we are unable to effectively and quickly transfer, replicate and scale these manufacturing processes and systems, such as replicating our prismatic pilot facility in Korea to our new facilities in Livonia and Romulus, Michigan, we may be unable to meet our customers’ product quality and quantity requirements and lower our costs of goods sold and our results of operations could be adversely affected.

In addition, our costs of goods sold for some of our new products exceed the purchase price for that product paid to us by our customers. If we are unable to decrease unit production costs for these products by increasing volumes, improving the manufacturing process, reducing transportation and handling costs or obtaining lower cost raw materials or component parts, we will not realize a profit from these products and our business will be harmed.

Problems in our manufacturing and assembly processes could limit our ability to produce sufficient batteries to meet the demands of our customers.

Regardless of the process technology used, the manufacturing and assembly of safe, high-power batteries and battery systems is a highly complex process that requires extreme precision and quality control throughout a number of production stages. Any defects in battery packaging, impurities in the electrode materials used, contamination of the manufacturing environment, incorrect welding, excess moisture, equipment failure or other difficulties in the manufacturing process could cause batteries to be rejected, thereby reducing yields and affecting our ability to meet customer expectations.

As we have scaled up our production capacity, we have experienced production problems that limited our ability to produce a sufficient number of batteries to meet the demands of certain customers. If these or other production problems recur and we are unable to resolve them in a timely fashion, our business could suffer and our reputation may be harmed.

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Our failure to cost-effectively manufacture our batteries and battery systems in quantities which satisfy our customers’ demand and product specifications and their expectations for product quality and reliable delivery could damage our customer relationships and result in significant lost business opportunities for us.

We manufacture a substantial percentage of our products rather than relying upon third-party outsourcing. To be successful, we must cost-effectively manufacture commercial quantities of our complex batteries and battery systems that meet our customer specifications for quality and timely delivery. To facilitate the commercialization of our products, we will need to further reduce our manufacturing costs, which we intend to do by working with manufacturing partners and by improving our manufacturing and development operations in our wholly-owned operations in China. We manufacture our batteries and assemble our products in China, Korea, Massachusetts and Michigan. We depend on the performance of our manufacturing partners, as well as our own manufacturing operations, to manufacture and deliver our products to our customers. If we or any of our manufacturing partners are unable to manufacture products in commercial quantities on a timely and cost-effective basis, we could lose our customers and be unable to attract future customers.

In addition, we are shifting most of our battery assembly and all of our battery system manufacturing from contract manufacturing to in-house manufacturing, so our in-house experience with battery assembly and battery system manufacturing is limited.

We may be unable to complete or integrate acquisitions effectively, which may adversely affect our growth, profitability and results of operations.

We may pursue acquisitions as part of our business strategy. However, we cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, we may not be successful in integrating acquired businesses into our existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which we operate may rise, thereby increasing our costs of making acquisitions or causing us to refrain from making further acquisitions. These and other acquisition-related factors could negatively and adversely impact our growth, profitability and results of operations.

We entered into a joint venture in China that, if not successful, could adversely impact our business, business prospects and operating results.

In December 2009, we formed a joint venture with SAIC Motor Co. Ltd., or SAIC, a leading automaker in China. We will have a 49 percent minority interest in the joint venture, Shanghai Advanced Traction Battery Systems Co., Ltd., or ATBS, which is domiciled in Shanghai, China. Pursuant to the joint venture agreements, we will supply ATBS with battery cells and, as requested by ATBS, we have granted necessary advanced technology licenses to ATBS for the development, manufacture and service of battery systems. As of June 30, 2010, we have not yet made any capital contributions to ATBS and operations of ATBS have not yet commenced.

The business of ATBS is subject to all the operational risks that normally arise for a technology company with global operations pertaining to research and development, manufacturing, sales, service, marketing and corporate functions. In addition, there could be disagreements between us and SAIC with respect to important strategic and operational decisions. Operating a business as a joint venture often requires additional organizational formalities as well as time-consuming procedures for sharing information and making decisions. We may be required to pay more attention to our relationship with SAIC, as the co-owner of ATBS, and if SAIC ceases to be the co-owner of ATBS, our relationship with ATBS may be adversely affected. Additionally, as we are sharing intellectual property with ATBS we face the risks that we may not be able to maintain or enforce the rights to our intellectual property.

If the joint venture terminates, the joint venture could retain technical know how relating to battery systems transferred by us as part of the agreement. Additionally, we would have to find new partners or separately pursue market opportunities in China which could cause us to incur additional time and expense.

Laws regulating the manufacture or transportation of batteries may be enacted which could result in a delay in the production of our batteries or the imposition of additional costs that could harm our ability to be profitable.

Laws and regulations exist today, and additional laws and regulations may be enacted in the future, which impose environmental, health and safety controls on the storage, use and disposal of certain chemicals and metals used in the manufacture of lithium-ion batteries. Complying with any laws or regulations could require significant time and resources from our technical staff and possible redesign of one or more of our products, which may result in substantial expenditures and delays in the production of one or more of our products, all of which could harm our business and reduce our future profitability. The transportation of lithium and lithium-ion batteries is regulated both domestically and internationally. Compliance with these regulations, when applicable, increases the cost of producing and delivering our products.

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We depend on contracts with the U.S. government and its agencies or on subcontracts with the U.S. government’s prime contractors for revenue and research grants to fund or partially fund our research and development programs, and our failure to retain current or obtain additional contracts could preclude us from achieving our anticipated levels of revenue growth and profitability, increase our research, development and engineering expenses and delay or halt certain research and development programs.

Our ability to develop and market some of our products depends upon maintaining our U.S. government contract revenue and research grants obtained, which are recorded as incremental revenue and an offset to our research, development and engineering expenses, respectively. Many of our U.S. government contracts are funded incrementally, with funding decisions made on an annual basis. Approximately 3.6% of our total revenue and 18.3% of our research, development and engineering expenses during the year ended December 31, 2009 were derived from government contracts and subcontracts. Changes in government policies, priorities or programs that result in budget reductions could cause the government to cancel existing contracts or eliminate follow-on phases in the future which would severely inhibit our ability to successfully complete the development and commercialization of some of our products. In addition, there can be no assurance that, once a government contract is completed, it will lead to follow-on contracts for additional research and development, prototype build and test or production. Furthermore, there can be no assurance that our U.S. government contracts or subcontracts will not be terminated or suspended in the future. A reduction or cancellation of these contracts, or of our participation in these programs, would increase our research, development and engineering expenses, which could materially and adversely affect our results of operations and could delay or impair our ability to develop new technologies and products.

If we are unable to develop manufacturing facilities for our products in the United States, we may lose business opportunities and our customer relationships may suffer.

We believe that developing manufacturing facilities for our products in the United States is important, in order to address national economic imperatives, such as job creation, as well as to more efficiently address the needs of our U.S.-based customers. This expansion depends upon our receiving federal and state financial incentives, primarily in the form of direct grants and loans, to provide the necessary capital for facilities and equipment. If we are unable to obtain this government assistance on a timely basis and in the amounts requested, we will not be able to scale our capacity meet current and future customer demand for our products.

Because of the funding we receive from U.S. government entities and our government business initiatives, we are subject to U.S. federal government audits and other regulation, and our failure to satisfy audit requirements or comply with applicable regulations could subject us to material adjustments or penalties that could negatively impact our business.

The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by appropriate agencies of the U.S. government. These agencies have the right to challenge our cost estimates or allocations with respect to any such contract. Additionally, substantial portions of the payments to us under U.S. government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Adjustments that result from inquiries or audits of our contracts could have a material adverse impact on our financial condition or results of operations. Since our inception, we have not experienced any material adjustments as a result of any inquiries or audits, but there can be no assurance that our contracts will not be subject to material adjustments in the future.

As we grow our government business, we may also need to comply with U.S. laws regulating the export of our products, particularly in our government business. We cannot be certain of our ability to obtain any licenses required to export our products or to receive authorization from the U.S. federal government for international sales or domestic sales to foreign persons. Moreover, the export regimes and the governing policies applicable to our business are subject to change. Our failure to comply with these and other applicable regulations, rules and approvals could result in the imposition of penalties, the loss of our government contracts or our suspension or debarment from contracting with the federal government generally, any of which would harm our business, financial condition and results of operations.

Our ability to sell our products to our direct, OEM and tier 1 supplier customers depends in part on the quality of our engineering and customization capabilities, and our failure to offer high quality engineering support and services could have a material adverse effect on our sales and operating results.

A high level of support is critical for the successful marketing and sale of our products. The sale of our batteries and battery systems is characterized by significant co-development and customization work in certain applications. This development process requires not only substantial lead time between the commencement of design efforts for a customized battery system and the commencement of volume shipments of the battery systems to the customer, but also the cooperation and assistance of the OEMs to determine the requirements for each specific application. Once our products are designed into an OEM or tier 1 supplier customer’s products or systems, the OEM or tier 1 supplier customer depends on us to resolve issues relating to our products. If we do not effectively assist our OEM or tier 1 supplier customers in customizing, integrating and deploying our products in their own systems or products, or if we do not succeed in helping them quickly resolve post-deployment issues and provide effective ongoing technical support, our ability to sell our products would be adversely affected.

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In addition, while we have supply and co-development agreements with customers located in different regions of the world, we do not have a globally distributed engineering support and services organization. Currently, any issue resolution related to our products, system deployment or integration is channeled back to our energy solutions group in Hopkinton, Massachusetts and Michigan, from which engineers and support personnel are deployed. As we grow our business with our existing customers and beyond the markets into which we currently sell our battery technologies, we may need to increase the size of our engineering support teams and deploy them closer to our customers. Our inability to deliver a consistent level of engineering support and overall service as we expand our operations could have a material adverse effect on our business and operating results. Moreover, despite our internal quality testing, our products may contain manufacturing or design defects or exhibit performance problems at any stage of their lifecycle. These problems could result in expensive and time-consuming design modifications and impose additional needs for engineering support and maintenance services as well as significant warranty charges.

Our past and future operations may lead to substantial environmental liability.

The handling and use of some of the materials used in the development and manufacture of our products are subject to federal, state and local environmental laws, as well as environmental laws in other jurisdictions in which we operate. Under applicable environmental laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. If we incur any significant environmental liabilities, our ability to execute our business plan and our financial condition would be harmed. Our facilities or operations could be damaged or adversely affected as a result of disasters or unpredictable events, including widespread public health problems.

Our headquarters, including sales offices and research and development centers, is located in Massachusetts. We also operate manufacturing, logistics, sales and research and development facilities in Michigan, Missouri, China, Korea, Germany and Canada. If major disasters such as earthquakes, fires, floods, hurricanes, wars, terrorist attacks, computer viruses, pandemics or other events occur, or our information system or communications network breaks down or operates improperly, our facilities may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses relating to such damages. In addition, a renewed outbreak of SARS, avian flu, swine flu or another widespread public health problem in China or the United States could have a negative effect on our operations.

Risks Related to Intellectual Property

Third parties have asserted that they own or control patents that are infringed by our products.

We are presently involved in two related patent litigations with Hydro-Québec involving certain patents it has licensed from The University of Texas, or UT, related to electrode materials used in lithium-ion batteries. After discussions with Hydro-Québec about the relevance of two of these patents to our products, we brought an action in the Federal District Court of Massachusetts seeking a declaratory judgment that our products do not infringe these two UT patents. In response, Hydro-Québec and the UT countersued us in the Federal Courts in Texas. Both cases are currently stayed pending re-examination of these patents by the U.S. Patent Office. The re-examination of these patents is complete, but the stay continues, although the litigation could resume at any time. For a more detailed discussion of our patent litigation, see Item 1 of Part II: “Legal Proceedings.”

We believe that we have valid non-infringement defenses against both of these patents and that at least one of the patents is invalid. If we were to challenge the validity of any issued United States patent in court, we would need to overcome a presumption of validity that attaches to every patent. This burden is high and would require us to present clear and convincing evidence as to the invalidity of the patent’s claims. There is no assurance that a court would find in our favor on infringement or validity and, if this case is not resolved in our favor, we may be required to pay substantial damages. In addition, an adverse ruling could cause us, and our customers, development partners and licensees, to stop, modify or delay activities in the United States such as research, development, manufacturing and sales of products based on technologies covered by these patents. We would need to develop products and technologies that design around these patents or obtain a license to the appropriate patent. There is no certainty that such design-arounds exist or if they exist that they would be commercially competitive, and there is no certainty that a license from the appropriate parties could be obtained. Also, the mere existence, and the uncertainty with respect to the ultimate outcome, of this patent litigation or any other patent litigation that we may become involved with, could cause our current and potential customers, development partners, the federal or state governments and licensees to stop, delay or avoid doing business with us or modify the extent to which they are willing to do business with us, and this loss or delay of business could harm our operating results and our ability to execute on our business plan.

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Other parties may also bring intellectual property infringement claims against us which would be time-consuming and expensive to defend, and if any of our products or processes is found to be infringing, we may not be able to procure licenses to use patents necessary to our business at reasonable terms, if at all.

Our success depends in part on avoiding the infringement of other parties’ patents and proprietary rights. We may inadvertently infringe existing third-party patents or third-party patents issued on existing patent applications. In the United States and most other countries, patent applications are published 18 months after filing. As a result, there may be third-party pending patent applications of which we are unaware, and which we may infringe once they issue. These third parties could bring claims against us that, even if resolved in our favor, could cause us to incur substantial expenses and, if resolved against us, could cause us to pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder. In addition, we may have, and may be required to, make representations as to our right to supply and/or license intellectual property and to our compliance with laws. Such representations are usually supported by indemnification provisions requiring us to defend our customers and otherwise make them whole if we license or supply products that infringe on third party technologies or violate government regulations. Further, if a patent infringement suit were brought against us, we and our customers, development partners and licensees could be forced to stop or delay research, development, manufacturing or sales of products based on our technologies in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Such a license may not be available on acceptable terms, or at all, particularly if the third party is developing or marketing a product competitive with products based on our technologies. Even if we were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property.

Any successful infringement action brought against us may also adversely affect marketing of products based on our technologies in other markets not covered by the infringement action. Furthermore, we may suffer adverse consequences from a successful infringement action against us even if the action is subsequently reversed on appeal, nullified through another action or resolved by settlement with the patent holder. As a result, any infringement action against us would likely harm our competitive position, be costly and require significant time and attention of our key management and technical personnel.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive and time consuming.

Competitors or others may infringe our patents. To counter infringement or unauthorized use, we may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings brought by the United States Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and be a distraction to our management. We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, during the course of this litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

We may not prevail in any litigation or interference proceeding in which we are involved. Even if we do prevail, these proceedings can be expensive and distract our management.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

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The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Our patents and other protective measures may not adequately protect our proprietary intellectual property.

We regard our intellectual property, particularly our proprietary rights in our battery and battery system technology, as critical to our success. We have received a number of patents, and filed other patent applications, for various applications and aspects of our technology or processes and other intellectual property. In addition, we generally enter into confidentiality and invention agreements with our employees and consultants. Such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

•                        our pending patent applications may not be granted for various reasons, including the existence of conflicting patents or defects in our applications;

•                        the patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

•                        parties to the confidentiality and invention agreements may have such agreements declared unenforceable or, even if the agreements are enforceable, may breach such agreements;

•                        the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement prohibitive;

•                        even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and

•                        other persons may independently develop proprietary information and techniques that are functionally equivalent or superior to our intellectual proprietary information and techniques but do not breach our patented or unpatented proprietary rights.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, contractors, consultants, outside scientific collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets or independently develop processes or products that are similar or identical to our trade secrets, and courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Associated With Doing Business Internationally and Specifically in China and Korea

Our substantial international operations subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions.

We have significant manufacturing facilities and operations in China and Korea that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. In addition, we expect to sell a significant portion of our products to customers located outside the United States. Risks inherent to international operations and sales, include, but are not limited to, the following:

• difficulty in enforcing agreements, judgments and arbitration awards in foreign legal systems;

• fluctuations in exchange rates may affect product demand and may adversely affect our profitability in U.S. dollars to the extent the cost of raw materials and labor is denominated in a foreign currency;

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• impediments to the flow of foreign exchange capital payments and receipts due to exchange controls instituted by certain foreign governments and the fact that the local currencies of these countries are not freely convertible;

• inability to obtain, maintain or enforce intellectual property rights;

• changes in general economic and political conditions;

• changes in foreign government regulations and technical standards, including additional regulation of rechargeable batteries, power technology, or the transport of lithium or phosphate, which may reduce or eliminate our ability to sell or license in certain markets;

• requirements or preferences of foreign nations for domestic products could reduce demand for our products;

• trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive; and

• longer payment cycles typically associated with international sales and potential difficulties in collecting accounts receivable, which may reduce the future profitability of foreign sales.

Our business in foreign jurisdictions requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends on our ability to succeed in different legal, regulatory, economic, social and political situations and conditions. We may not be able to develop and implement effective policies and strategies in each foreign jurisdiction where we do business. Also, each of the foregoing risks will likely take on increased significance as we implement plans to expand foreign manufacturing operations.

Since many of our products are manufactured in China, we own and lease manufacturing facilities in China and the Chinese market is of growing importance for our products, we face risks if China loses normal trade relations status with the United States or if US-China trade relations are otherwise adversely impacted.

We manufacture and export our products from China and own and lease manufacturing facilities in China. We may also sell our products in China in the future. Our products sold in the United States have normal trade relations status and are currently not subject to United States import duties. As a result of opposition to certain policies of the Chinese government and China’s growing trade surpluses with the United States, there has been, and in the future may be, opposition to normal trade relations status with China. The United States Congress may also introduce China trade legislation targeting currency manipulation, which may adversely affect our business in China. The loss of normal trade relations status for China, changes in current tariff structures or adoption in the United States of other trade policies adverse to China, and any retaliatory measures that impact our products in the Chinese market, could have an adverse effect on our business.

A change in exchange rates mandated by legislation could negatively impact the cost of imported raw materials and products.

Furthermore, our business and operations may be adversely affected by deterioration of the diplomatic and political relationships between the United States and China. If the relationship between the United States and China were to materially deteriorate, it could negatively impact our ability to control our operations and relationships in China, enforce any agreements we have with Chinese partners or otherwise deal with any assets or investments we may have in China.

Our ongoing manufacturing operations in China are complex and having these remote operations may divert management’s attention, lead to disruptions in operations, delay implementation of our business strategy and make it difficult to establish adequate management and financial controls in China. Our plans to grow our business to include sales to Chinese customers may necessitate additional management attention to establishing and maintaining one or more joint venture relationships with Chinese parties.

Currently, we have most of our manufacturing operations in China. We may not be able to find or retain suitable employees in China and we may have to train personnel to perform necessary functions for our manufacturing, senior management and development operations. This may divert management’s attention, lead to disruptions in operations and delay implementation of our business strategy, all of which could negatively impact our profitability.

China has only recently begun to adopt management and financial reporting concepts and practices like those with which investors in the United States are familiar. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish and implement such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

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In order to grow our business and sales to Chinese customers we have entered into a Chinese-foreign joint venture with a Chinese partner. A Chinese-foreign joint venture can be a complex business arrangement requiring substantial management attention to the joint venture relationship. The joint venture will also require capital contributions and due to China’s foreign exchange controls, uncertainty as to the ability to repatriate profits and principal out of China.

Because of the relative weakness of the Chinese legal system in general, and the intellectual property regime in particular, we may not be able to enforce intellectual property rights in China.

The legal regime protecting intellectual property rights in China is weak. Because the Chinese legal system in general, and the intellectual property regime in particular, are relatively weak, it is often difficult to create and enforce intellectual property rights in China. Accordingly, we may not be able to effectively protect our intellectual property rights in China.

Enforcing agreements and laws in China is difficult and may be impossible because China does not have a comprehensive system of laws.

We depend on our relationships with our Chinese manufacturing partners. In China, enforcement of contractual agreements may be sporadic, and implementation and interpretation of laws may be inconsistent. The Chinese judiciary is relatively inexperienced in interpreting agreements and enforcing China’s laws, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may not be possible to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment or an arbitration award by a court of another jurisdiction.

The government of China may change or even reverse its policies of promoting private industry and foreign investment, in which case our assets and operations may be at risk.

Our existing and planned operations in China are subject to risks related to the business, economic and political conditions in China, which include the possibility that the central government of China will change or even reverse its policies of promoting private industry and foreign investment in China. The government of China has exercised and continues to exercise substantial control over virtually every section of the Chinese economy through regulation and state ownership. Many of the current reforms which support private business in China are of recent origin or provisional in nature. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities of per capita wealth among citizens of China and between regions within China, could also lead to further readjustment of the government’s reform measures. It is not possible to predict whether the Chinese government will continue to be as supportive of private business in China, nor is it possible to predict how any future reforms will affect our business. For example, if the government were to limit the number of foreign personnel who could work in the country, substantially increase taxes on foreign businesses, eliminate export processing zones, restrict the transportation of goods in and out of the country, adopt policies favoring competitors or impose other restrictions on our operations, the impact may be significant.

Significantly, a reversal of current liberalizations of foreign exchange controls by the Chinese government could be disruptive and costly to our cross-border operations and our business as a whole.

Business practices in China and Korea may entail greater risk and dependence upon the personal relationships of senior management than is common in North America, and therefore some of our agreements with other parties in China and Korea could be difficult or impossible to enforce.

The business cultures of China and Korea are, in some respects, different from the business cultures in Western countries and may present some difficulty for Western investors reviewing contractual relationships among companies in China and Korea and evaluating the merits of an investment. Personal relationships among business principals of companies and business entities in China and Korea are very significant in their business cultures. In some cases, because so much reliance is based upon personal relationships, written contracts among businesses in China and Korea may be less detailed and specific than is commonly accepted for similar written agreements in Western countries. In some cases, material terms of an understanding are not contained in the written agreement but exist as oral agreements only. In other cases, the terms of transactions which may involve material amounts of money are not documented at all. In addition, in contrast to Western business practices where a written agreement specifically defines the terms, rights and obligations of the parties in a legally-binding and enforceable manner, the parties to a written agreement in China or Korea may view that agreement more as a starting point for an ongoing business relationship which will evolve and require ongoing modification. As a result, written agreements in China or Korea may appear to the Western reader to look more like outline agreements that precede a formal written agreement. While these documents may appear incomplete or unenforceable to a Western reader, the parties to the agreement in China or Korea may feel that they have a more complete understanding than is apparent to someone who is only reading the written agreement without having attended the negotiations. As a result, contractual arrangements in China and Korea may be more difficult to review and understand.

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China has introduced sweeping reforms to its income tax, turnover tax and other tax laws and regulations. Some of the changes increase the taxes for foreign-invested and other businesses in China will incur on specific types of transactions as well as arising from operations generally in China. Our earnings may be affected by tax adjustments to reflect such changes in the law.

Pursuant to a comprehensive reform of China’s tax system that took effect on January 1, 2008, income tax incentives granted to foreign-invested enterprises, and geographically-based incentives, have largely been eliminated and have been replaced with incentives designed to encourage enterprises, domestic and foreign-invested alike, in selected industries. For example, dividends paid by foreign-invested enterprises to foreign shareholders are no longer exempt from withholding tax. A 10% withholding tax applies to dividends, although the rate is reduced to 5% by certain tax treaties. The tax holidays and tax reduction periods and the reduced national income tax rate that foreign-invested enterprises engaged in production used to enjoy have also been removed. The tax incentives promised to our wholly foreign-owned subsidiaries located in export processing zones at the time of inception will be phased-out by the end of 2012. At that time, these subsidiaries and any new foreign-invested enterprises we might establish as part of our strategy to expand the market for our products will no longer have income tax advantages over Chinese domestic businesses.

China’s turnover tax system consists of VAT, consumption tax and business tax. VAT is primarily imposed on import and sales of goods and certain services, such as repairing, processing and replacement. Export sales are exempt under VAT rules, and an exporter who incurs VAT on the purchase or manufacture of goods should be able to claim a refund from Chinese tax authorities. Depending on whether VAT export refund rates are raised or reduced for relevant goods, exporters might bear part of the VAT they incurred in conjunction with producing the exported goods. To mitigate the effects of the global economic downturn on China’s export industry, the PRC Ministry of Finance and the State Administration of Taxation have raised VAT rebates on numerous exported labor-intensive and high-value-added products. However, the Chinese government may also lower rebate rates in future in response to different economic and policy objectives.

China has also introduced sweeping VAT policy reforms with effect from January 1, 2009, which facilitate China’s shift from a production-based VAT scheme to a consumption-based system. Generally, the new system reduces the total output VAT of production enterprises as fixed-asset investment costs related to VAT-eligible output are no longer subject to VAT. However, our VAT costs will depend on our ability to pass on input VAT to our local suppliers and customers. As the relevant VAT law and implementing regulations are new, there may be a period of adjustment before any cost-savings are realized.

Business tax is usually a fee of 3-5 percent levied on services—such as transport, construction, education, finance, and insurance—transfer of intangible assets, and sales of fixed assets, none of which are generally eligible for VAT. New business tax regulations, which took effect January 1, 2009, may impose business on services exchanged among China- and foreign-based entities which previously were not subject to business tax, and the potential overall impact is to increase the tax burden of cross-border service transactions.

Frequent changes to China’s tax laws can result in uncertainty and unpredictability in financial results of our operations in China. China’s tax laws are supplemented with detailed implementation rules and circulars. However, the interpretation of the rules may vary among local tax authorities.

Risks Related to Ownership of Our Common Stock

We are incurring increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we are incurring significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have incurred and will incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the Nasdaq Global Market. The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain and maintain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

An active trading market for our common stock may not develop or be sustained, and you may not be able to resell your shares at or above the price at which you purchased them.

We have a limited history as a public company. An active trading market for our shares may never develop or be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell.

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Our stock price may be volatile.

The market price of our common stock could be subject to significant fluctuations, and it may decline below the price at which you purchased it. Market prices for securities of early stage companies have historically been particularly volatile. As a result of this volatility, you may not be able to sell your common stock at or above the price you paid. Some of the factors that may cause the market price of our common stock to fluctuate include:

• fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

• fluctuations in our recorded revenue, even during periods of significant sales order activity;

• changes in estimates of our financial results or recommendations by securities analysts;

• failure of any of our products to achieve or maintain market acceptance;

• product liability issues involving our products or our competitors’ products;

• changes in market valuations of similar companies;

• success of competitive products or technologies;

• changes in our capital structure, such as future issuances of securities or the incurrence of debt;

• announcements by us or our competitors of significant services, contracts, acquisitions or strategic alliances;

• developments or announcements related to our application for government stimulus funds;

• regulatory developments in the United States, foreign countries or both;

• litigation involving us, our general industry or both;

• additions or departures of key personnel;

• investors’ general perception of us; and

• changes in general economic, industry and market conditions.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A significant portion of our total outstanding shares may be sold into the public market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. On March 29, 2010, 71,111,858 shares of common stock, subject to a contractual lock-up (which began on the closing of the IPO on September 29, 2009), became freely tradable, subject to any applicable volume limitations under federal securities laws.

In addition, as of June 30, 2010, there were 10,228,950 shares subject to outstanding options and 197,829 shares subject to outstanding restricted stock units that are eligible for sale in the public market to the extent permitted by any applicable vesting requirements and Rule 144 under the Securities Act of 1933, as amended.  Moreover, certain holders of our common stock have rights, subject to some conditions, to require us to file registration statements covering their shares and to include their shares in registration statements that we may file for ourselves or other stockholders. Additional holders of our common stock have rights, subject to some conditions, to include their shares in registration statements that we may file for ourselves or other stockholders. We have also registered all shares of common stock that we may issue under our equity incentive plans, including 6,480,971 shares reserved for future issuance under our equity incentive plans, pursuant to a registration statement that was filed and

51

became immediately effective on March 31, 2010. Once we issue these shares, they can be freely sold in the public market upon issuance.

Upon the closing of a private placement in connection with a strategic transaction on January 14, 2010, we issued 479,282 shares of common stock to Fisker Automotive Inc., or Fisker. The issuance of these shares resulted in dilution to stockholders who held our common stock prior to the private placement. As of June 30, 2010 all of the shares of common stock are freely tradable pursuant to a registration statement filed with the SEC that was declared effective by the SEC on March 29, 2010.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management has broad discretion over the use of our cash reserves, if any, and might not apply this cash in ways that increase the value of your investment.

Our management has broad discretion to use our cash reserves, if any, and you will be relying on the judgment of our management regarding the application of this cash. Our management might not apply our cash in ways that increase the value of your investment. We expect to use our cash reserves for capital expenditures, including capital expenditures related to the expansion of our manufacturing capacity in Michigan, working capital, and other general corporate purposes, which may in the future include investments in, or acquisitions of, complementary businesses, joint ventures, partnerships, services or technologies. Our management might not be able to yield a significant return, if any, on any investment of this cash. You will not have the opportunity to influence our decisions on how to use our cash reserves.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation, bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

• authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

• limiting the liability of, and providing indemnification to, our directors and officers;

• limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;

• requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;

• controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

• providing the board of directors with the express power to postpone previously scheduled annual meetings and to cancel previously scheduled special meetings;

• establishing a classified board of directors so that not all members of our board are elected at one time;

• limiting the determination of the number of directors on our board of directors and the filling of vacancies or newly created seats on the board to our board of directors then in office; and

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• providing that directors may be removed by stockholders only for cause.

These provisions, alone or together, could delay hostile takeovers and changes in control of our company or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock. Any provision of our amended and restated certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a) Sales of Unregistered Securities

None

(b) Use of Proceeds from Public Offering of Common Stock

On September 29, 2009, we closed our IPO, in which 32,407,576 shares of common stock were sold at a price to the public of $13.50 per share. We sold 31,727,075 shares of our common stock in the offering and selling stockholders sold 680,501 of the shares of common stock in the offering. The aggregate offering price for all shares sold in the offering, including shares sold by us and the selling stockholders, was $437.5 million. The offer and sale of all of the shares in the IPO were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-152871), which was declared effective by the SEC on September 23, 2009, and a registration statement on Form S-1 (File No. 333-162090) filed pursuant to Rule 424(b) of the Securities Act.. The offering commenced as of September 23, 2009 and did not terminate before all of the securities registered in the registration statement were sold. Morgan Stanley & Co. Incorporated and Goldman, Sachs, & Co. acted as co-representatives of the underwriters. We raised approximately $391.8 million in net proceeds after deducting underwriting discounts and commissions of $30.0 million and other estimated offering costs of $6.7 million. No payments were made by us to directors, officers or persons owning ten percent or more of our common stock or to their associates, or to our affiliates, other than payments in the ordinary course of business to officers for salaries and to non-employee directors as compensation for board or board committee service, or as a result of sales of shares of common stock by selling stockholders in the offering.  There has been no material change in the planned use of proceeds from our IPO as described in our final prospectus filed with the SEC pursuant to Rule 424(b).  From the effective date of the registration statement through June 30, 2010, we used approximately $140.8 million of the net proceeds primarily to fund our operations and the expansion of our facilities to support the anticipated growth of our business. We have invested the remainder of the funds in a registered money market fund.

(c) Restrictions on dividends

We have not paid any cash dividends since inceptions and do not anticipate paying cash dividends in the foreseeable future.  Our term loan restricts our ability to pay cash dividends.

Item 6. Exhibits

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed (other than exhibits 32.1 and 32.2) as part of this Quarterly Report on Form 10-Q and such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A123 SYSTEMS, INC.

Date: August 11, 2010	By:	/s/ David P. Vieau
David P. Vieau
Chief Executive Officer
(Principal Executive Officer)

Date: August 11, 2010	By:	/s/ Michael Rubino
Michael Rubino
Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Listed and indexed below are all Exhibits filed as part of this report.

Exhibit No.	Description

10.1 †	Lease Agreement, dated May 19, 2010, by and between Boston Properties Limited Partnership and the Registrant.

10.2	Form of Restricted Stock Unit Agreement under 2009 Stock Incentive Plan.

10.3 †	Supply Agreement, dated June 23, 2010, by and between ConocoPhillips Specialty Products, Inc. and the Registrant.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Chief Executive Officer.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by Chief Financial Officer.

32.1 *	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, by Chief Executive Officer.

32.2 *	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, by Chief Financial Officer.

*                                                                                                                       This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

†                                                                                                                        Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

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Exhibit 10.1

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

200 WEST STREET
WALTHAM, MASSACHUSETTS

Lease dated May 19, 2010		1

ARTICLE I
Basic Lease Provisions and Enumerations of Exhibits		1
1.1	Introduction	1
1.2	Basic Data	1
1.3	Enumeration of Exhibits	4

ARTICLE II
Premises		5
2.1	Demise and Lease of Initial Premises	5
2.2	Expansion Rights	6
2.3	Appurtenant Rights and Reservations	6

ARTICLE III
Lease Term and Extension Option		7
3.1	Term	7
3.2	Extension Option	7

ARTICLE IV
Condition of Premises; Signage		9
4.1	Condition of Premises	9
4.2	Signage	9

ARTICLE V
Annual Fixed Rent and Electricity		10
5.1	Fixed Rent and Electricity Charges	10
5.2	Tenant Electricity	11

ARTICLE VI
Taxes		14
6.1	Definitions	14
6.2	Tenant’s Share of Real Estate Taxes	15

ARTICLE VII
Landlord’s Repairs and Services and Tenant’s Escalation Payments		16
7.1	Structural Repairs	16
7.2	Other Repairs to be Made by Landlord	16
7.3	Services to be Provided by Landlord	17

i

7.4	Operating Costs Defined	17
7.5	Tenant’s Escalation Payments	22
7.6	No Damage	24

ARTICLE VIII
Tenant’s Repairs		26
8.1	Tenant’s Repairs and Maintenance	26

ARTICLE IX
Alterations		27
9.1	Landlord’s Approval	27
9.2	Conformity of Work	28
9.3	Performance of Work, Governmental Permits and Insurance	28
9.4	Liens	29
9.5	Nature of Alterations	29
9.6	Increases in Taxes	30
9.7	Alterations Permitted Without Landlord’s Consent	30

ARTICLE X
Parking		31
10.1	Tenant’s Parking	31

ARTICLE XI
Certain Tenant and Landlord Covenants		32

ARTICLE XII
Assignment and Subletting		36
12.1	Restrictions on Transfer	36
12.2	Exceptions	36
12.3	Landlord’s Termination Right	37
12.4	Consent of Landlord	38
12.5	Tenant’s Notice	40
12.6	Profit on Subleasing or Assignment	40
12.7	Additional Conditions	41
12.8	Short-Term Subleases	42

ARTICLE XIII
Indemnity And Insurance		43
13.1	Indemnity	43
13.2	Tenant’s Risk	44
13.3	Tenant’s Commercial General Liability Insurance	45
13.4	Tenant’s Property Insurance	45
13.5	Tenant’s Other Insurance	46
13.6	Requirements for Tenant’s Insurance	47
13.7	Additional Insureds	47
13.8	Certificates of Insurance	47
13.9	Subtenants and Other Occupants	48

13.10	No Violation of Building Policies	48
13.11	Tenant to Pay Premium Increases	48
13.12	Landlord’s Insurance	48
13.13	Waiver of Subrogation	49
13.14	Tenant’s Work	50

ARTICLE XIV
Fire, Casualty and Taking		50
14.1	Damage Resulting from Casualty	50
14.2	Uninsured Casualty	52
14.3	Rights of Termination for Taking	52
14.4	Award	53

ARTICLE XV
Default		54
15.1	Tenant’s Default	54
15.2	Termination; Re-Entry	55
15.3	Continued Liability; Re-Letting	56
15.4	Liquidated Damages	57
15.5	Waiver of Redemption	58
15.6	Landlord’s Default	58

ARTICLE XVI
Miscellaneous Provisions		58
16.1	Waiver	58
16.2	Cumulative Remedies	59
16.3	Quiet Enjoyment	59
16.4	Surrender	60
16.5	Brokerage	60
16.6	Invalidity of Particular Provisions	60
16.7	Provisions Binding, Etc.	60
16.8	Recording; Confidentiality	61
16.9	Notices and Time for Action	61
16.10	When Lease Becomes Binding	62
16.11	Paragraph Headings	62
16.12	Rights of Mortgagee	62
16.13	Rights of Ground Lessor	63
16.14	Notice to Mortgagee and Ground Lessor	63
16.15	Assignment of Rents	63
16.16	Status Report and Financial Statements	64
16.17	Self-Help	65
16.18	Holding Over	66
16.19	Entry by Landlord	67
16.20	Tenant’s Payments	67
16.21	Late Payment	68
16.22	Counterparts	68

16.23	Entire Agreement	68
16.24	Limitation of Liability	69
16.25	No Partnership	69
16.26	Security Deposit	69
16.27	Waiver of Trial by Jury	72
16.28	Patriot Act and Executive Order 13224	72
16.29	Governing Law	74
16.30	Tenant’s Telecommunications Equipment	74
16.31	Tenant’s Operational Equipment	77
16.32	Emergency Generator	79
16.33	Waiver of Landlord’s Lien	81

ARTICLE XVII
Expansion Rights		82
17.1	Definitions	82
17.2	Third Floor Expansion Premises	83
17.3	East Wing Expansion Premises	85
17.4	Right of First Offer	88

200 WEST STREET
WALTHAM, MASSACHUSETTS

Lease dated May 19, 2010

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the “Building”) known as, and having an address at, 200 West Street, Waltham, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I

Basic Lease Provisions and Enumerations of Exhibits

1.1           Introduction

(A)          The following Sections 1.2 and 1.3 set forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2           Basic Data

Date:	May 19, 2010

Landlord:	BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

Present Mailing Address of Landlord:	c/o Boston Properties, Inc. Prudential Tower 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Richard Monopoli and Michael Schumacher

Tenant:	A123 SYSTEMS, INC., a Delaware corporation

Present Mailing Address of Tenant:	Arsenal on the Charles 321 Arsenal Street, 3rd Floor Watertown, Massachusetts 02472

Tenant’s Construction Representative:	Kent Gonzales and Jack Troast

Lease Term (sometimes called the “Original Lease Term”):

The period beginning on the Commencement Date and ending the last day of the one hundred twentieth (120th) full calendar month immediately following the Commencement Date, unless extended or sooner terminated as hereinafter provided.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:

A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:	As defined in Section 3.1 of this Lease.

Estimated Commencement Date:	April 1, 2011

The Site:	That certain parcel of land located on West Street, Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

The Building:	The Building known as and numbered 200 West Street, Waltham, Massachusetts, located on the Site, and containing the Total Rentable Floor Area set forth below.

The Complex:	The Building together with all common areas, parking areas, garage, and structures and the Site, as shown on the site plan attached hereto as Exhibit K.

Premises:

A portion of the first (1st), second (2nd) and third (3rd) floors of the Building, in accordance with the floor plans annexed hereto as Exhibit E and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	87,924 square feet.

Annual Fixed Rent:

(a) During the period commencing on the Commencement Date and ending on the last day of the sixtieth (60th) full calendar month immediately following the Commencement Date, at the annual rate of $2,198,100.00 (being the product of (x) $25.00 and (y) the Rentable Floor Area of the Premises (being 87,924 square feet)).

(b) During the period commencing on the first day of the sixty-first (61st) full calendar month immediately following the Commencement Date and ending on the last day of the Original Lease Term, at the annual rate of $2,373,948.00 (being the product of (x) $27.00 and (y) the Rentable Floor Area of the Premises).

Tenant Electricity:	As provided in Section 5.2 hereof.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability:

$5,000,000.00 combined single limit per occurrence, provided that if the Rentable Floor Area of the Premises should exceed 100,000 square feet, the aforesaid minimum limit shall be increased to $10,000,000.00 (which such insurance limits may be satisfied through a combination of primary and umbrella coverage).

Total Rentable Floor Area of the Building:	257,384 square feet.

Number of Parking Privileges:

Four (4) parking privileges for each 1,000 square feet of the Rentable Floor Area of the Premises (as the same may be expanded pursuant to Article XVII below), twenty-five percent (25%) of which will be located in the parking structure located on the Site and the remainder of which will be located on the surface parking areas located on the Site (all as shown on Exhibit K attached hereto).

Permitted Use:	General office use, light manufacturing, research labs and structures and such accessory uses thereto as may from time to time be permitted by the Zoning Ordinance for the City of Waltham.

Broker:	T3 Advisors, LLC 230 CityPoint Waltham, Massachusetts 02451

Initial Security Deposit Amount:	$1,000,000.00, subject to reduction pursuant to Section 16.26

1.3           Enumeration of Exhibits

The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Description of the Site

Exhibit B-1	—	Landlord’s Work

Exhibit B-2	—	Base Building Work

Exhibit B-3	—	Work Matrix

Exhibit B-4	—	Tenant Plan Requirements

Exhibit B-5	—	Construction Management Services

Exhibit B-6	—	Tenant’s Dry Room

Exhibit C	—	Landlord’s Services

Exhibit D	—	Building Signage and Monument Signage

Exhibit E	—	Floor Plans

Exhibit F	—	Third Floor Expansion Premises and East Wing Expansion Premises

Exhibit G	—	Form of Commencement Date Agreement

Exhibit H	—	Broker Determination of Prevailing Market Rent

Exhibit I	—	Form of Letter of Credit

Exhibit J	—	Form of Notice of Lease

Exhibit K	—	Site Plan

Exhibit L	—	Form of Certificate of Insurance

Exhibit M	—	Prior Rights

Exhibit N	—	Tenant’s Operational Equipment

ARTICLE II

Premises

2.1           Demise and Lease of Initial Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building. Tenant shall also have the exclusive right to use the loading dock being provided by Landlord as part of the Base Building Work (as that term is defined in Exhibit B-1 attached hereto), which such loading dock shall be deemed to be a part of the Premises for all intents and purposes under this Lease (although the same shall not be deemed to have any rentable floor area). The Premises shall exclude exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, shall also exclude the common corridors, elevator lobbies and toilets located on such floor.

2.2           Expansion Rights

Tenant may further expand the Premises pursuant to expansion rights more particularly set forth in Article XVII.

2.3           Appurtenant Rights and Reservations

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building (provided, however, that Tenant may only utilize the common loading areas for the delivery and loading of materials of a type and nature consistent with general office use; all other materials shall be delivered to and/or loaded at the loading dock being provided for Tenant’s exclusive use under Section 2.1 above) and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the cafeteria, if any, and fitness center (including machine weights, free weights and cardiovascular equipment) provided by Landlord for the use and enjoyment of tenants of the Complex (Landlord hereby agreeing, so long as Tenant leases and together with permitted assignees and/or subtenants under Article XII below occupies at least 87,924 square feet of rentable floor area in the Building, (i) to operate a cafeteria in the Complex and (ii) to consult with Tenant in good faith regarding the ongoing contract with the cafeteria operator, provided, however, that the final decision as to all matters regarding the contract with such cafeteria operator shall be made by Landlord in its reasonable discretion). Tenant shall have the right to contract separately with its own telecommunication service provider and Landlord will not unreasonably withhold consent to any request by Tenant to allow such provider to have access to the Building or to the Premises, provided that Landlord may condition such access, without limitation of the foregoing, on Landlord’s approval of the identity of the service provider, its execution of an access and easement agreement satisfactory to Landlord and, should telecommunications services be furnished by such service provider to both Tenant and other tenants and occupants in the Building, then subject to the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

Landlord reserves the right from time to time, without material interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises. In all cases, Landlord shall use commercially reasonable efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).

ARTICLE III

Lease Term and Extension Option

3.1           Term

The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term,” unless sooner terminated or extended as herein provided. The Commencement Date shall be as determined in accordance with Section 1.3(C) of Exhibit B-1 attached hereto.

As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit G hereto, of a written Declaration in which the commencement date shall be stated. If Tenant shall fail to execute such Declaration, such commencement date shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2           Extension Option

(A)          On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the Extended Term (i) there exists no monetary or material non-monetary “Event of Default” (defined in Section 15.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than fifty percent (50%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent and tax and operating cost bases, which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)           If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Extension Term Exercise Notice”) to Landlord, not earlier than eighteen (18) months nor later than twelve (12) months prior to the expiration of the Original

Lease Term, exercising such option to extend. Within thirty (30) days after Landlord’s receipt of the Extension Term Exercise Notice, Landlord shall provide Landlord’s quotation to Tenant of a proposed annual rent for the Extended Term (“Landlord’s Extension Term Rent Quotation”). If at the expiration of thirty (30) days after Tenant’s receipt of Landlord’s Extension Term Rent Quotation (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Extension Term Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit H) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit H. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be an amount equal to ninety-five percent (95%) of the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then Tenant shall be deemed to have elected to withdraw its Extension Term Exercise Notice, in which event Tenant’s option to extend shall be deemed null and void and of no further force or effect.

Notwithstanding the time periods set forth in the immediately preceding paragraph within which Tenant must deliver its Extension Term Exercise Notice, if the Premises is expanded pursuant to Article XVII below (or pursuant to a subsequent agreement between Landlord and Tenant) to consist of more than 97,242 but less than 200,000 square feet of rentable floor area, then if Tenant desires to exercise its option to extend the Term it shall give the Extension Term Exercise Notice not earlier than twenty-one (21) nor later than fifteen (15) months prior to the expiration of the Original Lease Term.  If the Premises is expanded to consist of 200,000 square feet of rentable floor area or more, then if Tenant desires to exercise its option to extend the Term it shall give the Extension Term Exercise Notice not earlier than twenty-four (24) nor later than eighteen (18) months prior to the expiration of the Original Lease Term.  Notwithstanding the foregoing, Tenant shall not lose its option to extend the Term if Tenant exercises an expansion option that causes it to exceed one of the above square footage thresholds after the applicable notice period for such threshold has otherwise passed (i.e. if Tenant exercises an expansion option during the sixteenth (16th) month prior to lease expiration that increases the size of the Premises to 210,000 square feet, Tenant will still have the option to extend the Term notwithstanding the fact that the Premises is now of a size where notice would have had to have been provided eighteen (18)  months prior to the expiration of the Original Lease Term). In such event, Tenant shall be entitled to exercise its extension option within the time period it otherwise would have been required to do so under this Section 3.2(B) but for such expansion.

(C)           Base Taxes (as that term is defined in Section 6.2(f) below) applicable during the Extended Term shall mean Landlord’s Tax Expenses for the then-current fiscal tax year as of the commencement of the Extended Term. Base Operating Expenses (as that term is defined in Section 7.4 below) during the Extended Term shall mean Landlord’s Operating Expenses for the calendar year in which such Extended Term commences.

(D)          Upon the first to occur of (i) the agreement by Landlord and Tenant during the Extension Term Negotiation Period on an Annual Fixed Rent for the Extended Term or (ii) the timely request by Tenant for a Broker Determination in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

(E)           Time is of the essence with respect to the provisions of this Section 3.2

ARTICLE IV

Condition of Premises; Signage

4.1           Condition of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

4.2           Signage

(A)          Premises Signage.  Landlord shall provide and install, at Landlord’s expense, letters or numerals at the main entrance to the Premises to identify Tenant’s name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

(B)           Lobby Signage.  Landlord shall, during the Term of this Lease, provide Tenant with a listing of Tenant’s name on all tenant directories in the Building and, at Tenant’s request, the name of Tenant’s subtenants. The initial listing of Tenant’s name shall be at Landlord’s cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.

(C)           Monument Signage.  Tenant shall have the right, effective as of the Commencement Date and at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to have its name and corporate logo on the existing monument located at the south side of the entrance to the driveway off of West Street (“Monument Signage”).  Tenant’s right to Monument Signage shall be non-exclusive.

(D)          Building Signage.  Tenant shall have the right, effective as of the Commencement Date and at its sole cost and expense (but with no separate charge by Landlord for the signage rights themselves), to design and install one (1) illuminated identification sign with Tenant’s name and corporate logo on the exterior façade of the Building (the “Building Signage”), subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). Tenant’s right to Building Signage shall be exclusive for the entire east wing of the Building (Landlord hereby reserving the right to grant signage rights to others on the west wing of the Building).

(E)           Conditions.  The location, design (including the manner of illumination, in the case of the Building Signage), proportions and color of the Monument Signage and the Building Signage shall all be subject to the prior approval of Landlord, which approval is hereby granted for the signs shown on Exhibit D attached hereto (and shall otherwise not be unreasonably withheld, conditioned or delayed with respect to any proposed signage that is consistent in size, design and location with the signage shown on Exhibit D). Landlord shall reasonably cooperate with Tenant in obtaining any local approvals required for the Building Signage or the Monument Signage (provided that Landlord shall not be put to any cost or expense in connection therewith). Notwithstanding the foregoing provisions of this Section 4.2 to the contrary, within ninety (90) days after the first to occur (if either) of (x) the date on which the Term of this Lease is terminated due to a Tenant default pursuant to the terms and provisions of Section 15.2 below and (y) such time as Tenant has assigned this Lease or shall directly lease and occupy less than 67,402 square of rentable floor area in the east-wing of the Building (excluding assignments and subleases permitted in accordance with Sections 12.2 and 12.8 below), then Tenant shall, at its cost and expense, remove the Monument Signage and the Building Signage and restore all damage to the Building and the Site caused by the installation and/or removal of such Monument Signage or Building Signage. Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article IX below. The right to the Building Signage granted pursuant to this Section 4.2 is personal to A123 Systems, Inc. and may not be transferred to any third party (other than to a Tenant Affiliate or Permitted Tenant Successor under Section 12.2 below). The right to the Monument Signage may be transferred (x) to a Tenant Affiliate or Permitted Tenant Successor under Section 12.2 below and (y) subject to Landlord’s reasonable approval, to any other approved assignee or subtenant, but no more than one (1) time during the Lease Term.

ARTICLE V

Annual Fixed Rent and Electricity

5.1           Fixed Rent and Electricity Charges

Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord’s Present Mailing Address specified in Section 1.2 hereof, or at such other place as Landlord shall from time to time designate by notice, (1)(a) on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.2 hereof and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 5.2 hereinbelow, and (2) on the first day of each and every calendar month during the Extended Term (if exercised), a sum equal to (a) one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the Extended Term plus (b) then applicable monthly electricity charges (subject to adjustment as provided in Section 5.2). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement except as expressly otherwise provided in this Lease.

5.2           Tenant Electricity

(A)          As of the date of this Lease, separate check meters (“Main Check Meters”) have been installed to measure tenant electric usage on each floor of the Building. If a Main Check Meter serves only the Premises or the entire floor leased to a tenant, it is herein referred to as a “dedicated” Main Check Meter; if it serves the Premises in common with other premises, it is herein referred to as a “shared” Main Check Meter. Such Main Check Meter(s) shall only measure electricity used for lights and electrical equipment utilized in the Premises, and fan-powered and variable air volume boxes which are part of the HVAC system serving the Premises. Any further equipment (including supplemental

HVAC equipment) installed by or for Tenant shall have separate check meter(s) (“Supplemental Check Meters”) installed at Tenant’s expense. On each floor there shall be one or more Main Check Meter(s) serving all of the floor such that the portions of the Premises located on full floors shall be served by dedicated Main Check Meters, and on multi-tenant floors Landlord may require that the tenants (at their sole cost and expense) install Main Check Meters relating to their premises (to the extent there are no Main Check Meters already installed serving only such premises) and Supplemental Check Meters to separately meter special usage within tenant premises such as computer rooms. With respect to any portion of the Premises that may in the future not be separately check metered on a dedicated Main Check Meter, Landlord will not unreasonably withhold its consent to Tenant to install dedicated Main Check Meter(s) serving solely such portion of the Premises at Tenant’s sole cost and expense.

(B)           Tenant’s share of the costs of electricity shall be determined by Landlord on the following basis:

(i)            Landlord will cause the check meters serving the Premises to be read periodically, but not less often than once every six (6) months during the first two (2) years of the Term and once every twelve (12) months thereafter. Tenant shall have reasonable access to such check meters to read the same.

(ii)           For portions of the Premises served by dedicated Main Check Meter(s), and for all Supplemental Check Meter(s) serving the Premises, Tenant’s allocable share of electricity costs for the period (“Tenant’s Electricity Payment”) shall be determined by multiplying the actual average cost per kilowatt hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the dedicated Main Check Meter(s) and Supplemental Check Meter(s) for Tenant’s Premises.

(iii)          For portions of the Premises served by shared Main Check Meter(s), if any, the Tenant’s Electricity Payment shall be determined by multiplying the cost per kilowatt hour by the number of kilowatt hours utilized as indicated by such shared Main Check Meter(s), and multiplying such total cost by a fraction, the numerator of which is the rentable area leased to Tenant and the denominator of which is the total rentable area under lease to tenants (inclusive of any vacant spaces where electricity is being used on a regular basis) served by such shared Main Check Meter(s); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at such portion of the Premises exceeds the amount being paid by Tenant, then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord may charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease, subject to Tenant’s right to challenge such determination pursuant to Section 2.6.1.

(iv)          Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for such floor for said period.

(C)           Tenant shall make estimated payments on account of Tenant’s Electricity Payment, as reasonably estimated by Landlord, on a monthly basis in accordance with Section 5.1 above. No later than one hundred twenty (120) days after the end of each calendar year falling within the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord, showing for the preceding calendar year the Tenant’s Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant’s Electricity Payment and the amount of Tenant’s Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. All payments by Tenant on account of Tenant’s Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Tenant shall have the right to examine Landlord’s records relating to Tenant’s Electricity Payment and to dispute the amounts claimed to be owed by Landlord in accordance with the provisions of Section 2.6.1 of this Lease.

(D)          All costs of electricity billed to Landlord, other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of Landlord’s Operating Expenses for purposes of determining the allocation of those costs. Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under this Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

(E)           Landlord shall be responsible for the maintenance of the Main Check Meter(s) and Tenant shall be responsible for the maintenance of the Supplemental Check Meter(s).

ARTICLE VI

Taxes

6.1           Definitions

With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)           “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)           “Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(c)           “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year.

(d)           “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on the Building, the Site or the Complex which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing and operation of the Complex, the Building and the Site and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, transfer, gift, capital stock or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it or any increase in taxes to the extent resulting solely from Landlord’s sale of, or otherwise transfer of its interest in, the Complex or the Building; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Complex or Building, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site or Building were the only property of Landlord. Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes as set forth above; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (c) imposed on land and improvements other than the Site.

(e)           “Base Taxes” means Landlord’s Tax Expenses for fiscal tax year 2011 (that is, the period beginning July 1, 2010 and ending June 30, 2011).

(f)            “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(g)           If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

Nothing contained in this Section 6.2 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding one hundred percent (100%) of Landlord’s Tax Expenses incurred by Landlord with respect to the pertinent Tax Year (any collected amount exceeding 100% of Landlord’s Tax Expenses with respect to any such Tax Year being referred to herein as “Tax Collection Surplus”), and Landlord shall, except with respect to Base Taxes, credit any Tax Collection Surplus against the aggregate of Landlord’s Tax Expenses incurred with respect to such Tax Year, which shall reduce the same for all purposes hereunder.

6.2           Tenant’s Share of Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and Lot, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in seeking such abatement or refund, the amount of the Tax Excess, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. Within thirty (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then terminated or expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

ARTICLE VII

Landlord’s Repairs and Services and Tenant’s Escalation Payments

7.1           Structural Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building and the parking garage located on the Site; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the omission or negligence of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2           Other Repairs to be Made by Landlord

Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain in good order, condition and repair the common areas and facilities of the Building, the Site and the Complex, including all paved areas and landscaped areas from time to time in existence, and all heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises (including all lines, pipes, wires, conduits and the like except to the extent serving the Premises exclusively), except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) for any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3           Services to be Provided by Landlord

In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.6 and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in high quality buildings in the Central Suburban 128 Market. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar buildings in Central Suburban 128 Market, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to provide Tenant with cleaning and janitorial services (as described in Exhibit C attached hereto) to any portion of the Premises not being used for general office purposes (it being understood and agreed that Tenant shall directly obtain such services on its own behalf and at its sole cost and expense).

7.4           Operating Costs Defined

“Operating Expenses Allocable to the Premises” means the same proportion of Landlord’s Operating Expenses (as hereinafter defined) as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building. “Base Operating Expenses” means Landlord’s Operating Expenses for calendar year 2011 (that is, the period beginning on January 1, 2011 and ending on December 31, 2011). Base Operating

Expenses shall not include (x) market-wide cost increases due to extraordinary circumstances, including but not limited to, Force Majeure (as defined in Section 14.1), boycotts, strikes, conservation surcharges, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year and (y) the cost of any Permitted Capital Expenditures (as hereinafter defined). “Base Operating Expenses Allocable to the Premises” means (i) the same proportion of Base Operating Expenses as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

“Landlord’s Operating Expenses” means the cost of operation of the Building and the Site incurred by Landlord, including those incurred in discharging Landlord’s obligations under Sections 7.2 and 7.3. Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 6.2 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)           compensation, wages and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Site;

(b)           payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Site;

(c)           steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges payable by Tenant pursuant to Section 5.2 above) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)           cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

(e)           cost of operating and maintaining a fitness center and food service facility in the Building, less any rent or other amounts received by Landlord from any third-party operators of such facilities;

(f)            cost of snow removal and care of landscaping;

(g)           cost of building and cleaning supplies and equipment;

(h)           premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

(i)            management fees at reasonable rates for self managed buildings in the Central Suburban 128 Market consistent with the type of occupancy and the services rendered, which such management fees shall not exceed three and one-half percent (3.5%) of the total Gross Rents for the Building (“Gross Rents for the Building” for the purposes hereof being defined as all annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fees, and Landlord’s Tax Expenses for the Building for the relevant calendar year) (it being understood and agreed that in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term where the management fee is calculated based on a percentage of Gross Rents for the Building that is higher than the actual percentage used during the Base Year, the management fee for the Base Year shall be adjusted so that it shall be based on the same percentage of Gross Rents for the Building used in the subsequent calendar year at issue).

(j)            depreciation for capital expenditures made by Landlord during the Lease Term (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements that first become applicable to the Building or the Property after Commencement Date (the capital expenditures described in subsections (x) and (y) being hereinafter referred to as “Permitted Capital Expenditures”) plus, in the case of (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties in the Central Suburban 128 Market, and depreciation in the case of (x) and (y) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

(k)           the pro rata share allocable to the Building of imputed rental costs of maintaining a regional property management office of a reasonable size given the number and square footage of properties managed (and the fact that as of the date hereof, Landlord is a self-administered and self-managed real estate investment trust), which pro rata share shall be equal to a fraction, the numerator of which is the Total Rentable Floor Area of the Building and the denominator of which is the total rentable floor area of all buildings managed by the staff of such regional property management office; and

(l)            all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, the Site and said common areas and facilities and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:

(i)            All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 7.4;

(ii)           Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Site;

(iii)          Legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Complex), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Site, (ii) relating to any special reporting required by securities laws, (iii) relating to disputes with tenants or (iv) relating to litigation;

(iv)          The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under this Lease or by any third party;

(v)           The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(vi)          Any advertising, promotional or marketing expenses for the Buildings, including, without limitation, leasing commissions, attorneys’ fees, space planning costs and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(vii)         The cost of any service or materials provided by any party related to Landlord (other than the management fee, which shall be subject to the terms and provisions of Section 7.4(h) above), to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the Central Suburban 128 Market;

(viii)        Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(ix)           Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(x)            Costs arising from Landlord’s political or charitable contributions;

(xi)                             The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Site required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(xii)                         Wages, salaries, or other compensation paid to any executive employees above the grade of Regional Property Manager;

(xiii)                      The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Landlord’s Operating Expenses; and

(xiv)        Landlord’s general corporate overhead and administrative services (except for property management services related to the operation of the Property, including, without limitation, risk management, accounting, security and energy management services).

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, any Base Year applicable to a Premises Component), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating

Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord’s Operating Expenses incurred by Landlord with respect to the pertinent calendar year (any collected amount exceeding 100% of Operating Expenses with respect to any calendar year being referred to herein as “Operating Expense Collection Surplus”), and Landlord shall, except with respect to Base Operating Expenses, credit any Operating Expense Collection Surplus against the aggregate of Operating Expenses incurred with respect to such calendar year, which shall reduce the same for all purposes hereunder.

7.5           Tenant’s Escalation Payments

(A)          If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 7.4) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5, the amount of such excess. Base Operating Expenses (as defined in Section 7.4) do not include the tenant electricity to be paid by Tenant as part of the Annual Fixed Rent.

(B)           Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)           No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Landlord’s Operating Expenses and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed

Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)          Subject to the provisions of this paragraph and provided no uncured monetary Event of Default of Tenant exists, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of the Tax Excess, Operating Cost Excess and Tenant’s proportionate share of electricity costs, as determined pursuant to Section 5.2 (the “Electricity Excess”):

(1)           Such documentation and calculations shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

(2)           Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable.

(3)           Except as provided by the last sentence of this Section 7.5(D), any request for examination in respect of any Tax Year or calendar year, as applicable, may be made no more than one hundred eighty (180) days after Landlord advises Tenant in writing of the actual amount of Landlord’s Tax Expenses, Landlord’s Operating Expenses or the Electricity Excess, as applicable in respect of such period and provides to Tenant the appropriate year-end statement required under Section 5.2, Section 6.3 or Section 7.5, as applicable (provided, however, that if after any audit is performed hereunder, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Tenant may request to examine the documentation and calculations for the overcharged item for the immediately preceding Tax Year or calendar year, as applicable).

(4)           In no event shall Tenant utilize the services of any examiner who is being paid by Tenant on a contingent fee basis, unless such examiner is being retained by Tenant on a national basis to examine payments under Tenant’s other leases of space.

(5)           As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Buildings in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

(6)           If, after the audit by Tenant of Landlord’s books and records pursuant to this Section 7.5 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Landlord shall credit any such overpayment against the next installment(s) of Annual Fixed Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the term of this Lease, Landlord shall promptly refund to Tenant the amount of any such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess, as applicable, Tenant shall, within forty-five (45) days of such determination, pay any such underpayment to Landlord.

(7)           If, after any such audit is performed, it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the Electricity Excess by more than three percent (3%) for the Tax Year or calendar year in question, Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant in performing such audit.

Landlord shall have no right to correct any year end statement with respect to any Tax Year or calendar year after the date one (1) year after the end of the period in question. Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 7.5(D)(3) hereof (subject to the proviso set forth at the end of subsection (3) above regarding Tenant’s ability to request examinations for prior years).

7.6           No Damage

(A)          Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, but Landlord shall nonetheless use commercially reasonably efforts to mitigate the adverse impact of any such event on Tenant’s use and enjoyment of the Premises to the extent it is within Landlord’s reasonable ability to do so under the circumstances.

(B)           Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)           Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent, Tax Excess and Operating Cost Excess shall thereafter be abated in proportion to such untenantability and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition no longer has the material adverse effect referred to above. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

In addition, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, the operation of Tenant’s business in the Premises in the normal course is materially adversely affected for a period of five (5) consecutive months after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises for the period of such untenantability and such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant, or Tenant’s agents, employees or contractors, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)            Said notice shall be given after said five (5) month period.

(ii)           Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)          If said condition is remedied on or before the date thirty (30) days after the receipt of such notice, said notice shall have no further force and effect.

(iv)          If said condition is not remedied on or before the date thirty (30) days after the receipt of such notice for any reason other then Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

The remedies set forth in this Section 7.6 shall be Tenant’s sole remedies for the events described herein. The provisions of this subsection (C) shall not apply in the event of untenantability caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article XIV below).

ARTICLE VIII

Tenant’s Repairs

8.1           Tenant’s Repairs and Maintenance

Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or any other portion of the Site caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made pursuant to the provisions of Section 16.17 below.

ARTICLE IX

Alterations

9.1           Landlord’s Approval

Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable:

(a)           for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) are inconsistent in any material respect, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building, or (iv) will require unusual expense to readapt the Premises to normal office use upon Lease termination or expiration (including, without limitation, rooftop HVAC units, specialty equipment, ventilation shafts for Tenant’s equipment, halon systems, etc.) or increase the cost of construction or of insurance or taxes on the Building or of the services provided by Landlord herein unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to termination and or expiration without expense to Landlord (alterations, additions or improvements described in this clause (iv) being sometimes collectively referred to as “Special Improvements”); or

(b)           for making its approval of any Special Improvements conditional on Tenant’s agreement to restore the Premises to its condition prior to construction of such Special Improvements at the expiration or earlier termination of the Lease Term, reasonable wear and tear excepted.

Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Buildings and the other requirements of the Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon

Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back up documentation), Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Exhibit B-1 attached hereto or any other improvements for which a construction management fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150/hour for time spent by senior staff, and $100/hour for time spent by junior staff, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.

9.2           Conformity of Work

Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of good quality (but in no event of lesser quality than reasonably appropriate for the maintenance of a consistently high quality building) shall be employed therein and that the structure of the Building shall not be endangered or impaired thereby.

9.3           Performance of Work, Governmental Permits and Insurance

All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Site or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord in its reasonable discretion. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s reasonable election, taking into account the scope and cost of the proposed alteration, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry worker’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.6 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, except as otherwise provided in Exhibit B-1 attached hereto, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide rules and regulations (which shall be applied in a non discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

9.4           Liens

Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Site and promptly to discharge (whether by bonding or otherwise) any such liens which may so attach.

9.5           Nature of Alterations

All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises, shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)           All furniture, equipment, other personal property, and trade fixtures (including, without limitation, any satellite or microwave dish or any communications equipment, including, without limitation, any telephone switch gear, and any security or monitoring equipment whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)           At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building or the Site, including all risers and any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1 (b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)           If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 (after giving effect to the provisions of Section 9.7), without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6           Increases in Taxes

Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Complex which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7           Alterations Permitted Without Landlord’s Consent

Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make alterations, additions or improvements to the Premises where:

(i)            the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(ii)           the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)          with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (iii)), the cost of any individual alteration, addition or improvement shall not exceed $200,000.00 and the aggregate cost of said alterations, additions or improvements made by Tenant during the Lease Term shall not exceed $1,000,000.00 in cost; and

(iv)          Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such alterations, addition or improvement constitutes a Special Improvement, require Tenant to restore the Premises to its condition prior to construction of such Special Improvement (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.

ARTICLE X

Parking

10.1         Tenant’s Parking

Landlord shall provide to Tenant monthly privileges in the number specified in Section 1.2 for the parking of automobiles, in common with use by other tenants from time to time of the Complex, and on a first-come, first-served basis, and Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Article XII below. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI

Certain Tenant and Landlord Covenants

Tenant covenants and agrees to the following during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1         To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor (except as is otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2         (A)          To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, vending machine (other than vending machines for use by Tenant’s employees and business invitees) or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as office buildings of the first-class in the quality of their maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance or fungal contaminant which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly notify Landlord of any incident in, on or about the Premises, the Buildings or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection). Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for Tenant’s business operations, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

(B)           Landlord represents and warrants to Tenant that, to the best of Landlord’s actual knowledge as of the date of this Lease, there are no Hazardous Materials in the Building or on the Site which are or would be required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws. In addition, Landlord further represents and warrants to Tenant that Landlord constructed the sub-slab ventilation system underneath the Building in accordance with the specifications previously provided to Tenant and covenants that the system will operate as designed during the Term of the Lease. Subject to the limitations of Section 16.24 hereof, Landlord shall use necessary and appropriate efforts to remove or abate, as required by applicable Hazardous Materials Laws and without inclusion in Operating Expenses, (x) Hazardous Materials on the Site or in the common areas, the structural elements or the base building systems of the Building and (y) Hazardous Materials that are present in other areas of the Building as the result of the actions of Landlord, its employees, agents or contractors.  Notwithstanding the foregoing, Landlord’s obligation to remove or abate Hazardous Materials pursuant to this Section 11.2 shall not apply to (i) requirements of Hazardous Materials Laws resulting from the use of Hazardous Materials, or additions, alterations or improvements in the Premises (other than the Landlord’s Work and the Base Building Work under Exhibit B-1 attached hereto), by Tenant or anyone claiming by, through or under Tenant, or (ii) Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the Building, including Tenant, or any employee, agent or contractor thereof, or (iii) any tenant space in the Building, including the Premises, and any additions, alterations and improvements therein, unless in the case of this clause (iii) such Hazardous Materials (1) existed in, at or on the Premises, the Building or the Site prior to the Commencement Date or migrated to the Premises, the Building or the Site from another property or (2) are present as the result of the action or inaction of Landlord, its affiliates, employees, agents or contractors.  In connection with the foregoing, Landlord hereby agrees to use best efforts to enforce the terms of its leases with other tenants of the Building in the event of a violation of Hazardous Materials Laws resulting from the action or inaction of any tenant or occupant of the Building or any employee, agent or contractor thereof; provided, however, that in no event shall Landlord be liable to Tenant for any violation of Hazardous Materials Laws by any tenant or occupant of the Building.

Landlord shall provide Tenant with copies of all reports and all material correspondence and documents relating to Landlord’s ongoing monitoring of the groundwater at the Site (it being understood and agreed that the decision as to whether or not to continue such monitoring, except to the extent the same is or may be required by Hazardous Materials Laws, shall be at Landlord’s sole discretion) or the environmental status of the Site.

Landlord shall promptly inform Tenant of any incident, act or condition at the Site requiring notice or action under Hazardous Material Laws.

Subject to the limitations of Section 16.24  hereof, Landlord agrees to defend with counsel first approved by Tenant (counsel appointed by Landlord’s insurance carrier shall be deemed approved by Tenant and for any other circumstances such approval shall not be unreasonably withheld or delayed), indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith (including, without limitation, loss, damage or claims related to indoor air quality problems within the Premises to the extent resulting from Hazardous Materials that are present on the Site as of the Commencement Date) resulting from the failure of Landlord to fulfill its obligations under this Section 11.2(B) or any breach of Landlord’s representations and warranties under this Section 11.2(B); provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property (as that term is described in Section 13.4 below) and Landlord shall in no event be liable for indirect or consequential damages.

11.3         Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (or as otherwise provided in this Lease) to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Site and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations. Landlord shall not enforce such rules and regulations other than in a non discriminatory manner.

11.4         To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5         Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6         To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7         To pay, as Additional Rent, all reasonable out of pocket costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to reimburse Tenant for all reasonable out-of-pocket costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

11.8         Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9         To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required (i) to make any alterations or additions to the base building systems or to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

11.10       Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and to not unreasonably interfere with Building construction or operation, and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.

11.11       Landlord represents to the Tenant that (a) the Permitted Use is permitted as of right at the Site under the Zoning Ordinance for the City of Waltham and complies with the requirements of all easement and encumbrance documents; (b) Landlord holds fee simple title to the Site, subject to no mortgage; (c) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; (d) no other party has any possessory right to the Premises or has claimed the same; and (e) to the best of Landlord’s actual knowledge the base building core, shell, and surrounding site work comply with all laws, regulations, and building codes, including without limitation, all laws governing nondiscrimination in public accommodations and commercial facilities, including without limitation, the requirements of the Americans with Disabilities Act (ADA) and all regulations thereunder, applicable to the Building and the Site at the time of construction and Landlord covenants to keep the same in compliance throughout the Term (provided, however, that notwithstanding the foregoing, in no event shall Landlord be liable to Tenant to the extent such non-compliance is caused by parties other than Landlord, its agents, employees or contractors, Landlord hereby agreeing to use reasonable efforts to enforce lease provisions regarding compliance with laws against tenants of the Building as applicable).

ARTICLE XII

Assignment and Subletting

12.1         Restrictions on Transfer

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2         Exceptions

Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.3 and 12.4 below, but subject to the provisions of Sections 12.5 and 12.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) (i) to any controlling entity of Tenant or to any entity controlled by Tenant or to any entity under common control with Tenant (such parent or subsidiary entity or entity under common control with Tenant being hereinafter called a “Tenant Affiliate”) or (ii) to any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to the lesser of (1) the net worth of Tenant as of the date of this Lease or (2) the net worth of Tenant immediately prior to such transaction.

Except in the case of a statutory merger, in which case the surviving entity in the merger shall be liable under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Tenant Affiliate or Permitted Tenant Successor. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.3         Landlord’s Termination Right

Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires:

(a)           to assign this Lease; or

(b)           to sublet such portion (the “Sublease Portion”) of the Premises as (x) contains by itself at least fifty percent (50%) of the Rentable Floor Area of the Premises or (y) would bring the total amount of the Premises then subleased (exclusive of any subleases under Section 12.2 above) to fifty percent (50%) or more of the Rentable Floor Area of the Premises; or

(c)           to sublet any Sublease Portion consisting of 5,000 square feet of rentable floor area or more for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease under this subparagraph (c) or subparagraph (b) above being hereinafter referred to as a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant’s notice (the “Acceptance Period”), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date.

Notwithstanding the foregoing, in the event of a Major Sublease:

(i)            Landlord shall only have the right to so terminate this Lease with respect to the Sublease Portion and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant’s payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises;

(ii)           in the case of Major Sublease for less than all or substantially all of the then-remaining Lease Term, Landlord shall only have the right to suspend the term of this Lease pro tanto for the term of the proposed sublease (i.e. the Term of the Lease in respect of the Sublease Portion shall be terminated for the term of the proposed sublease and then reinstated upon the expiration or earlier termination of such sublease term); and

(iii)          in the case of a proposed Major Sublease which, when combined with other subleases of the Premises then in effect (exclusive of any subleases under Section 12.2. above) reaches the fifty percent (50%) of the Premises threshold set forth above for Landlord to recapture, Landlord may only exercise its recapture rights with respect to the proposed Major Sublease, but may not exercise its recapture rights or terminate this Lease as to any subleases of the Premises previously entered into by Tenant.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 12.4-12.7 shall be applicable. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 12.3, Landlord shall be responsible, at its sole cost and expense, for all work necessary to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises.

This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.

12.4         Consent of Landlord

Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 12.5 below within ten (10) business days after receipt thereof from Tenant.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)           the proposed assignee or subtenant is a tenant in the Building or is in active negotiation with Landlord and Landlord has existing space that satisfies such party’s needs, or

(b)           the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(c)           giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required, or

(d)           the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)           the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)            there shall be existing a monetary or material non-monetary Event of Default (defined in Section 15.1), or

(g)           any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

12.5         Tenant’s Notice

Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information reasonably necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6         Profit on Subleasing or Assignment

In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, advertising and marketing costs, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7         Additional Conditions

(A)          It shall be a condition of the validity of any assignment or subletting of right under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 12.1 through 12.7 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)           As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.

(C)           If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)                               The consent by Landlord to an assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(E)                                 Without limiting Tenant’s obligations under Article IX, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(F)                                 In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be reasonably approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, and except as provided in Section 12.3, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) at any given time, there shall be no more than four (4) subleases in effect.

(G)                                Notwithstanding anything to the contrary provided in Section 12.6 above, Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits reasonably allocable (in Landlord’s reasonable determination consistent with Section 12.6) to any calendar month of the Term during which there is or was subsisting, at any time during said calendar month, a monetary or material non-monetary Event of Default (as defined in Section 15.1).

12.8                           Short-Term Subleases

It is acknowledged and agreed that Tenant may initially sublease all or some portion of the East Wing Expansion Premises (as that term is defined in Section 17.1 below) in the event that Tenant elects to lease the same pursuant to Section 17.3 below (any such subleases being hereinafter referred to as the “Initial East Wing Expansion Premises Subleases”).  Notwithstanding anything contained in Sections 12.1-12.7 above to the contrary, it is understood and agreed that (i) the provisions of Sections 12.3, 12.6 and clause (iii) of Section 12.7(F) above shall not apply to any Initial East Wing Expansion Premises Subleases with a sublease term of two (2) years or less and (ii)  Landlord shall not be entitled to withhold its consent to any of the prospective Initial East Wing Expansion Premises Subleases with a term of two (2) years or less on the grounds that the proposed subtenant is a tenant in the Building or is in active negotiation with Landlord or that the proposed subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required.

ARTICLE XIII

Indemnity And Insurance

13.1                           Indemnity

(A)                              Tenant’s Indemnity.  To the maximum extent permitted by law, but subject to the limitations in Section 16.24 hereof, and to the extent not resulting from any act, omission,  negligence or willful misconduct of the Landlord Parties (as hereinafter defined), Tenant agrees to indemnify and save harmless the Landlord Parties from and against all claims by third parties of whatever nature to the extent arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined) occurring in the Premises, the Building or the Complex; (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises in accordance with the provisions of Exhibit B-1 attached hereto or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building or the Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant (but only to the extent a specific remedy for such breach is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall Tenant be liable for any indirect or consequential damages except (1) as provided in Section 16.18 below and (2) in connection with Tenant’s use of Hazardous Materials in its business operations.  This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law.

(B)                                [intentionally omitted]

(C)                                No limitation.  The indemnification obligations under this Section 13.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(D)                               Subtenants and other occupants.  Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(E)                                 Landlord’s Indemnity.  To the maximum extent permitted by law, but subject to the limitations in Section 16.24 and in Sections 13.2 and 13.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or willful misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises, the Building or the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission or willful misconduct of Landlord or Landlord’s contractors, agents or employees, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease (but only to the extent a specific remedy for such breach or default is not otherwise provided for pursuant to the terms of this Lease); provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.  Tenant shall provide notice of any such third party claim to Landlord as soon as practicable.  Landlord shall have the right, but not the duty, to defend the claim.  The provisions of this Section 13.1(e) shall not be applicable to the holder of any mortgage now or hereafter on the Building or the Site (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Building or the Site, except to the extent of liability insurance maintained by such holder).

(F)                                 Costs.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(G)                                Survival. The terms of this Section 13.1 shall survive any termination or expiration of this Lease.

13.2                           Tenant’s Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

13.3                           Tenant’s Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease. The Initial Minimum Limits of Tenant’s Commercial General Liability Insurance shall be as stated in Section 1.2 above (subject to increase as provided in said Section 1.2).  In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as may be reasonably determined by Landlord (including host liquor liability coverage, if applicable) and provide Landlord with evidence of the same upon request.

13.4                           Tenant’s Property Insurance

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage (including during the course of construction) with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises, and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this Section 13.4 shall be in minimum amounts not less than the Annual Fixed Rent then in effect during any Lease Year, plus any Additional Rent due and payable for the immediately preceding Lease Year. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, “all risk” insurance in an amount not less than the full replacement cost of any such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article XIV. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article XIV), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements pursuant to the terms of the policy.

13.5                           Tenant’s Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) workers’ compensation insurance; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such workers’ compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

13.6                           Requirements for Tenant’s Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VII” in the most current Best’s Key Rating Guide (or such similar rating as may be reasonably selected by Landlord if Best’s Key Rating Guide is no longer being published). All such insurance shall: (1) be reasonably acceptable in form and content to Landlord; (2) be primary and noncontributory; and (3) contain an endorsement providing that the insurer shall endeavor to provide Landlord at least thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of any cancellation, failure to renew, reduction of amount of insurance, or material change in coverage. No such policy shall contain any deductible or self-insured retention greater than $25,000.00 for commercial general liability insurance and $100,000.00 for property insurance. Such deductibles and self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 13.13 below. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, Landlord may, at its option, on five (5) business days notice to Tenant given at any time after Tenant has failed to provide any certificate of insurance required by this Article XIII, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

13.7                           Additional Insureds

The commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 13.3 of this Lease, shall name Landlord, Landlord’s managing agent, and such other Persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

13.8                           Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at renewal of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, are attached as Exhibit L). Failure by the Tenant to provide the certificates or letters required by this Section 13.8 shall not be deemed to be a waiver of the requirements in this Section 13.8. Upon request by

Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

13.9                           Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 13.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

13.10                     No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

13.11                     Tenant to Pay Premium Increases

If and solely to the extent that, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

13.12                     Landlord’s Insurance

(A)                              Required insurance.  Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may reasonably determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Operating Expenses for the Building. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(B)                                Optional insurance.  Landlord may maintain such additional insurance with respect to the Building and the Development Area, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of the Operating Expenses for the Building.

(C)                                Blanket and self-insurance.  Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Operating Expenses for the Building shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(D)                               No obligation.  Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

13.13                     Waiver of Subrogation

The parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any liability or property insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

13.14                     Tenant’s Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.

ARTICLE XIV

Fire, Casualty and Taking

14.1                           Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the date of such fire or casualty, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If during the last eighteen (18) months of the Lease Term as it may have been extended, the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred fifty (150) days from the date of such casualty, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If the Building or the Site or any part thereof are damaged by fire or casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant’s Property ) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition and are made available for occupancy by Tenant. If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30)

day period such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction. A party shall have the right to invoke the benefit of the Force Majeure provisions of this Article XIV only if (a) it advises the other party of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) such party uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it within such party’s reasonable ability to do so under the circumstances).

14.2                           Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3                           Rights of Termination for Taking

If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (i) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as determined by Landlord in its reasonable discretion or (ii) access to the Building shall be taken (such that Tenant and other tenants of the Building do not have any practical means of access to their premises for purposes of use and occupancy of at least fifty percent (50%) of the Total Rentable Floor Area of the Building), Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected. If Landlord shall give such notice to Tenant hereunder, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, the Operating Cost Excess and the Tax Excess shall be abated for the remainder of the Lease Term.

14.4                           Award

Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Site and the Complex and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.

ARTICLE XV

Default

15.1                           Tenant’s Default

This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)                                  Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof; or

(b)                                 Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)                                  Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Article XII of this Lease; or

(d)                                 Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance), and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(e)                                  Tenant shall fail to perform or observe any other material requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(f)                                    The estate hereby created shall be taken on execution or by other process of law; or

(g)                                 Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(h)                                 Tenant shall judicially be declared bankrupt or insolvent according to law; or

(i)                                     a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(j)                                     any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(k)                                  Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(l)                                     Tenant otherwise abandons the Premises.

15.2                           Termination; Re-Entry

Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3                           Continued Liability; Re-Letting

If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Complex shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Complex, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Complex.

15.4                           Liquidated Damages

Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of six percent (6%), of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.1 and the Operating Cost Excess under Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 15.4, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article XV or otherwise terminated by breach of any obligation of Tenant and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (a) the Annual Fixed Rent and all Additional Rent payable for the lesser of (i) the twelve (12) months ended next prior to such termination and (ii) the number of full plus any partial months remaining in the Lease Term, plus (b) the amount of Annual

Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election, plus (c) any and all expenses which the Landlord may have incurred for and with respect to the collection of any such rent. Notwithstanding the foregoing, Landlord shall not be entitled to collect liquidated damages under the provisions of this paragraph if such liquidated damages would exceed the damages to which Landlord would have been entitled had it elected to collect liquidated damages under the provisions of the first paragraph of this Section 15.4.

15.5                           Waiver of Redemption

Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6                           Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE XVI

Miscellaneous Provisions

16.1                           Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2                           Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3                           Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4                           Surrender

(A)                              No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)                                Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5                           Brokerage

Tenant and Landlord warrant and represent that neither party has dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against either party relative to dealings with brokers other than the broker designated in Section 1.2 hereof, the other party shall defend the claim against such party with counsel of the other party’s selection and save harmless and indemnify such party on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof in connection with the Original Lease Term.

16.6                           Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7                           Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8                           Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit J.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law or the requirements of any securities exchange listing the stock of Tenant (or except with the written consent of Landlord), Tenant shall not disclose the same to any third party except for Tenant’s advisors, brokers, partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same; provided, Tenant shall be permitted at any time to disclose the terms of this Lease publicly to the extent required in connection with any filing made by Tenant with the United States Securities and Exchange Commission, which disclosure may require attaching a copy of this Lease to such filings.

16.9                           Notices and Time for Action

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10                     When Lease Becomes Binding

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11                     Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12                     Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter placed on the Site or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of non disturbance from such mortgagee as Tenant may reasonably request (Landlord hereby agreeing (a) to use best efforts to obtain such subordination instruments from such mortgagee and (b) to pay any legal or other fees charged by the mortgagee in connection with providing the same). In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

Landlord hereby represents and warrants that there is no mortgage currently encumbering the Building or the Site.

16.13                     Rights of Ground Lessor

If Landlord’s interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14                     Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

16.15                     Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)                                  That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant or under a non-disturbance agreement or other agreement with Tenant, specifically otherwise elect; and

(b)                                 That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

16.16                     Status Report and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees.

In addition, unless and for so long as Tenant is not a publicly traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years.

Any such status statement and non publicly available financial statement, which shall be certified by Tenant’s executives to the same extent as publicly available financial statements of publicly traded entities, which are delivered pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17                     Self-Help

(A)                              If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

(B)                                If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 16.17 (or without notice to or demand upon Landlord in the case of any emergency) (“Tenant’s Self Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary. All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self help rights pursuant to this Section 16.17, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of America, N.A (or its successor) as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid. If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant’s invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

16.18                     Holding Over

(A)                              Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the rate payable under the terms of this Lease immediately prior to the commencement of such holding over, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, for the first sixty (60) days of any holding over, the percentage figure set forth above shall instead be 150%.

(B)                                In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease.

Notwithstanding the foregoing, however, Tenant shall not be liable for indirect or consequential damages incurred by Landlord during the first thirty (30) days of any holding over by Tenant.

(C)                                Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19                     Entry by Landlord

Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right (i) to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 7.1 and 7.2 and Exhibit C attached hereto), and (ii) to show the Premises to prospective tenants during the applicable time period after Tenant’s right to exercise its extension option has lapsed under Section 3.2 above (or in the case of the Extended Term, if exercised, during the 18 months preceding the expiration of the Extended Term) and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

16.20                     Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise expressly provided in Section 7.6(D), if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and

Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand (accompanied by reasonable supporting documentation) as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, and costs associated with any of Landlord’s senior or junior staff at the rates set forth above in this Lease, reasonably incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21                     Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. However, not more than once per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day grace period. The aforesaid late charge and interest accrued upon any Outstanding Amount shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22                     Counterparts

This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23                     Entire Agreement

This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24                     Limitation of Liability

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, nor any such trustee nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is trustee, or of any such trustee, or of any manager, member, partner, director or stockholder of Landlord or Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Property (and the proceeds of any insurance claim or eminent domain proceeding in connection therewith), as aforesaid, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.

In no event shall either party hereto ever be liable for any indirect or consequential damages or loss of profits or the like, provided that the foregoing limitation of liability shall be inapplicable to Tenant’s obligations pursuant to Section 16.18 hereof (subject to the limitations set forth in Sections 16.18(B) thereof).

16.25                     No Partnership

The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26                     Security Deposit

(A)                              Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of the Initial Security Deposit Amount set forth in Section 1.2, and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 16.26, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit or an amendment to the existing letter of credit currently being held by Landlord pursuant to the Existing Lease which increases the amount secured thereby to the Initial Security Deposit Amount and modifies any provision that refers specifically to the Existing Lease (in either event, the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor’s Professional Rating Service of BBB- or a comparable minimum rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit I, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notice to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within ten (10) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 16.26. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within ten (10) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 16.26. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

(B)                                Landlord shall return a Two Hundred Fifty Thousand and 00/100 Dollar ($250,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at the beginning of the sixty-first (61st) full calendar month immediately following the Commencement Date (the “First Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant has demonstrated a positive net income in accordance with generally accepted accounting principles for its most recent fiscal year prior to the First Scheduled Reduction Date, as shown in its public filings for such fiscal year (or, in the event that Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, as shown in a certified copy of its most recent audited financial statements covering such fiscal year). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence at the beginning of the sixty-first (61st) full calendar month immediately following the Commencement Date, then the First Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(C)                                Landlord shall return an additional Two Hundred Fifty Thousand and 00/100 Dollar ($250,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) at the beginning of the eighty-fifth (85th) full calendar month immediately following the Commencement Date (the “Second Scheduled Reduction Date”) if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, (ii) Landlord has not applied such deposit or any portion thereof to Landlord’s damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord, (iii) there have not been more than three (3) monetary or material non-monetary Events of Default that occurred during the Term, even if later cured, (iv) Tenant has not declared bankruptcy at any point during the Term and (v) Tenant has demonstrated a positive net income in accordance with generally accepted accounting principles for its most recent fiscal year prior to the Second Scheduled Reduction Date, as shown in its public filings for such fiscal year (or, in the event that Tenant is an entity other than a publicly held company whose shares are traded on a national stock exchange, as shown in a certified copy of its most recent audited financial statements covering such fiscal year). In the event that Tenant does not meet all of the foregoing conditions set forth in clauses (i) through (v) of the immediately preceding sentence at the beginning of the eighty-fifth (85th) full calendar month immediately following the Commencement Date, then the Second Scheduled Reduction Date shall be deferred until such date as Tenant has met such conditions.

(D)                               If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the security deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord agrees, in its reasonable determination, that all of the aforesaid conditions are met, the security deposit shall be so reduced in accordance with this Section 16.26. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 16.26, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(E)                                 Tenant not then being in monetary or material non-monetary default and having performed all of its monetary or material non-monetary obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 16.26, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

16.27                     Waiver of Trial by Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

16.28                     Patriot Act and Executive Order 13224

(A)                              As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced

Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under Section 15.1(d) of this Lease and shall be covered by the indemnity provisions of Section 13.1(A) above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

(B)                                As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or by any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not knowingly conducted nor will knowingly conduct business nor has knowingly engaged nor will knowingly engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited

Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

16.29                     Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.30                     Tenant’s Telecommunications Equipment

Tenant shall be permitted, at its sole cost and expense, to install equipment for telecommunications, data transmission and other similar technologies including, without limitation, antennas and satellite dishes (the “Tenant’s Telecommunications Equipment”) on the rooftop of the Building. The exact specifications of the Tenant’s Telecommunications Equipment, the method of installing the Tenant’s Telecommunications Equipment and the location on the rooftop for the Tenant’s Telecommunications Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the roof in order to inspect, service, repair, maintain and replace any Tenant’s Telecommunications Equipment located thereon, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and use of the rooftop. Tenant shall use Landlord’s roof contractor for the installation of flashing for any rooftop penetrations necessary for the placement of the Tenant’s Telecommunications Equipment on the rooftop of the Building.

Tenant’s use of the Tenant’s Telecommunications Equipment shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the “Connections”) between the Tenant’s Telecommunications Equipment and the Premises. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Connections in any portion of the Building until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the Connections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Connections. Landlord shall inform Tenant at the time of its review of the Connections whether Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of this Lease.

(b)                                 Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Tenant’s Telecommunications

Equipment or the Connections provided that the same are used solely to provide service to Tenant’s business operations in the Premises (as opposed to being utilized by the telecommunications carrier to provide service to other tenants of the Complex).

(c)                                  Except as otherwise set forth in this Lease, Landlord shall have no liability to Tenant for the installation and subsequent operation of the Tenant’s Telecommunications Equipment.

(d)                                 Landlord shall have no obligation to provide any services to the Tenant’s Telecommunications Equipment, provided, however, Tenant shall have the right to access telephone/data closets and shafts and conduits in the Building, plenum areas and other pathways in the Building in order to connect the Tenant’s Telecommunications Equipment to the Premises, subject to Landlord’s right to reasonably approve such connections and to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to the access to and the use of such areas within the Building. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.30, arrange for all utility services required for the operation of the Tenant’s Telecommunications Equipment.

(e)                                  Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Telecommunications Equipment and the Connections.

(f)                                    Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Telecommunications Equipment or the Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(g)                                 Tenant shall be responsible for the cost of repairing any damage to the Building or the Site caused by its use of the Tenant’s Telecommunications Equipment and the Connections or any work related thereto.

(h)                                 Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Tenant’s Telecommunications Equipment other than Tenant.

(i)                                     To the maximum extent permitted by law, Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Telecommunications Equipment and the Connections are damaged for any reason.

(j)                                     Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(k)                                  The Tenant’s Telecommunications Equipment and the Connections shall not interfere with the maintenance, use, occupancy or operation of the Building by Landlord or any other tenant, occupant or licensee of the Building (including, without limitation, interference with any communications equipment, telephones, radios, CATV, MATV, televisions, HVAC systems, elevators or computers in place as of the date Tenant installs Tenant’s Telecommunications Equipment and Connections). In the event any such interference is not cured by Tenant within thirty (30) days after written notice thereof from Landlord to Tenant, Landlord shall have the right to require Tenant to relocate or remove the Tenant’s Telecommunications Equipment causing such disturbance.

(l)                                     Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, to relocate the Tenant’s Telecommunications Equipment and the Connections to another location on the roof of the Building reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of Tenant’s Telecommunications Equipment and Landlord makes temporary arrangements for Tenant’s Telecommunications Equipment to continue to operate during such relocation. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.6(C) above.

(m)                               The Tenant’s Telecommunications Equipment and the Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above. In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Telecommunications Equipment and the Connections.

(n)                                 Landlord shall have the right to designate or identify the Tenant’s Telecommunications Equipment and any related components or conduits with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Tenant’s Telecommunications Equipment.

(o)                                 It is expressly understood and agreed that the Tenant’s Telecommunications Equipment shall remain the property of Tenant and that Tenant shall be required to remove the same upon the expiration or earlier termination of this Lease and to repair any damage caused by the installation or removal of the Tenant’s Telecommunications Equipment.

Landlord shall use commercially reasonable efforts to insure that the placement and operation of other telecommunications equipment on the rooftop of the Building does not interfere with the use and operation by Tenant of the Tenant’s Telecommunications Equipment and the Connections and shall impose and enforce upon other tenants or occupants of the Building installing telecommunications equipment on the roof requirements similar to those contained in subsection (k) above; provided, however, that Landlord shall not be liable to Tenant if any such interference actually occurs, so long as Landlord is using commercially reasonable efforts as aforesaid.

16.31                     Tenant’s Operational Equipment

Tenant shall be permitted, at its sole cost and expense, to install (i) up to seven (7) dedicated HEV and EV parking spaces with charging stations on the Site in the locations shown on Exhibit N attached hereto and (ii) a chemical storage shed on the Site in a location to be mutually agreed upon by Landlord and Tenant (said HEV and EV parking spaces with charging stations and chemical storage shed being hereinafter referred to collectively as “Tenant’s Operational Equipment”). The exact specifications of the Tenant’s Operational Equipment and, the method of installing the Tenant’s Operational Equipment shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant and Tenant’s contractors shall have reasonable access to the Site in order to inspect, service, repair, maintain and replace the Tenant’s Operational Equipment, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to such access and use.

Tenant’s use of the Tenant’s Operational Equipment shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Tenant’s Operational Equipment.

(b)                                 Landlord shall have no obligation to provide any services to the Tenant’s Operational Equipment. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.31, arrange for all utility services required for the operation of the Tenant’s Operational Equipment. In addition, Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Tenant’s Operational Equipment.

(c)                                  Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Tenant’s Operational Equipment without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(d)                                 Tenant shall be responsible for the cost of repairing any damage to the Building, the Site or the Complex caused by its use of the Tenant’s Operational Equipment.

(e)                                  To the maximum extent permitted by law, Tenant’s use of the Tenant’s Operational Equipment shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Tenant’s Operational Equipment is damaged for any reason.

(f)                                    Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Tenant’s Operational Equipment, including, without limitation, all Hazardous Materials Laws.

(g)                                 Landlord shall have the right, upon no less than one hundred twenty (120) days notice to Tenant and at Landlord’s sole cost and expense, to relocate any portion of the Tenant’s Operational Equipment to another area on the Site. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (i.e., in the absence of another cause) be deemed to constitute an event giving rise to the provisions of Section 7.6(C) above.

(h)                                 The Tenant’s Operational Equipment shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above.  In addition and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Tenant’s Operational Equipment.

(i)                                     Landlord shall have the right to designate or identify the Tenant’s Operational Equipment with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Tenant’s Operational Equipment.

It is expressly understood and agreed that Tenant’s Operational Equipment shall remain the property of Tenant and that, as Special Improvements, Landlord may require removal of the Tenant’s Operational Equipment pursuant to Section 9.1 of this Lease, but that Tenant may elect to remove the Tenant’s Operational Equipment any time during the Lease Term.

Landlord and Tenant agree to cooperate with each other in good faith to accommodate Tenant’s possible need for additional HEV and EV parking spaces in the future; provided, however, that Landlord shall not be liable to Tenant if Landlord is unable to accommodate such need so long as Landlord has acted in good faith as aforesaid.

16.32                     Emergency Generator

Tenant may, at its sole cost and expense, install an emergency generator (the “Emergency Generator”) on the Site and certain connections between the Emergency Generator and the Premises (the “Generator Connections”).  The exact specifications of the Emergency Generator and the Generator Connections, the method of installing the Emergency Generator and the Generator Connections and the location on the Site for the Emergency Generator and the Generator Connections shall all be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed with respect to a natural gas-powered generator to be installed on the roof of the Building (but which shall otherwise be in Landlord’s sole discretion). Tenant and Tenant’s contractors shall have reasonable access to the Site in order to inspect, service, repair, maintain and replace the Emergency Generator and Generator Connections, subject to Landlord’s reasonable rules and regulations of which Tenant has been given prior notice relative to such access and use.

Tenant’s use of the Emergency Generator shall be upon all of the conditions of the Lease, except as modified below:

(a)                                  It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing the Generator Connections.  In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Generator Connections in any portion of the Building until (x) Tenant shall have obtained Landlord’s prior written approval, of the Emergency Generator and the Generator Connections, as provided above, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Emergency Generator and the Generator Connections.

(b)                                 Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operating Expense Excess in respect of the Emergency Generator or the Generator Connections.

(c)                                  The Emergency Generator may be used to provide back-up power in the event of an outage for Tenant’s lights and plugs in the Premises and dedicated heating, ventilation and air conditioning systems serving the Premises, or for the purposes of running any life-safety systems or equipment.

(d)                                 Landlord shall have no obligation to provide any services to the Emergency Generator.  Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 16.32, arrange for all utility services required for the operation of the Emergency Generator.

(e)                                  Tenant shall, at its sole cost and expense, be solely responsible for all maintenance and repair to the Emergency Generator and the Generator Connections.  In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for the Emergency Generator with a service provider reasonably acceptable to Landlord.

(f)                                    Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Emergency Generator or the Generator Connections without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(g)                                 Tenant shall be responsible for the cost of repairing any damage to the Building caused by its use of the Emergency Generator and the Generator Connections.

(h)                                 Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Emergency Generator other than Tenant.

(i)                                     To the maximum extent permitted by law, Tenant’s use of the Emergency Generator and the Generator Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Emergency Generator or the Generator Connections are damaged for any reason.

(j)                                     Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Emergency Generator and the Generator Connections.

(k)                                  Landlord shall have the right, upon no less than ninety (90) days’ notice to Tenant and at Landlord’s sole cost and expense, to relocate the Emergency Generator and the Generator Connections to another location on the roof of the Building reasonably acceptable to Tenant provided that such relocation does not adversely affect Tenant’s use of the Emergency Generator and the Generator Connections.  Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant’s business operations. Any such relocation by Landlord shall not independently (in the absence of another cause) be deemed to constitute a service interruption under Section 7.6(C) above.

(l)                                     The Emergency Generator and the Generator Connections shall be deemed to be a part of the Premises for the purposes of the indemnity and insurance provisions of Article XIII above.  In addition to and not in limitation of the foregoing, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Emergency Generator and the Generator Connections.

(m)                               Landlord shall have the right to designate or identify the Emergency Generator with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Emergency Generator.

It is expressly understood and agreed that, as Special Improvements, Landlord may require removal of the Emergency Generator and Generator Connections pursuant to Section 9.1 of this Lease, but that Tenant may elect to remove the Emergency Generator and Generator Connection at any time during the Lease Term.

16.33                     Waiver of Landlord’s Lien

From time to time upon Tenant’s reasonable written request, Landlord agrees to furnish Tenant or any vendor or other supplier under any conditional sale, chattel mortgage or other security arrangement, any consignor, any holder of reserved title or any holder of a security interest, with a waiver of Landlord’s lien upon Tenant’s trade fixtures, furnishings, signs, equipment, machinery, inventory and personal property in or on the Premises.

Without limiting the generality of the foregoing, Landlord is aware that Tenant intends to apply for federal, state and local grants, loans, tax abatements and reductions and other incentives with respect to its business to be conducted at the Premises. Landlord agrees to reasonably cooperate (at no out-of-pocket expense to Landlord and without incurring any liability to Landlord on account of such cooperation) with such activities.  In connection with the foregoing, Landlord agrees, at the request of Tenant, to execute any commercially reasonable documentation related to the foregoing.  Further, and notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to pledge or otherwise grant a first priority security lien in any of Tenant’s Property (as defined in Section 13.4 above) to the United States Department of Energy, Massachusetts Clean Energy Technology Center and/or any other party providing financing to Tenant in connection with the conduct of Tenant’s business in the Premises, and upon written request by Tenant, Landlord will execute and deliver commercially reasonable instruments consenting to such financing and/or waiving any statutory or contractual Landlord’s lien in Tenant’s Property.

ARTICLE XVII

Expansion Rights

17.1                           Definitions

With reference to the rights and obligations of Tenant referred to in this Article XVII, it is agreed that the terms used herein are as defined as follows:

(a)                                  “Third Floor Expansion Premises” means the approximately 9,318 square feet of rentable floor area located on the third (3rd) floor of the east wing of the Building currently occupied by ClickSquared, Inc. and shown on Exhibit F attached hereto.

(b)                                 “East Wing Expansion Premises” means, collectively, (i) the Third Floor Expansion Premises (to the extent not previously leased by Tenant under Section 17.2 below) and (ii) all office space on the fourth (4th) floor of the east wing of the Building, all as shown on Exhibit F attached hereto.

(c)                                  “Available ROFO Space” means any office space in the Building which, from time to time during the Lease Term, becomes “available for reletting” (as hereinafter defined), including, without limitation, the Third Floor Expansion Premises and the East Wing Expansion Premises to the extent not previously leased by Tenant under Sections 17.2 or 17.3 below (but only after Landlord has leased such spaces to third parties). Available ROFO Space shall be deemed “available for reletting” when Landlord reasonably determines, subject to the provisions of subsection (e) below, that the then current tenant or occupant of the Available ROFO Space will vacate such space at the expiration or earlier termination of such tenant’s lease; provided that in no event shall Landlord determine that any Available ROFO Space is available for reletting (i) more than twelve (12) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of less than 10,000 square feet of rentable floor area or (ii) more than eighteen (18) months prior to the expiration or earlier termination of the existing lease of the Available ROFO Space for any Available ROFO Space consisting of 10,000 square feet of rentable floor area or more.

(d)                                 “ROFO Premises” means any Available ROFO Space incorporated by Tenant into the Premises pursuant to Section 17.4.

(e)                                  “Prior Rights” means:

(i)                                     with respect to all office space in the west wing of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which were either (1) granted prior to the date hereof or (2) solely in the case of extension and renewal rights, granted by Landlord at any time whether prior to or subsequent to the date hereof (i.e. regardless of whether the existing leases for such space currently provide the existing tenants thereunder with any such right to extend or renew);

(ii)                                  with respect to all office space in the east wing of the Building, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space which rights were granted prior to the date hereof (which such Prior Rights with respect to the office space in the east wing of the Building are, to the best of Landlord’s actual knowledge after due inquiry, as set forth on Exhibit M attached hereto); and

(iii)                               with respect to (x) the Third Floor Expansion Premises and the East Wing Expansion Premises, to the extent Tenant declines to exercise its rights with respect to such spaces under Sections 17.2 and 17.3 and (y) any Available ROFO Space in the Building offered to Tenant under Section 17.4 but not leased by Tenant pursuant thereto, any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space, which rights were granted following the expiration of Tenant’s right to lease such space without Tenant having elected so to do.

17.2                           Third Floor Expansion Premises

(A)                              Promptly upon the full execution and delivery of this Lease, Landlord shall exercise its right to terminate its existing lease with ClickSquared, Inc. (the “ClickSquared Lease”) so that Tenant may expand into the Third Floor Expansion Premises, and upon the effective date of termination of the ClickSquared Lease, the Third Floor Expansion Premises shall automatically be deemed to be incorporated into the Premises demised to Tenant hereunder.  Landlord and Tenant shall execute an amendment to this Lease incorporating such Third Floor Expansion Premises into the Premises upon the terms and conditions set forth in this Section 17.2 within ten (10) days of the date of this Lease (provided that the failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Third Floor Expansion Premises and the economic terms associated therewith, as set forth above).

It is acknowledged and agreed that the ClickSquared Lease requires that a minimum of one hundred fifty (150) days’ notice of termination be provided to the tenant thereunder.

Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to negotiate with ClickSquared for an earlier effective date of termination (including by relocating ClickSquared to another building owned by Landlord or its affiliates, if space acceptable to ClickSquared is available for occupancy within that time frame), it being understood and agreed that ClickSquared has no legal obligation to negotiate with Landlord and Landlord shall have no liability to Tenant if an agreement cannot be reached with ClickSquared to vacate the Third Floor Expansion Premises any earlier than required by the terms of the ClickSquared Lease.

(B)                                If the date on which the Third Floor Expansion Premises is to be delivered to Tenant upon the expiration or earlier termination of the ClickSquared lease (the “Third Floor Expansion Premises Commencement Date”) occurs during the first Lease Year, the Third Floor Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including Annual Fixed Rent, Lease Term and the Original Allowance Rate (as that term is defined in Section 1.6(A) of Exhibit B-1 attached hereto); provided, however, that the tenant allowance for the Third Floor Expansion Premises shall be pro-rated to the extent that the rent-paying portion of the Term for the Third Floor Expansion Premises is less than that for the Premises originally demised to Tenant.

(C)                                If the Third Floor Expansion Premises Commencement Date occurs after the first Lease Year, the Third Floor Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including the Lease Term but specifically excluding the Annual Fixed Rent and the tenant improvement allowance (which shall be determined as set forth herein). Within fifteen (15) days after receipt by Landlord of Tenant’s Third Floor Expansion Premises Notice setting forth a Third Floor Expansion Premises Commencement Date after the first Lease Year, Landlord shall provide Tenant with written notice setting forth the Landlord’s quotation of a proposed annual rent and tenant improvement allowance (if any) for the Third Floor Expansion Premises (“Landlord’s Third Floor Expansion Premises Terms”). Tenant shall notify Landlord, within ten (10) business days of receipt of Landlord’s notice as aforesaid whether Tenant agrees or disagrees with Landlord’s Third Floor Expansion Premises Terms. If Tenant disagrees with Landlord’s Third Floor Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination in accordance with the provisions of Exhibit H attached hereto to determine the Prevailing Market Rent for the Third Floor Expansion Premises, by giving notice to the other within an additional ten (10) days after the end of such thirty (30) day period.

(D)                               In the event that ClickSquared, Inc. and any parties claiming by, through or under ClickSquared, Inc. wrongfully fail to deliver possession of such premises at the time when ClickSquared, Inc.’s tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of

Tenant’s occupancy and lease of the Third Floor Expansion Premises shall, in the event of such holding over by such occupant, be deferred until possession of such space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Third Floor Expansion Premises is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

17.3                           East Wing Expansion Premises

(A)                              On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that Tenant exercises its expansion option under this Section 17.3 and as of the date upon which the East Wing Expansion Premises which Tenant has elected to lease pursuant to this Section 17.3 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (excluding any assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), prior to accepting any offer to lease any portion of the East Wing Expansion Premises to a third party (other than the Third Floor Expansion Premises, with respect to which Landlord may enter into a lease amendment or new lease with ClickSquared, Inc., subject to Tenant’s rights under Section 17.2 above), Landlord will first offer such portion of the East Wing Expansion Premises to Tenant for lease pursuant to this Section 17.3.

(B)                                Landlord’s written notice to Tenant (“Landlord’s East Wing Expansion Premises Notice”) offering Tenant any portion of the East Wing Expansion Premises shall specify the location and rentable area of such portion of the East Wing Expansion Premises, Landlord’s quotation of a proposed annual rent for the applicable portion of the East Wing Expansion Premises, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the applicable portion of the East Wing Expansion Premises (“Landlord’s East Wing Expansion Premises Terms”), provided that the term for such space shall be coterminous with the Original Lease Term, subject to Section 17.3(D) below. Tenant must notify Landlord, within five (5) business days of Landlord’s East Wing Expansion Premises Notice given pursuant to this Section 17.3(B)

that (i) Tenant elects to lease all of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, (ii) Tenant elects to lease all of the East Wing Premises Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice but disagrees with Landlord’s East Wing Expansion Premises Terms (but only in the case of any Landlord’s East Wing Expansion Premises Notice where the East Wing Expansion Premises Commencement Date occurs after the first Lease Year) or (iii) Tenant rejects Landlord’s offer designated in Landlord’s East Wing Expansion Premises Notice.

(C)                                If Tenant has timely elected to lease the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, the following terms and provisions shall apply:

(1)                                  If the East Wing Expansion Premises Commencement Date as set forth in Landlord’s East Wing Expansion Premises Notice occurs during the first Lease Year, the applicable portion of the East Wing Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including Annual Fixed Rent, Lease Term and the Original Allowance Rate (as that term is defined in Section 1.6(A) of Exhibit B-1 attached hereto); provided, however, that the tenant allowance for the East Wing Expansion Premises shall be pro-rated to reflect the fact that the rent-paying portion of the Term for the East Wing Expansion Premises will be less than that for the Premises originally demised to Tenant.

(2)                                  If the East Wing Expansion Premises Commencement Date as set forth in Landlord’s East Wing Expansion Premises Notice occurs after the first Lease Year, the applicable portion of the East Wing Expansion Premises shall be incorporated into the Premises on all of the terms and conditions as are applicable to the Premises originally demised to Tenant under this Lease, including the Lease Term but specifically excluding the Annual Fixed Rent and the tenant improvement allowance which shall either (i) be as set forth in Landlord’s East Wing Expansion Premises Notice, if Tenant agrees with Landlord’s East Wing Expansion Premises Terms or (ii) be determined in accordance with the procedures set forth below, if Tenant disagrees with Landlord’s East Wing Expansion Premises Terms.

(3)                                  If Tenant disagrees with Landlord’s East Wing Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then either party may initiate a Broker Determination in accordance with the provisions of Exhibit H attached hereto to determine the Prevailing Market Rent for the East Wing Expansion Premises, by giving notice to the other within an additional ten (10) days after the end of such thirty (30) day period.

(4)           Upon the delivery by Tenant of Tenant’s notice electing to lease the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, the applicable portion of the East Wing Expansion Premises shall automatically be deemed to be incorporated into the Premises demised to Tenant hereunder, and Landlord and Tenant shall execute an amendment to this Lease incorporating such portion of the East Wing Expansion Premises into the Premises upon the terms and conditions set forth in this Section 17.3  within ten (10) days (provided that the failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the applicable portion of the East Wing Expansion Premises and the economic terms associated therewith, as set forth above).

(D)          Notwithstanding anything to the contrary provided in Section 17.3(B) above, if the East Wing Expansion Premises shall be available for delivery to Tenant at any time during the last eighteen (18) months of the Original Lease Term, then: (a) if there is not available extension option which can be exercised pursuant to Section 3.2, Tenant shall not be entitled to lease the East Wing Expansion Premises under this Section 17.3, and (b) if there is an available extension option which can be exercised pursuant to Section 3.2, then the term for such East Wing Expansion Premises shall not be coterminous with the Original Lease Term, but shall be for a term that expires at the expiration of the Extension Term, and in order to lease the East Wing Expansion Premises in accordance with Section 17.3(B) above, Tenant must elect to extend the Original Lease Term of the Lease for the entire Premises in accordance with the provisions of Section 3.2, at the same time that Tenant elects to lease the East Wing Expansion Premises hereunder.

(E)           If Tenant rejects Landlord’s offer as to the portion of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice, or fails to notify Landlord within said five (5) business day period that Tenant intends to lease such portion of the East Wing Expansion Premises, Landlord shall be entitled to lease the applicable portion of the East Wing Expansion Premises not elected by Tenant to become incorporated into the Premises on such terms and conditions as Landlord shall deem appropriate in its sole discretion, without again offering such space to Tenant for lease; provided, however, that (i) the terms of this Section 17.3 shall continue to apply to the remainder of the East Wing Expansion Premises, if any, not included in Landlord’s East Wing Expansion Premises Notice and (ii) any portion of the East Wing Expansion Premises included in Landlord’s East Wing Expansion Premises Notice which is not leased by Tenant and which is subsequently leased to another tenant  shall be offered to Tenant under Section 17.4 below when such space next becomes available for reletting.

(F)           If Tenant shall timely exercise its rights under this Section 17.3 with respect to the portion of the East Wing Expansion Premises designated in Landlord’s East Wing Expansion Premises Notice and if, thereafter, the then occupant of such portion of the East Wing Expansion Premises and any parties claiming by, through or under such occupant wrongfully fail to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such portion of the East Wing Expansion Premises shall, in the event of such holding over by such occupant, be deferred until possession of such space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the East Wing Expansion Premises currently occupied by ClickSquared, Inc. is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

(G)           Time is of the essence of this Section 17.3.

17.4                           Right of First Offer

(A)          On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that the Available ROFO Space first becomes available and as of the date upon which the ROFO Premises which Tenant has elected to lease pursuant to this Section 17.4 would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (excluding any assignment or subletting permitted in accordance with Sections 12.2 and 12.8 hereof), prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such Available ROFO Space to Tenant for lease pursuant to this Section 17.4.

(B)           Landlord’s written notice to Tenant (“Landlord’s ROFO Notice”) offering Tenant any Available ROFO Space shall specify the location and rentable area of the Available ROFO Space, Landlord’s quotation of a proposed annual rent for the Available ROFO Space (“Landlord’s ROFO Space Rent Quotation”), Base Amounts for Operating Expenses and Taxes, tenant improvement allowances (if any), and all other material terms and conditions which will apply to the Available ROFO Space, provided that the term for the Available ROFO Space shall be coterminous with the Original Lease Term or the Extension Term of this Lease, subject to Section 17.4(C) below. Tenant must notify Landlord, within twenty (20) days of Landlord’s ROFO Notice given pursuant to this Section 17.4(B) that (i) Tenant elects to lease all of the Available ROFO Space, on the terms set forth in Landlord’s ROFO Notice, or (ii) Tenant rejects Landlord’s offer. If Tenant has accepted Landlord’s terms for such Available ROFO Space, Landlord and Tenant shall execute an amendment to this Lease incorporating the Available ROFO Space into the Premises upon the terms contained in Landlord’s ROFO Notice, and otherwise on substantially the same terms and conditions as contained in this Lease, within ten (10) days, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include such Available ROFO Space and the economic terms associated therewith, as set forth above.

If Tenant rejects Landlord’s offer as to the Available ROFO Space, or fails to notify Landlord within said twenty (20) day period that Tenant intends to lease such Available ROFO Space, Landlord shall be entitled to lease such Available ROFO Space not elected by Tenant to become incorporated into the Premises without again offering such space to Tenant for lease; provided, however, that (i) Landlord shall reoffer the applicable portion of the Available ROFO Space  to Tenant in accordance with the terms and provisions of this Section 17.4 if (a) Landlord does not enter into a binding letter of intent (i.e., a letter of intent signed by both Landlord and a prospective third party tenant  reflecting the intent of the parties to proceed to negotiate a lease) to lease such space to a third party within one hundred eighty (180) days after the first to occur of (x) Tenant’s election to reject Landlord’s offer and (y) Tenant’s failure to notify Landlord within said twenty (20) day period that Tenant intends to lease such Available ROFO Space, or (b) if Landlord proposes to lease such space during such one hundred eighty (180) day period for a net effective rental rate which is less than ninety-five percent (95%) of Landlord’s ROFO Space Rent Quotation, and (ii) the terms of this Section 17.4 shall continue to apply to the remainder of the Available ROFO Space, if any, not included in Landlord’s ROFO Notice and to Available ROFO Space included in Landlord’s ROFO Notice and not leased by Tenant which is subsequently leased to another tenant in accordance with this Section 17.4 and thereafter becomes available for reletting.

(C)           Notwithstanding anything to the contrary provided in Section 17.4(B) above, if the Available ROFO Space shall be available for delivery to Tenant at any time during the last eighteen (18) months of the Original Lease Term, then: (a) if there is not available extension option which can be exercised pursuant to Section 3.2, Tenant shall not be entitled to lease the Available ROFO Space under this Section 17.4, and (b) if there is an available extension option which can be exercised pursuant to Section 3.2, then the term for such Available ROFO Space shall not be coterminous with the Original Lease Term, but shall be for a term that expires at the expiration of the Extension Term, and in order to lease the Available ROFO Space in accordance with Section 17.4(B) above, Tenant must elect to extend the Original Lease Term of the Lease for the entire Premises in accordance with the provisions of Section 3.2, at the same time that Tenant elects to lease the Available ROFO Space hereunder.

(D)          If Tenant shall timely exercise its rights under this Section 17.4 with respect to the Available ROFO Space designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the Available ROFO Space with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant. In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment. For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Available ROFO Space is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

(E)           Time is of the essence of this Section 17.4.

(The remainder of this page is intentionally left blank.)

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

		By:	Boston Properties, Inc., its general partner

			By:	/s/ Bryan J. Koop
			Name:	Bryan J. Koop
			Title:	Senior Vice President — Regional Manager

TENANT:

ATTEST:		A123 SYSTEMS, INC.

By:	/s/ Eric Pyenson	By:	/s/ Michael Rubino
Name:	Eric Pyenson	Name:	Michael Rubino
Title:	Secretary or Assistant Secretary	Title:	President or Vice President
Hereunto duly authorized

		By:	/s/ Michael Rubino
		Name:	Michael Rubino
		Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

EXHIBIT A

DESCRIPTION OF SITE

A certain parcel of land of West Street, Waltham, Middlesex County, as shown on a plan entitled “Atwater Lane, A Subdivision in Waltham, MA, Middlesex County, Lot Layout Plan,” dated July 22, 1988, recorded with Middlesex South Registry of Deeds as Plan #6 of 1989 in Book 19575, Page 351, and shown thereon as Lot A, containing 142,769± square feet, according to said plan, and Lot B, containing 501,550± square feet, according to said plan, and the parcel of land shown on said plan as Atwater Lane.

Said Lots A and B consist of the following:

PARCEL I:

A certain parcel of land situate on First Avenue and West Street, Waltham, Middlesex County, Massachusetts, and shown as Lots 13 and 14 on Plan entitled “Plan of Land in Waltham, Mass.,” dated August 31, 1962, revised October 26, 1962 and October 30, 1962, by Raymond C. Pressey, Inc., Registered Land Surveyors, recorded as Plan No. 10 of 1963 in Book 10196, Page 40, bounded and described as follows:

NORTHEASTERLY	by the End of First Avenue by two lines measuring respectively forty-seven and 50/100 feet and seven and 53/100 feet;

NORTHWESTERLY	by other land of the Grantors herein three hundred eighty-seven and 17/100 feet;

WESTERLY	by land now or formerly of United Electric Controls Company by two lines measuring respectively one hundred seventy and 51/100 feet and five hundred and twenty-one and 92/100 feet;

NORTHEASTERLY	by the same by a curved line measuring seventy-six and 05/100 feet;

NORTHEASTERLY	by the same by two lines measuring respectively one hundred forty-one and 17/100 feet and one hundred seventy feet;

WESTERLY	by West Street by two lines measuring respectively forty-five and 26/100 feet and eleven and 16/100 feet;

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SOUTHWESTERLY	by the line between Weston and Waltham and land believed to be now or formerly of Ralph P. Hussey three hundred twenty-eight and 28/100 feet;

SOUTHERLY	by land of owners unknown one hundred four and 77/100 feet;

WESTERLY	by the same forty-eight and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham, and land believed to be now or formerly of said Hussey one hundred eighty-one and 61/100 feet;

SOUTHERLY	by land believed to be now of formerly of Frederick C. Dumaine Jr. and another one hundred seventeen and 30/100 feet;

NORTHWESTERLY	by the same forty-four and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham and other land of the Grantors herein one hundred fifty four feet;

SOUTHEASTERLY and EASTERLY	by other land of the Grantors herein by two lines measuring respectively four hundred ten and 53/100 feet and seventy-three feet;

NORTHERLY	by land now or formerly of David Burstein et al., Trustees, one hundred sixteen and 14/100 feet;

SOUTHEASTERLY	by the same two hundred ninety-one and 99/100 feet;

NORTHEASTERLY	by the same three hundred fifty-five and 99/100 feet;

SOUTHEASTERLY	by the same five hundred forty-eight and 31/100 feet.

Containing 397,490 square feet of land, according to said plan.

PARCEL II:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot E containing 2.37 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965 recorded as Plan No. 1339 of 1965 in Book 10961, Page 438, and bounded and described according to said plan as follows:

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WESTERLY	in a curved line by West Street two hundred twenty-one and 05/100 (221.05) feet;

NORTHERLY

by land of Leland L. Crowell and of Clifford Griggs, two hundred four and 98/100 (204.98) feet, and by Lot “A” on Plan No. 1530 of 1960 (being the second parcel herein described) two hundred seventy-five and 40/100ths (275.40) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred twenty-three (223) feet; and

SOUTHERLY	by Lot D, being remaining land of the Grantor, four hundred forty-eight and 35/100ths (448.35) feet.

Also, the parcel of land situated in Waltham, Middlesex County, Massachusetts, and shown as Lot A on plan entitled “Plan of Land in Waltham, Mass.” dated June 29, 1960, by Raymond C. Pressey, Inc. recorded with said Deeds as Plan No. 1530 of 1960, Book 9693, Page 417, bounded and described as follows:

SOUTHERLY	by Lot B on said Plan, two hundred seventy-five and 40/100 feet;

WESTERLY	by land now or formerly, of Clifford Griggs, two hundred ten and no/100 feet;

NORTHERLY	by land of Trustees of Waltham Properties Trust two hundred fifty-two and no/100 feet; and

EASTERLY	by the same, one hundred seventy and 51/100 feet.

Containing 49,400 square feet of land, according to said plan.

PARCEL III:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot D containing 3 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965, recorded in Middlesex South District Deeds in Book 10961, Page 438, and bounded and described according to said plan as follows:

WESTERLY	in a curved line by West Street, three hundred fifty-one and 70/100ths (351.70) feet;

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NORTHERLY	by Lot E, being land owned now or formerly by Little, Brown and Company (Inc), four hundred forty eight and 35/100ths (448.35) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred ninety-eight and 92/100ths (298.92) feet;

EASTERLY	by the same in a curved line, seventy-six and 5/100ths (76.05) feet;

SOUTHERLY	by Lot 14 on Plan 10 of 1963, Book 10196, Page 40, three hundred eleven and 17/100ths (311.17) feet.

TOGETHER WITH THE FOLLOWING APPURTENANT RIGHTS:

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 417.

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 420.

Easement reserved in Grant of Right and Easement for ten-foot wide water main dated September 8, 1980, recorded in Book 14118, Page 227.

Right to tie-in to water line as recited in Easement Agreement dated June 12, 1996, recorded in Book 26436, Page 15.

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EXHIBIT B-1

LANDLORD’S WORK

1.0                                 Base Building Work

Landlord, at Landlord’s sole cost and expense, shall perform the improvements and modifications to the Building described on Exhibit B-2 attached hereto (the “Base Building Work”) in accordance with the terms and provisions of this Exhibit B-1.

1.1                                 Tenant Improvement Work

(A)                              Plans

(1)                                  Schematic Plans.

It is acknowledged and agreed that on May 3, 2010, Tenant delivered to Landlord a full set of schematic drawings, together with a narrative of the mechanical systems (the “Schematic Plans”), for the work necessary to prepare the Premises for Tenant’s use and occupancy (all of the work designated on the work matrix attached hereto as Exhibit B-3 as being the Landlord’s responsibility being hereinafter referred to as the “Tenant Improvement Work”) (the Tenant Improvement Work, together with the Base Building Work, being sometimes hereinafter referred to collectively as the “Landlord’s Work”), such plans and specifications to be prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord (Landlord hereby approving Packard Design and AHA Consulting Engineers). Landlord shall not unreasonably withhold, delay or condition its consent to the Schematic Plans; provided that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Schematic Plans within ten (10) business days after receipt thereof.  If Landlord disapproves of any element of the Schematic Plans, it shall do so in writing and with reasonable detail so that Tenant’s architect can incorporate all reasonable objections and conditions presented by Landlord into subsequent iterations of the plans hereunder.

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(2)                                  Interim Plans.

On or before June 28, 2010 (the “Interim Plans Date”), Tenant shall deliver to Landlord a full set of design development plans and specifications for the Tenant Improvement Work, such plans and specifications to be (i) prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord and (ii) in suitable form for filing with an application for a building permit with the City of Waltham. Such Interim Plans shall be of sufficient detail to enable Landlord to contract for and/or purchase long lead items such as demolition work, structural steel and large mechanicals, etc. (subject to the provisions set forth below regarding Tenant’s right to approve such long lead items).  Landlord shall not unreasonably withhold, delay or condition its consent to the Interim Plans provided that the same are consistent with the Schematic Plans; provided further, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Interim Plans within seven (7) business days after receipt thereof (but will use commercially reasonable best efforts to respond within seven (7) calendar days).  If Landlord disapproves of any element of the Interim Plans, it shall do so in writing and with reasonable detail so that Tenant’s architect can incorporate all reasonable objections and conditions presented by Landlord into subsequent iterations of the plans hereunder.

(3)                                  Tenant Plans.

On or before July 30, 2010 (the “Tenant Plans Date”), Tenant shall deliver to Landlord a full set of construction plans and specifications for the Tenant Improvement Work, such plans and specifications to be (i) prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord and (ii) in suitable form for filing with an application for an amendment to the building permit (if required). Such Tenant Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-4.  Landlord shall not unreasonably withhold, delay or condition its consent to the Tenant Plans provided that the same (x) contain at least the information required by, and shall conform to the requirements of, Exhibit B-4 and (y) are consistent with the Interim Plans; provided further, however, that notwithstanding the requirement that Landlord act reasonably, Landlord’s determination of

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matters relating to aesthetic issues relating to alterations or changes visible outside the Premises shall be in Landlord’s sole discretion (Landlord hereby agreeing not to withhold its consent to items such as rooftop equipment, loading dock penetrations, equipment pads and mechanical shafts, all of which are currently contemplated to be part of the Tenant Improvement Work, simply by virtue of the fact that the same will be visible outside the Premises).

Landlord agrees to respond to the Tenant Plans within ten (10) business days after receipt thereof. If Landlord disapproves any of the foregoing, it shall do so in writing and with reasonable detail and then Tenant shall have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord. Such process shall be followed until the Tenant Plans shall have been approved by Landlord. Landlord shall respond to the resubmission of any plans by Tenant within five (5) business days of Landlord’s receipt thereof (or such longer time as may be reasonably necessary in the case of a major redesign).

(4)                                  General Matters.

In connection with the foregoing, it is understood and agreed that Landlord’s approval under this Section 1.1(A) is given solely for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Schematic Plans, the Interim Plans or the Tenant Plans (hereinafter collectively referred to as the “Plans”) for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design. In addition, Tenant shall, on or before the Building Permit Application Date (as defined in Section 1.1(B)(3) below), execute and deliver to Landlord any affidavits and documentation provided to Tenant by Tenant’s architect and/or engineers preparing the Plans and/or by Landlord, and required in order to obtain all permits and approvals necessary for Landlord to commence and complete the Tenant Improvement Work (excluding any operational permits that are required in order for Tenant to operate its business in the Premises, which such operational permits shall be Tenant’s sole responsibility to obtain) on a timely basis (“Permit Documentation”).

Landlord’s failure to respond to any version of the Plans meeting the requirements of this Section 1.1(A) within the applicable time periods set

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forth herein shall be deemed to constitute Landlord’s approval thereof. To the extent that Landlord has previously approved a particular element shown in an earlier iteration of the Plans (or such element has been deemed approved by virtue of Landlord’s failure to respond to such Plans within the applicable time period), Landlord shall not have the right to disapprove such element in any subsequent Plans, provided that (i) such element has not been materially modified, (ii) such element was approved without objection or condition by Landlord in the earlier iteration of the Plans, and (iii) in the case of Plans that had been deemed approved, the element was shown in sufficient detail in the earlier iteration of the Plans that Landlord could reasonably have responded to the same at the time.

(B)                                Construction Process

(1)                                  Contractor and Subcontractor Selection.

It is understood and agreed that the general contractor will be selected prior to the completion of the Interim Plans based solely on general conditions, fee and appropriate contingencies, and that the construction contract for the Tenant Improvement Work will be a Guaranteed Maximum Price “GMP” contract to be priced after the general contractor has been selected based on the approved Tenant Plans.

Landlord shall have the right to select the general contractor who will perform the Tenant Improvement Work, subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed).  Landlord and Tenant hereby agree that requests for proposals will be sought from the following general contractors:  Erland Construction, J. Calnan & Associates, Chapman Construction and Integrated Builders.  In its requests for proposals, Landlord shall require the general contractors to provide safety performance information for both themselves and their proposed subcontractors for the major sub-trades (defined as subcontracts in excess of $50,000.00) regarding (i) incident rates for the past three years (number of incidents/man hours worked), (ii) lost days resulting from safety-related issues per year over the past three years, (iii) overview of work safety plans and (iv) standard safety training programs for employees. Upon receipt of proposals from the aforesaid general contractors, Landlord shall compare the proposals and submit the same to Tenant, together with Landlord’s designation of the proposal Landlord intends to accept together with a statement of the reasons Landlord so designated such proposal.  Tenant shall respond in writing within five (5) business days after receipt of Landlord’s notice, either approving or disapproving of Landlord’s selection (and if the latter, specifying the reasons therefor and indicating Tenant’s selection).  Notwithstanding the foregoing requirement that Tenant have the right to approve the general contractor selected by

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Landlord to perform the Tenant Improvement Work, Tenant shall have the right to disapprove of no more than three (3) of the four (4) general contractors from whom bids have been received on the grounds that such general contractors do not meet safety performance standards reasonably acceptable to Tenant.  In the event that Tenant does not approve of any of the general contractors on the grounds that none of them meet safety performance standards reasonably acceptable to Tenant, any delay in the completion of the Tenant Improvement Work resulting from such failure to approve a general contractor shall be deemed a Tenant Delay hereunder.

Landlord shall have the right to select the subcontractors for the major sub-trades (defined as subcontracts in excess of $50,000.00), subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed).  Landlord shall require that the general contractor solicit and receive bids from no less than three (3) subcontractors with respect to all major sub-trades (which such bids shall contain the safety performance information described above).  Upon the receipt of such subcontractor bids, Landlord shall require the general contractor to prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Landlord’s designation of the bid Landlord intends to accept).  Tenant shall respond in writing within three (3) business days after receipt of Landlord’s notice, either approving or disapproving of Landlord’s selection (and if the latter, specifying the reasons therefor and indicating Tenant’s selection).  Notwithstanding the foregoing requirement that Tenant have the right to approve the subcontractors selected by Landlord for the major sub-trades, Tenant shall have the right to disapprove of no more than two (2) of the three (3) subcontractors from whom bids have been received on the grounds that such subcontractors do not meet safety performance standards reasonably acceptable to Tenant.  In the event that Tenant does not approve of any of the subcontractors for a given major sub-trade on the grounds that none of them meet safety performance standards reasonably acceptable to Tenant, any delay in the completion of the Tenant Improvement Work resulting from such failure to approve a subcontractor shall be deemed a Tenant Delay hereunder.

(2)                                  Pricing.

Within eleven (11) business days after its receipt of the Interim Plans, Landlord shall furnish to Tenant a written estimate of all costs of the Tenant Improvement Work shown on such Interim Plans that can be priced at that time based on the level of completion of the Interim Plans.

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Within fifteen (15) business days after its receipt of the Tenant Plans, Landlord shall furnish to Tenant a final guaranteed maximum price for the Tenant Improvement Work as shown on the Tenant Plans.

(3)                                  Building Permit Application Date; Long Lead Item Release Date; Authorization to Proceed Date.

It is understood and agreed that (i) Landlord must file for a building permit by July 1, 2010 (the “Building Permit Application Date”) based on the Interim Plans in order to commence and complete construction of the Tenant Improvement Work within the time periods contemplated by this Exhibit B-1, even though Landlord’s review of the Tenant Plans and the pricing of the Tenant Improvement Work will not have been completed by such Building Permit Application Date, and (ii) any delay in the performance of the Tenant Improvement Work caused by the need to amend the application for a building permit as the result of modification to the Interim Plans after the same have been approved by Landlord shall be deemed to be a Tenant Delay (as that term is defined in Section 1.2 below) for the purposes of this Exhibit B-1.

In connection with its approval of the Interim Plans, Landlord shall provide a reasonably detailed construction schedule, including identification of milestones and significant decision dates, and at such time shall also identify and notify Tenant of any items contained in the Interim Plans which Landlord then reasonably believes will constitute long lead items. Landlord will give to Tenant Landlord’s best, good faith estimate of the period(s) of any delay which would be caused by a long-lead item. Within two (2) calendar days of its receipt of Landlord’s written estimate of the cost of the Tenant Improvement Work shown on the Interim Plans under Section 1.1(B)(2) above (the “Long Lead Item Release Date”), Tenant shall have the right to either (a) revise the Interim Plans to eliminate any such long-lead item or (b) authorize Landlord to construct the Tenant Improvement Work in accordance with the approved Interim Plans including any such long-lead items (any such approved long-lead items being hereinafter called “Tenant Approved Long Lead Items”). Tenant acknowledges that certain Tenant Approved Long Lead Items may still delay completion of the Tenant Improvement Work and thus result in a Tenant Delay even if Tenant does authorize them on or before the Long Lead Item Release Date.

Within five (5) business days after the later to occur of (x) Tenant’s  receipt of Landlord’s approval of the Tenant Plans and (y) Tenant’s receipt of the final guaranteed maximum price for the Tenant Improvement Work shown on the Tenant Plans (the “Authorization to Proceed Date”), Tenant shall give Landlord written authorization to

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proceed with Tenant Improvement Work in accordance with the approved Tenant Plans and the bids from the subcontractors for the major sub-trades selected pursuant to the provisions of sub-section (B)(1) above (“Notice to Proceed”).

(4)                                  Change Orders.

Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals subsequent to Landlord’s approval of the Tenant Plans and Tenant’s approval of the Tenant Plan Excess Costs, if any (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within five (5) business days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). With respect to Change Proposals for which a response cannot reasonably be developed within five (5) business days, Landlord shall within the five business-day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered. Tenant shall have the right within five (5) days after receiving Landlord’s Change Order Response (or Landlord’s notice that a Change Proposal could not be evaluated within the five business-day response period set forth above) to then approve or withdraw such Change Proposal. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn. If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Tenant Plan Excess Costs and shall be paid in the same manner as Tenant Plan Excess Costs are paid as set forth in Section 1.6.

(5)                                  Response to Requests for Information and Approvals.

Except to the extent that another time period is expressly herein set forth, each of Landlord and Tenant shall respond to any written request from the other for approvals or information in connection with Tenant Improvement Work, within three (3) business days of the responding party’s receipt of such request.

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(6)                                  Time of the Essence.

Time is of the essence in connection with Landlord’s and Tenant’s obligations under this Section 1.1.

(C)                                Construction Management Fee

Landlord shall charge a construction management fee (the “Construction Management Fee”) for its management of the Tenant Improvement Work in accordance with the scope described in Exhibit B-5 attached hereto in an amount equal to three percent (3%) of the hard construction costs (but not design or other soft costs) of the Tenant Improvement Work; provided, however, that if Landlord shall Substantially Complete (as that term is defined in Section 1.3 below) the Landlord’s Work on or before the Estimated Commencement Date as set forth in Section 1.2 of the Lease, then the Construction Management Fee shall be an amount equal to four percent (4%) of the hard construction costs (but not design or other soft costs) of the Tenant Improvement Work (it being understood and agreed that if the Landlord’s Work is not Substantially Completed by the Estimated Commencement Date by reason of any Tenant Delay, as defined in Section 1.2 below, or Landlord’s Force Majeure, as defined in Section 1.3 below, Landlord shall nonetheless be entitled to the four percent (4%) Construction Management Fee as aforesaid) . The Construction Management Fee shall be deducted from the Landlord’s Contribution as set forth in Section 1.6(D) below and/or paid by Tenant as part of Tenant Plan Excess Costs as set forth in Section 1.6(E) below.

1.2                                 Delays

(A)                              Tenant Delay

A “Tenant Delay” shall be defined as the following:

(1)                                  Tenant’s failure to deliver the Plans to Landlord by the applicable dates set forth in Section 1.1(A) above and to provide all required Permit Documentation to Landlord on or before the Building Permit Application Date, or (except to the extent caused by a Landlord Delay, as hereinafter defined) to give authorization to Landlord to proceed with the Tenant Approved Long Lead Items on or before the Long Lead Item Release Date or with the Tenant Improvement Work on or before the Authorization to Proceed Date; or

(2)                                  Tenant’s failure timely to respond to any written request from Landlord within the time period specified therefor under this Exhibit B-1;

(3)                                  Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.6;

(4)                                  Any delay due to Tenant Approved Long Lead Items;

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(5)                                  Any delay due to Change Orders; or

(6)                                  Except to the extent caused by a Landlord Delay, any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

In order to invoke a Tenant Delay, Landlord must advise Tenant in writing of the alleged Tenant Delay within two (2) business days after Landlord becomes aware thereof.

(B)                                Tenant Obligations with Respect to Tenant Delays

(1)                                  Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work shall be deemed substantially completed as of the date when Landlord’s Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment.

(2)                                  Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work is increased as the result of any Tenant Delay.

(3)                                  Any amounts due from Tenant to Landlord under this Section 1.2(B) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent. Nothing contained in this Section 1.2(B) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(C)                                Landlord Delay

A “Landlord Delay” shall mean Landlord’s failure timely to respond to any written request from Tenant within the time period specified therefor under this Exhibit B-1. In order to invoke a Landlord Delay, Tenant must advise Landlord in writing of the alleged Landlord Delay within two (2) business days after Tenant becomes aware thereof.

1.3                                 Substantial Completion

(A)          Subject to any prevention, delay or stoppage due to Landlord’s Force Majeure (as hereinafter defined) or attributable to any Tenant Delays, Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work so as to have the same Substantially Completed (as hereinafter defined) on or before the Estimated

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Commencement Date as set forth in Section 1.2 of the Lease, but Tenant shall have no claim against Landlord for failure to complete construction of the Landlord’s Work except as expressly set forth in Section 1.4 below.

Notwithstanding the foregoing, it is understood and agreed that, subject to any prevention, delay or stoppage due to Landlord’s Force Majeure or attributable to any Tenant Delays, Landlord shall complete certain components of the Tenant Improvement Work in accordance with the following schedule so that Tenant may commence construction of its dry rooms located on the first (1st) and second (2nd) floors of the Building substantially as shown on Exhibit B-6 attached hereto (it being understood and agreed that the exact dimensions of said dry rooms will not be finalized until the Interim Plans have been prepared) prior to Substantial Completion of the Landlord Work:

ITEMS	INTERIM COMPLETION DATE

1st Floor	December 1, 2010

• Utilities brought to within five (5) feet of perimeter of room.
• Underground utilities (drainage) stubbed through floor.
• Trenching/repair for underground utilities
2nd Floor	December 1, 2010

• Utilities brought to within five (5) feet of perimeter of room.
1st and 2nd Floors	January 1, 2011

• Final connections made to rooftop units.
• Final connections made between dry room “boxes” and stubbed utilities.

Any delay by Landlord in completing the foregoing items of work by the applicable Interim Completion Date set forth above (except to the extent such delay is caused by Landlord’s Force Majeure or Tenant Delays) shall be deemed to delay the Commencement Date and the Substantial Completion Date (even if the Landlord’s Work has otherwise been Substantially Completed by such time) if and solely to the extent that such delay causes an actual delay in Tenant’s ability to begin its commissioning and start-up activity within the dry rooms as shown on Exhibit B-6 on or before February 1, 2011.  In order to invoke the provisions of this paragraph, Tenant must advise Landlord in writing within two (2) business days after Tenant becomes aware of any delay in Tenant’s ability to complete its work on the dry room caused by Landlord’s failure to

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complete the foregoing items of work by the applicable Interim Completion Date set forth above.

(B)           The “Actual Substantial Completion Date” shall be defined as the date on which the Landlord’s Work has been Substantially Completed. “Substantial Completion” and “Substantially Completed” shall each mean the date on which the Landlord’s Work has been completed except for so-called “punch-list” items of work and adjustment of equipment and fixtures the incompleteness of which do not cause material interference with Tenant’s use of the Premises for the Permitted Uses. After Substantial Completion, Landlord shall proceed diligently to complete all “punch-list” items within thirty (30) days after the occurrence of Substantial Completion (except for long-lead items or items which can only be performed during certain seasons or weather, which items shall be completed diligently as soon as the season and/or weather permits).

(C)           Except as set forth in Section 1.3(E) below but subject to the provisions of Section 1.3(A) above, the Commencement Date shall be defined as the earlier of (x) the Substantial Completion Date (as hereinafter defined) and (y) the date on which Tenant commences occupancy of any portion of such Premises for the Permitted Use. The “Substantial Completion Date” shall be defined as the later to occur of (i) Actual Substantial Completion Date or (ii) the date when permission has been obtained from the applicable governmental authority (which such permission may be evidenced by the signature(s) of the appropriate municipal official(s) on the building permit for the Landlord’s Work) to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Uses. Notwithstanding the foregoing, in the event that Landlord is delayed in the performance of Landlord’s Work or cannot obtain permission from the applicable governmental authority for the occupancy of the Premises by reason of any Tenant Delay, then the Substantial Completion Date shall be deemed to be the date that Landlord would have achieved the Actual Substantial Completion Date or obtained such governmental permission, but for such Tenant Delay. Tenant agrees that no Tenant Delay shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

(D)          When used in this Lease “Landlord’s Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials (to the extent that such scarcity or inability is the result of conditions not prevalent in the market, and otherwise unforeseen, as of the date of this Lease), labor difficulties, casualty or other causes reasonably beyond Landlord’s control; provided, however, that in no event shall the financial inability of Landlord or Landlord’s general contractor constitute a cause beyond Landlord’s reasonable control. In order to invoke the Landlord’s Force Majeure provision of this Exhibit B-1, Landlord must advise Tenant in writing of the alleged Landlord’s Force Majeure within three (3) business days after Landlord becomes aware thereof. Landlord shall use commercially reasonable efforts to

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mitigate the impact of Landlord’s Force Majeure on the performance of Landlord’s Work, to the extent it is within Landlord’s reasonable ability to do so given the nature of the event giving rise to the Landlord’s Force Majeure.

(E)           Notwithstanding that the Estimated Commencement Date is April 1, 2011. Landlord shall endeavor to Substantially Complete the Tenant Improvement Work no earlier than March 1, 2011 so that Tenant may commence occupancy of the Premises for the Permitted Uses, subject to (i) any prevention, delay or stoppage due to Landlord’s Force Majeure or attributable to any Tenant Delays, (ii) Landlord’s receipt of all municipal approvals necessary to permit such occupancy (Landlord hereby agreeing to use commercially reasonable efforts to obtain such approvals) and (iii) Tenant having submitted Tenant Plans which enable Landlord to pursue a certificate of occupancy for the portion of the Premises located on the third (3rd) floor notwithstanding the fact that the remainder of the Premises may not be Substantially Complete at such time (it being acknowledged and agreed that the foregoing may require Tenant to prepare and submit a separate set of Tenant Plans for the portion of the Premises located on the third (3rd) floor and another set of Tenant Plans for the remainder of the Premises), in the event that Tenant wants to preserve the ability to occupy the third (3rd) floor irrespective of the status of completion of the remainder of the Premises. Any such occupancy by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent), but shall not impact the determination of the Commencement Date as set forth in Section 1.3(C) above.  Tenant further acknowledges that it may be occupying portions of the Premises while the Landlord’s Work is being completed in other portions of the Building and accordingly that there may be some disruptions in Tenant’s occupancy, consistent with the nature of the work being performed.

In addition, Landlord shall permit Tenant access for installing Tenant’s trade fixtures, systems, equipment and furniture in portions of the Premises prior to Substantial Completion when it can be done without material interference with remaining work and with the maintenance of harmonious labor relations. Any such access by Tenant (including, without limitation, access for the construction by Tenant of the dry room under Section 1.3(A) above) shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, the Tax Excess, the Operating Cost Excess and payments on account of electricity under Section 5.2 of the Lease) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(F)           Except as set forth in Section 1.3(E) above, if prior to the date that the Landlord’s Work is in fact actually Substantially Complete, the Landlord’s Work is deemed to be Substantially Complete pursuant to the provisions of this Section 1.3 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises for the Permitted Uses until the Landlord’s Work is in fact actually Substantially Complete.

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1.4                                 Tenant’s Remedies Based on Delays in Landlord’s Work

If the Substantial Completion Date shall not have occurred by that date (the “First Interim Completion Date”) which is thirty (30) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the Commencement Date, by one (1) day for each one (1) day beyond the First Interim Completion Date that the Substantial Completion Date is delayed.

If the Substantial Completion Date shall not have occurred by that date (the “Second Interim Completion Date”) which is sixty (60) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the applicable Commencement Date, for one and one-half (1 ½) days for each one (1) day beyond the Second Interim Completion Date that the Substantial Completion Date is delayed.

In addition, if the Substantial Completion Date shall have not occurred by that date (the  “Outside Completion Date”) which is one hundred twenty (120) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then Tenant shall have the right to terminate this Lease effective as of the thirtieth (30th) day after receipt by Landlord of a notice from Tenant given on or after the Outside Completion Date (as so extended) indicating Tenant’s desire to so terminate; and upon the giving of such notice, the Term of the Lease shall cease and come to an end without further liability or obligation on the part of either party as of the expiration of the aforesaid thirty (30) business day period, unless the Substantial Completion Date shall in fact have occurred on or before such expiration date.

The foregoing rent abatements and right of termination shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for the failure of the Substantial Completion Date to have occurred within the time periods set forth above.

1.5                                 Quality and Performance of Work

(A)          All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section

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9.1 of the Lease). Any work performed by or on behalf of Tenant under the Lease shall be coordinated with any work being performed by or on behalf of Landlord and in such manner as to maintain harmonious labor relations.

(B)           Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.2 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any work that may be undertaken by or on behalf of Tenant under this Lease, and accordingly, no contractor, subcontractor or supplier of Tenant shall have a right to lien Landlord’s interest in the Property in connection with any such work.

(C)           Landlord warrants to Tenant that: (i) the materials and equipment furnished in the performance of the Landlord’s Work will be of good quality; (ii) the Landlord’s Work will be free from defects not inherent in the quality described in the applicable plans and specifications therefor; and (iii) the Landlord’s Work and all components thereof shall be in good working order and condition, consistent with those of Class A office buildings in the Central Suburban 128 Market. Any portion of the Landlord’s Work not conforming to the foregoing requirements will be considered defective. Landlord’s warranty hereunder shall not apply to the extent of damage or defect caused by (1) the negligent acts or omissions or the willful misconduct of Tenant, its employees, agents, contractors, sublessees or permitted occupants under Article XII of the Lease (hereinafter, the “Tenant Parties”), (2) improper operation by any of the Tenant Parties, or (3) normal wear and tear and normal usage.

The foregoing warranty with respect to each component of the Landlord’s Work shall commence on the date on which Landlord has Substantially Completed the Landlord’s Work and shall expire on the date which is fifty (50) weeks after the commencement of the warranty on the Landlord’s Work (the “Warranty Period”), and Tenant shall be required to deliver notice to Landlord of any defects prior to the expiration of the Warranty Period in order to permit Landlord to take action to enforce Landlord’s warranty rights with respect to the Landlord’s Work. Landlord agrees that it shall correct any portion of the Landlord’s Work which during the Warranty Period is found not to be in accordance with the warranties set forth in this subsection (C). Landlord shall use commercially reasonable efforts to enforce warranties from its general contractors, subcontractors, vendors and others on Tenant’s behalf.

(D)          Except for latent defects which could not reasonably have been discovered during the Warranty Period despite the exercise of due diligence and except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Exhibit B-1 within the Warranty Period, Tenant shall be deemed conclusively to have approved Landlord’s

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construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Exhibit B-1.

1.6                                 Landlord’s Contribution; Tenant Plan Excess Costs

(A)          As an inducement to Tenant’s entering into the Lease, Landlord shall provide to Tenant an allowance in an amount equal to the product of (i) $21.50 (the “Original Allowance Rate”) and (ii) the Rentable Floor Area of the Premises (the “Landlord’s Contribution”) to be used and applied by Landlord towards the cost of the Tenant Improvement Work. For the purposes hereof, the cost of the Tenant Improvement Work shall include the cost of leasehold improvements, architectural and engineering fees and tel/data cabling installation (provided, however, that the amount of the Landlord’s Contribution that may be applied towards the reimbursement of architectural and engineering fees and tel/data cabling installation shall be capped at an amount equal to the product of (x) $4.00 and (y) the Rentable Floor Area of the Premises).

(B)           Landlord shall be under no obligation to apply any portion of the Landlord’s Contribution for any purposes other than as provided in this Section 1.6. In addition, in the event that (i) Tenant has received notice from Landlord that it is in default of its obligations under this Lease and such default remains uncured or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building or the Site arising out of any work performed by Tenant (it being acknowledged and agreed for these purposes that the Tenant Improvement Work being performed by Landlord shall not be considered “work performed by Tenant”) or any litigation in which Tenant is a party, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Landlord’s Contribution and Tenant shall be obligated to pay, as Additional Rent, all costs of the Tenant Improvement Work in excess of that portion of the Landlord’s Contribution funded by Landlord through the date of the Event, subject to reimbursement by Landlord after the condition giving rise to the Event has been cured or otherwise rectified to Landlord’s reasonable satisfaction. Further, the Landlord’s Contribution shall only be applied towards the cost of leasehold improvements and, subject to the limitations set forth in subsection (A) above, architectural and engineering fees and tel/data cabling installation. In no event shall Landlord be required to make application of any portion of the Landlord’s Contribution towards Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that the costs of the Tenant Improvement Work are less than the Landlord’s Contribution, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease. Tenant acknowledges that any portion of the Landlord’s Contribution which has not been utilized on or before the date that is one (1) year after the Substantial Completion Date shall be forfeited by Tenant. Landlord shall be entitled to deduct the Construction Management Fee referenced in Section 1.1(C) above from the Landlord’s Contribution.

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(C)           If and at such time as the costs of the Tenant Improvement Work exceed the Landlord’s Contribution, such excess costs shall hereinafter be defined as “Tenant Plan Excess Costs” and shall be payable Tenant as set forth in this Section 1.6(C).

To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, within ten (10) business days after billing therefor, from time to time during the performance of the Tenant Improvement Work, (but no more often than one (1) time per thirty (30) day period), the amount of the Tenant Plan Excess Costs incurred for the Tenant Improvement Work performed during that period (including, without limitation, architectural and engineering fees and tel/data cabling installation costs) after application of the full amount of the Landlord’s Contribution in accordance with the provisions of this Section 1.6; provided however, that if the Tenant Plan Excess Costs are the result of a Change Order, then Tenant shall pay all such Tenant Plan Excess Costs to Landlord, as Additional Rent, at the time that Tenant approves such Change Order in accordance with Section 1.1(B)(4) above.

(D)          With respect to architectural and engineering fees and tel/data cabling installation costs, Tenant may from time to time request disbursements of the Landlord’s Contribution to pay such costs (or reimburse Tenant for having paid such costs), up to the maximum amounts set forth in subsection (A) above, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in recordable form reasonably acceptable to Landlord from all persons who might have a lien as a result of such work). Provided that the conditions to disbursement of the Landlord’s Contribution as set forth in this Section 1.6 have otherwise been satisfied, Landlord shall disburse the requested funds to Tenant within thirty (30) days after Tenant’s request therefor.

If Tenant has satisfied the conditions to disbursement of the Landlord’s Contribution and Landlord fails to disburse the requested funds to Tenant within thirty (30) days of Tenant’s request therefor, and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand and submitting the same to arbitration under Section 1.7 below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 1.7 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under the Lease until offset in full. Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded

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by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

(E)           It is currently estimated that the total cost of all labor, materials and other work necessary to design, permit and perform the Base Building Work will be approximately $850,000.00.  To the extent that the total cost of the Base Building Work upon full completion thereof is less than $850,000.00, Landlord shall provide any such excess (the “Additional Contribution”) to Tenant as part of the Landlord’s Contribution, to be used and applied towards the cost of the Tenant Improvement Work subject to and in accordance with the provisions of this Section 1.6 (including, without limitation, that cap on the amount of the Landlord’s Contribution that can be applied towards architectural and engineering fees and tel/data cabling costs, as set forth in subsection (A) above).  To the extent that the Tenant Improvement Work has been fully paid for at the time the Additional Contribution is made, Tenant may retain the same as reimbursement for any Tenant Plan Excess Costs previously funded by Tenant.  In connection with the foregoing, it is expressly understood and agreed that Tenant shall have no right to the Additional Contribution unless, and then only to the extent that, there are Tenant Plan Excess Costs (i.e. if the amount of the Additional Contribution is $50,000.00 and the amount of Tenant Plan Excess Costs is $25,000.00, Tenant shall only be entitled to $25,000.00 of the Additional Contribution).

1.7                                 Fast Track Arbitration

Any controversy, dispute or claim arising under this Exhibit B-1 shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 1.7, the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 1.7. The costs and administration expenses of each arbitration hereunder shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witnesses’ fees.

In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease and this Exhibit B-1 during the pendency of any arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

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EXHIBIT B-2

BASE BUILDING WORK

Work Within Portions of Tenant Premises

Passenger/Service Elevator:  Landlord shall provide at its expense a passenger/service elevator with a minimum capacity of 4,500 pounds servicing all four (4) floors in the East Wing, location of elevator to be mutually determined/acceptable. Landlord will be responsible for construction of pit, all slab openings, reinforcement of slab openings, any required override, elevator machine room on first floor (approximately 8’x8’), shaft walls, cab and controls. Shaft walls in the Tenant premises will be drywalled, taped, primed, and ready for paint.

Loading Dock:  Landlord shall provide at its expense an exclusive loading dock for Tenant, location to be determined/mutually acceptable (provided, however, that such loading dock shall be designed to accommodate trucks with a maximum length of fifty-three (53) feet without cab). Landlord work shall include the penetration of exterior wall, installation of one overhead rolling door (below the existing precast concrete spandrel), installation of concrete/steel exterior dock, exterior canopy and corresponding foundations as required, including any reconfiguration of parking striping/islands as necessary for safe truck access.

Work within Building Common Areas

Fitness Center:  Landlord shall provide at its expense a common fitness center for the building located in the first floor of the west wing. The fitness center will be on the order of 800-1200sf. The new fitness center will include machine weights, free weights, and cardiovascular equipment. Locker room and showers to remain as existing.

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EXHIBIT B-3

WORK MATRIX

Scope of Work	Landlord Contractor	Tenant Contractor
A123 TENANT WORK (cost of all LL items from Tenant Allowance)
General
Tel/Data equipment, wiring & outlets		X
Card Access/Security		X
Audio Visual equipment, wiring and outlets		X
Raceways/Power for items noted above	X
Kitchen Millwork and Sinks	X
Built-in millwork at Mail, Copy, Storage and Board Room	X
Lockers at 2nd floor Locker Room		X
Design of Bldg. Electrical service upgrade		X
Install electrical service upgrades (equip. provided by Utility Co.)	X
HVAC units for Dryrooms [**]		X
Utilities to Dryroom HVAC units	X
Rigging/Installation of HVAC units for Dryrooms	X
Roof-top dunnage required for Dryroom HVAC units	X
Ductwork between Dryroom HVAC units and Dryrooms		X
Structural modifications (shafts/dunnage) req’d for utilities and Tenant Equipment	X
Dedicated Lab Waste drainage system equipment		X
Piping/Storage tank associated with Lab waste drainage system	X
Safety Showers (if req’d) and Eye Wash Stations	X
FF&E
Kitchen appliances and/or Vending Machines		X
Lab Benches/Fume Hoods		X
Lab Equipment		X
Disconnect/Rigging/Transport of Lab Equipment from Watertown to Waltham		X
Utilities (“laterals”) to Lab Benches, Fume Hoods and Equipment (within 5’)	X
Final utility connections to Lab Benches/Fume Hoods	X
Final utility connections to Lab Equipment relocated from Watertown	X
Final utility connections to new Lab Equipment		X
Workstation Furniture and Conference Room tables/chairs		X

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Scope of Work	Landlord Contractor	Tenant Contractor
Power for workstation furniture to junction box below floor	X
Wire workstation “whips” (provided by Tenant Contractor) to junction boxes	X
Final power and tel/data connections at workstation furniture		X
Start-up & Commissioning of Lab Equipment		X
1st Floor
Removable façade panels (design TBD) for Equip. delivery	X
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (wet)	X
Lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Underground utilities (drainage) stubbed through floor	X
Trenching/repair for underground utilities	X
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Tech Area	X
Mtg/Conference Rooms	X
Machine Room	X
R&D Active Powder	X
R&D Wet Storage	X
In/Out Quality Check	X
Stock Storage	X
Chemical Storage	X
Chemical Waste	X
Clean Viewing Corridors	X
Cathode and Anode Mixing	X
Cell Testing	X
Unisex Toilet room	X
Reception	X
Locker Room	X

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Scope of Work	Landlord Contractor	Tenant Contractor
Misc. mechanical/electrical/storage rooms	X
Specialty HVAC or Exhaust for above rooms	X
Exterior Fencing for equipment enclosure (if required)	X
Exterior equipment/storage tanks (if required)		X
Sitework/Landscape at exterior equipment enclosure	X
Reconfigure existing elevator machine room	X
2nd Floor
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (dry system with preaction)	X
Ceiling-mounted lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Interior fit-out of [**] including:
Perimeter walls (including viewing windows)		X
Flooring	X
Ceilings		X
Doors		X
Gowning Vestibule		X
Fire Protection System (dry system with preaction)	X
Ceiling-mounted lighting	X
Life Safety (exit signs) devices	X
Utilities (“Mains”) to within 5’ of room perimeter	X
Utilities (“Laterals”) within Dryroom	X
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Techs Touchdown	X
Conference Rooms	X
R&D Staff and Expansion Space	X
Shared Labs	X
CPG Lab	X
Misc. Safety and Abuse rooms	X
Misc. mechanical/electrical/storage rooms	X

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Scope of Work	Landlord Contractor	Tenant Contractor
Kitchen/Copy Rooms	X
3rd Floor
Interior fit-out (floors, walls, ceilings, doors, MEPFP) of the following rooms:
Board Room	X
Mail/Copy/Supply	X
Conference Rooms and Interview Room	X
Reception	X
General Office space for workstations	X
Kitchens	X
Misc. mechanical/electrical/storage rooms	X
Server Room (including any supplemental cooling)	X
Lactation Room	X
Reception Desk and Display millwork	X

4

EXHIBIT B-4

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.                                       Floor plan indicating location of partitions and doors (details required of partition and door types).

2.                                       Location of standard electrical convenience outlets and telephone outlets, excepting any such outlets existing as of the date of the Lease which are not being relocated.

3.                                       Location and details of special electrical outlets, including voltage, amperage, phase and NEMA configuration of outlets.

4.                                       Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.                                       Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.                                       Location and heat load in BTU/Hr. of all special air conditioning and ventilating and exhaust requirements and all necessary HVAC mechanical drawings.

7.                                       Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.                                       Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.                                       Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.                                 Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.                                 Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, tenant-furnished equipment, etc.

12.                                 Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required; provided, however, that such schedule shall not include keys to doors providing access to portions of the Premises which Tenant, in Tenant’s sole discretion, deems to require heightened security.

13.                                 Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.                                 Location of any special soundproofing requirements.

15.                                 MEP/FP drawings by an engineer licensed by the Commonwealth of Massachusetts.

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16.                                 All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

17.                                 Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

18.                                 Provide other information reasonably necessary to obtain all permits and approvals for the performance of Landlord’s Work.

19.                                 Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

20.                                 All requirements of this Exhibit B-4 are applicable only for areas where renovation or reconfiguration is intended.

21.                                 Identification of base building impacts, including without limitation:

•                  Steel/heavy loads.

•                  Existing air-handling units.

•                  Roof details.

•                  Shafts on floors outside of the Premises.

•                  Increased electrical service.

2

EXHIBIT B-5

CONSTRUCTION MANAGEMENT SERVICES

Preconstruction Phase

Landlord will:

1.                                       At the outset of the Project, Landlord will review the existing programming and participate in the start of the design work.  Advise the Tenant as to whether any aspect of the work should be modified, with particular attention paid to the proposed lease provisions.  In addition, Landlord will advise Tenant as to sustainable constructions operations and practices.

2.                                       Develop and distribute the General Contractor RFP (which RFP shall include requirements for sustainable construction operations and practices) and then recommend the General Contractor selection.

3.                                       Develop and execute contracts with General Contractor and appropriate vendors.

4.                                       Develop a comprehensive budget for the Tenant and provide budget feedback for project design decisions with the input of the selected General Contractor.

5.                                       Develop a Project Schedule, which coordinates all the elements of the architectural team, the Contractor and Tenant activities. Permitting activities and responsibilities shall be included in the Project Schedule.

6.                                       Be available to assist Tenant in various meetings and presentations.

7.                                       Work with the Architect to include the necessary technical detail and specification language in plans being prepared by the Architect in order to avoid claims and changes.

8.                                       Work with the Architect and Tenant’s other consultants (i.e., IT, FF&E, Security, A/V, etc.) to include necessary technical detail and specification language in plans being coordinated by the Architect.

9.                                       Participate in cost reduction and value engineering processes, in conjunction with Tenant, the Architect and design team (i.e., IT, FF&E, Security, A/V, etc.).

10.                                 Coordinate with Tenant’s specialty contractors (Dry Rooms, etc.) in accordance with the terms and provisions of Exhibit B-1 to the Lease regarding the delivery and installation of items for which Tenant is responsible under Exhibit B-3 to the Lease.

1

Construction Phase

Landlord will:

1.                                       As an advisor to, and a representative of Tenant, provide administrative, management and related services as required to coordinate work of the entire team. Landlord will concentrate its efforts in the coordination of the Contractor, Subcontractor (s) and all other consultants contracted to perform services on the Project in order to complete the project in accordance with Tenant’s objectives for cost, time and quality.

2.                                       Assist Tenant’s specialty vendors/contractors in coordinating with the Contractor to provide access to the Premises for the delivery and installation of equipment and components.  Provide necessary assistance and delivery of infrastructure in accordance with the terms and provisions of Exhibit B-1 to the Lease to support the assembly, installation and completion of the specialty work by Tenant’s contractors/vendors.

3.                                       Assist Tenant, Contractor and Architect in development of a schedule of values for payment that is realistic and in conformance with the expected cash flow of work.

4.                                       Schedule and conduct regular construction and progress meeting to discuss such matters as procedures, progress problems, and scheduling. Prepare and distribute the Action Items List of these meetings to all parties in a prompt manner. The Contractor shall prepare meeting minutes for weekly construction progress meetings.

5.                                       Develop and maintain a Project Construction Schedule that incorporates the Construction Schedule prepared by the Contractor. Update monthly to show current conditions and revisions required due to actual progress. Monitor the activities of the Contractor, Subcontractor (s) and consultants on processing of shop drawings, project data and samples, and delivery of products requiring long lead time procurement.

6.                                       Expedite and participate in Tenant’s review of project submittals when the Architect requests such review.

7.                                       Oversee the Contractor and the Architect in the process of (i) issuing Requests for Information (RFIs) and associated documentation (sketches, etc.) and (ii) maintaining an RFI log to track and record responses.

8.                                       Endeavor to obtain satisfactory performance from the Contractor and each Subcontractor.  Recommend courses of action to Tenant when the requirements of the contract are not being fulfilled and the non-performing party will not take satisfactory corrective action.

9.                                       Provide regular monitoring of all Project costs, showing actual costs for activities in progress and estimates for unaccomplished tasks. Identify variances between actual costs of labor and materials and other work requiring accounting records, such as preliminary change order requests.

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10.                                 Advise Tenant of necessary or desirable changes to the Project, assist in negotiation of the Contractor’s proposals for these changes, submit recommendations of the Architect and Tenant, and, if accepted, prepare or cause the Contractor to prepare change orders for the Architect’s approval and Tenant’s authorization. Establish and implement a change order system to monitor and report job cost events, including approved change orders, pending change orders and anticipated change orders. Establish a time line for the change order process that does not interfere with the progress of the work and coordinate with Lease requirements.

11.                                 Develop and implement procedures for prompt review and processing of applications for payment from the Contractor for progress and final payments. Make recommendations to Tenant for payment(s). Provide review and certification in connection with the Contractor’s monthly application for payment and coordinate with Lease requirements.

12.                                 Review the activities and responsibilities of the Contractor in order to assist in maintaining schedules, controlling costs, assuring quality, minimizing disruption, monitoring compliance with the various contract requirements.

13.                                 Keep Tenant advised on an on-going basis of all significant Project developments, including conditions and circumstances that may cause delay in the Project Schedule or that otherwise may be inconsistent with the Project requirements or Tenant’s expectations. In these cases, provide Tenant with a proposed contingency to avoid or mitigate possible or actual delays or negative consequences.

14.                                 Assist Tenant in selecting and retaining professional services of testing laboratories, as required. Coordinate their services.

15.                                 Review and coordinate quality assurance, testing and inspection programs. Develop and implement procedures for consistent feedback to the Contractor and Subcontractor(s) of observations and recommendations of the Architect.

16.                                 Monitor the proper record keeping of all types by the Contractor, including progress prints, manuals, samples, cut sheets, handbooks, etc. related to the quality and nature of the construction in progress.  Insure that the same are being maintained on the job site for the use of the Architect and Tenant.

17.                                 Assist in developing, in conjunction with the Architect, a punch list of those items remaining to be completed at the time of Substantial Completion. Recommend an amount sufficient to complete these items to be withheld from payment to the Contractor to ensure the completion of this punch list and follow up with corrective actions.

18.                                 At the conclusion of the Project, and after a Certificate of Substantial Completion and an Occupancy Permit are issued by the appropriate authorities, coordinate the transfer to Tenant of all as-built drawings, warranties, O&M manuals and all other construction related documents and all materials necessary for occupancy and full operation of the facility. Coordinate any training to be provided by the Contractor to Tenant’s employees.

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EXHIBIT B-6

TENANT’S DRY ROOM

[see attached]

[**]

A total of two pages were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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EXHIBIT C

LANDLORD’S SERVICES

I.              CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.            OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.             Vacuuming, damp mopping of resilient floors and trash removal.

2.             Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.             High dusting and dusting of vertical blinds to be rendered as needed.

B.            LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.             Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.             Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.             High dusting to be rendered as needed.

C.            MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.             Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.             High dusting to be rendered as needed.

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D.            WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.

II.            HVAC

A.            Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

(i)            Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)           Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.            Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as additional rent, upon receipt of billing therefor.

III.           ELECTRICAL SERVICES

A.            Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

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B.            In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.            Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.           ELEVATORS

Provide passenger elevator service.

V.            WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.           CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

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EXHIBIT D

BUILDING SIGNAGE AND MONUMENT SIGNAGE

WEST STREET
A123

- Final design elements including, but not limited to, color (Note: Landlord approves Tenant's current logo color scheme), to be submitted by Tenant for review and approval by Landlord, and subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals for final building signage per Section 4.2 of the Lease.

A
SYSTEMS

- Location: South Bay of East Wing, West Elevation

- Final design elements including, but not limited to, color (Note: Landlord approves Tenant's current logo color scheme), electrical supply, and illumination to be submitted by Tenant for review and approval by Landlord, and subject to applicable zoning requirements and other applicable laws and to Tenant obtaining all necessary permits and approvals for final building signage per Section 4.2 of the Lease.

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EXHIBIT E

FLOOR PLANS

1

A123
200 West Street 1st Floor Plan

EXHIBIT E

Date: 05/14/10

Boston Properties

Waltham, Ma

2

A123
200 West Street 2nd Floor Plan

EXHIBIT E

Date: 05/04/10

Boston Properties

Waltham, Ma

3

A'23
200 West St 3rd Floor Plan

EXHIBIT E

Date: 05/14/10

Boston Properties

Waltham, Ma

4

EXHIBIT F

THIRD FLOOR EXPANSION PREMISES AND
EAST WING EXPANSION PREMISES

1

3rd Floor Expansion Premises
200 West Street

EXHIBIT F

Date: 05/14/10

Boston Properties

Waltham, Ma

1

4th Floor East Wing Expansion
West Street

EXHIBIT F

Date: 05/14/10

Boston Properties

The Prudential Center

2

EXHIBIT G

DECLARATION AFFIXING THE COMMENCEMENT

DATE OF LEASE

THIS AGREEMENT made this          day of                               , 2010, by and between BOSTON PROPERTIES LIMITED PARTNERSHIP (hereinafter “Landlord”) and A123 SYSTEMS, INC. (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.             This Agreement is made pursuant to Section 3.1 of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.             It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

		By:	Boston Properties, Inc., its general partner

By:
Name:
Title:

TENANT:

ATTEST:		A123 SYSTEMS, INC.

By:		By:
Name:		Name:
Title:	Secretary or Assistant Secretary	Title:	President or Vice President
Hereunto duly authorized

By:
Name:
		Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

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EXHIBIT H

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.             Tenant’s Request.  Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Central Suburban 128 Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

2.             Landlord’s Response.  Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.             Selection of Third Broker.  Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker (the “Third Broker”) also having at least the affiliation and experience referred to above, provided, as a further qualification, that the Third Broker shall not be an individual who is then under contract to represent either Landlord or Tenant.

4.             Rental Value Determination.  Within thirty (30) days after the selection of the Third Broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (i) shall require rent to commence upon the commencement of the period in question, and may include provision for annual increases in rent during said term if so determined, (ii) shall take into account the as-is condition of the Premises and the amount, if any, that Landlord will be making available to Tenant as a leasehold improvements allowance, as specified in Landlord’s rent quotation as set forth in the Lease, (iii) shall take account of, and be expressed in relation to, the applicable tax and operating cost bases expressly set forth in the Lease and provisions for paying for so-called tenant electricity as contained in the Lease and (iv) shall take into account all relevant factors as determined by the brokers. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

1

5.             Resolution of Broker Deadlock.  If the Brokers are unable by the expiration of such thirty (30) day period to agree at least by majority on a determination of annual fair market rental value, then the brokers designated by Landlord and Tenant shall submit their individual determinations of fair market rental value to the Third Broker within five (5) days after the expiration of such thirty (30) day period and the Third Broker shall select from these two individual determinations the one closest to the Third Broker’s own individual determination of fair market rental value, and the determination so selected shall constitute and be referred to as the Prevailing Market Rent.

6.             Costs.  Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7.             Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

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EXHIBIT I

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

20

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

APPLICANT:	MAXIMUM/AGGREGATE CREDIT AMOUNT: US$
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed                                              and     /100 US Dollars (US $                                              ) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated                                by and between                             , as Landlord, and                                         , as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

This Letter of Credit shall expire at our office on                        , 200   (the “Stated Expiration Date”). It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year period s from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date ) (or any anniversary thereof) we shall send you written notice at the address specified in this Letter of Credit (or at such other address of which you may have notified us in writing) and the Applicant in writing by registered mail (return receipt) or overnight courier that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

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This Letter of Credit is transferable at any time and from time to time without cost to Beneficiary. JP Morgan Chase Bank only is authorized to act as the Transferring Bank. We shall not recognize any transfer of this Letter of Credit until this original Letter of Credit together with any amendments and a signed and completed transfer form, attached hereto, is received by us. The correctness of the signature and title of the person signing the transfer forms must be verified by Beneficiary’s bank. In case of any transfer of this Letter of Credit, the draft and any required statement must be executed by the Transferee. This Letter of Credit may not be transferred to any person with which U.S. persons are prohibited from doing business under U.S. Foreign assets control regulations or other applicable U.S. Laws and Regulations.

Our customary and reasonable charges to transfer this Letter of Credit shall be for the Applicant’s account.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “International Standby Practice, International Chamber of Commerce, Publication No. 590.”

This Letter of Credit shall be governed by, and construed in accordance with the laws of the state of New York, without regard to principles of conflict of laws.

2

EXHIBIT J

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, as amended, notice is hereby given of the following described lease (the “Lease”). Capitalized terms used, but not defined, in this Notice of Lease shall have the respective meanings given to them in the Lease.

LANDLORD:	Boston Properties Limited Partnership, a Delaware limited partnership

TENANT:	A123 Systems, Inc., a corporation

LEASE EXECUTION DATE:	, 2010

PREMISES AND EXPANSION PREMISES:

The Initial Premises consists of a portion of the first (1st), second (2nd) and third (3rd) floors of the Building, comprising 87,924 rentable square feet, in accordance with the floor plans annexed to the Lease as Exhibit E and incorporated therein by reference, as further defined and limited in Section 2.1 of the Lease. The Building is known as and numbered 200 West Street and is situated on that certain parcel of land located in Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto (the “Site”).

TERM:

The period commencing on the Commencement Date (as defined in the Lease) and ending on the last day of the one hundred twentieth (120th) full calendar month immediately following the Commencement Date.

TENANT’S EXTENSION OPTIONS:	Tenant has the right to extend the term of the Lease for one (1) period of five (5) years, as provided in and on the terms set forth in Section 3.2 of the Lease.

1

TENANT’S EXPANSION OPTIONS:

As more particularly described in, and subject to the terms of, the Lease, Tenant shall have the right to expand into certain space located on the third (3rd) and fourth (4th) floors of the east wing of the Building.

TENANT’S RIGHT OF FIRST OFFER:

As more particularly described in, and subject to the terms of, the Lease, prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such available ROFO Space to Tenant. Available ROFO Space consists of any office space in the Building, which, from time to time during the Lease Term, becomes “available for reletting”, as further defined in the Lease.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.

[Signature Page Follows.]

2

EXECUTED UNDER SEAL as of the date first above-written.

LANDLORD:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc.,
its general partner

By:
Name:
Title:

TENANT:

A123 SYSTEMS, INC.

By:
Name:
Title:	President or Vice President
Hereunto duly authorized

By:
Name:
Title:	Treasurer or Assistant Treasurer
Hereunto duly authorized

3

COMMONWEALTH OF MASSACHUSETTS

                           , ss.

On this            day of                       , 2010, before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was                                       , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                of A123 Systems, Inc.

Notary Public
[Seal]

COMMONWEALTH OF MASSACHUSETTS

                                       , ss.

On this            day of                       , 2010, before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was                                       , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                of Boston Properties, Inc., the general partner of Boston Properties Limited Partnership.

Notary Public
[Seal]

4

EXHIBIT A TO NOTICE OF LEASE

DESCRIPTION OF SITE

A certain parcel of land of West Street, Waltham, Middlesex County, as shown on a plan entitled “Atwater Lane, A Subdivision in Waltham, MA, Middlesex County, Lot Layout Plan,” dated July 22, 1988, recorded with Middlesex South Registry of Deeds as Plan #6 of 1989 in Book 19575, Page 351, and shown thereon as Lot A, containing 142,769± square feet, according to said plan, and Lot B, containing 501,550± square feet, according to said plan, and the parcel of land shown on said plan as Atwater Lane.

Said Lots A and B consist of the following:

PARCEL I:

A certain parcel of land situate on First Avenue and West Street, Waltham, Middlesex County, Massachusetts, and shown as Lots 13 and 14 on Plan entitled “Plan of Land in Waltham, Mass.,” dated August 31, 1962, revised October 26, 1962 and October 30, 1962, by Raymond C. Pressey, Inc., Registered Land Surveyors, recorded as Plan No. 10 of 1963 in Book 10196, Page 40, bounded and described as follows:

NORTHEASTERLY	by the End of First Avenue by two lines measuring respectively forty-seven and 50/100 feet and seven and 53/100 feet;

NORTHWESTERLY	by other land of the Grantors herein three hundred eighty-seven and 17/100 feet;

WESTERLY	by land now or formerly of United Electric Controls Company by two lines measuring respectively one hundred seventy and 51/100 feet and five hundred and twenty-one and 92/100 feet;

NORTHEASTERLY	by the same by a curved line measuring seventy-six and 05/100 feet;

NORTHEASTERLY	by the same by two lines measuring respectively one hundred forty-one and 17/100 feet and one hundred seventy feet;

WESTERLY	by West Street by two lines measuring respectively forty-five and 26/100 feet and eleven and 16/100 feet;

5

SOUTHWESTERLY	by the line between Weston and Waltham and land believed to be now or formerly of Ralph P. Hussey three hundred twenty-eight and 28/100 feet;

SOUTHERLY	by land of owners unknown one hundred four and 77/100 feet;

WESTERLY	by the same forty-eight and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham, and land believed to be now or formerly of said Hussey one hundred eighty-one and 61/100 feet;

SOUTHERLY	by land believed to be now of formerly of Frederick C. Dumaine Jr. and another one hundred seventeen and 30/100 feet;

NORTHWESTERLY	by the same forty-four and 80/100 feet;

SOUTHWESTERLY	by said line between Weston and Waltham and other land of the Grantors herein one hundred fifty four feet;

SOUTHEASTERLY and EASTERLY	by other land of the Grantors herein by two lines measuring respectively four hundred ten and 53/100 feet and seventy-three feet;

NORTHERLY	by land now or formerly of David Burstein et al., Trustees, one hundred sixteen and 14/100 feet;

SOUTHEASTERLY	by the same two hundred ninety-one and 99/100 feet;

NORTHEASTERLY	by the same three hundred fifty-five and 99/100 feet;

SOUTHEASTERLY	by the same five hundred forty-eight and 31/100 feet.

Containing 397,490 square feet of land, according to said plan.

PARCEL II:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot E containing 2.37 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965 recorded as Plan No. 1339 of 1965 in Book 10961, Page 438, and bounded and described according to said plan as follows:

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WESTERLY	in a curved line by West Street two hundred twenty-one and 05/100 (221.05) feet;

NORTHERLY

by land of Leland L. Crowell and of Clifford Griggs, two hundred four and 98/100 (204.98) feet, and by Lot “A” on Plan No. 1530 of 1960 (being the second parcel herein described) two hundred seventy-five and 40/100ths (275.40) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred twenty-three (223) feet; and

SOUTHERLY	by Lot D, being remaining land of the Grantor, four hundred forty-eight and 35/100ths (448.35) feet.

Also, the parcel of land situated in Waltham, Middlesex County, Massachusetts, and shown as Lot A on plan entitled “Plan of Land in Waltham, Mass.” dated June 29, 1960, by Raymond C. Pressey, Inc. recorded with said Deeds as Plan No. 1530 of 1960, Book 9693, Page 417, bounded and described as follows:

SOUTHERLY	by Lot B on said Plan, two hundred seventy-five and 40/100 feet;

WESTERLY	by land now or formerly, of Clifford Griggs, two hundred ten and no/100 feet;

NORTHERLY	by land of Trustees of Waltham Properties Trust two hundred fifty-two and no/100 feet; and

EASTERLY	by the same, one hundred seventy and 51/100 feet.

Containing 49,400 square feet of land, according to said plan.

PARCEL III:

The parcel of land on West Street, Waltham, Middlesex County, Massachusetts, shown as Lot D containing 3 acres on a plan by Raymond C. Pressey, Inc., Registered Land Surveyors, dated 1 October 1965, recorded in Middlesex South District Deeds in Book 10961, Page 438, and bounded and described according to said plan as follows:

WESTERLY	in a curved line by West Street, three hundred fifty-one and 70/100ths (351.70) feet;

7

NORTHERLY	by Lot E, being land owned now or formerly by Little, Brown and Company (Inc), four hundred forty eight and 35/100ths (448.35) feet;

EASTERLY	by Lot 13 on Plan 10 of 1963, Book 10196, Page 40, two hundred ninety-eight and 92/100ths (298.92) feet;

EASTERLY	by the same in a curved line, seventy-six and 5/100ths (76.05) feet;

SOUTHERLY	by Lot 14 on Plan 10 of 1963, Book 10196, Page 40, three hundred eleven and 17/100ths (311.17) feet.

TOGETHER WITH THE FOLLOWING APPURTENANT RIGHTS:

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 417.

Right to use twenty-foot wide utility easement as recited in deed dated August 12, 1960, recorded in Book 9693, Page 420.

Easement reserved in Grant of Right and Easement for ten-foot wide water main dated September 8, 1980, recorded in Book 14118, Page 227.

Right to tie-in to water line as recited in Easement Agreement dated June 12, 1996, recorded in Book 26436, Page 15.

8

EXHIBIT K

SITE PLAN

1

PARKING
GARAGE
CURRENT DESIGNATED SMOKING AREA
WEST WING
EAST WING

Site Plan
200 West Street

Date: 05:13/10

Boston Properties

Waltham, Ma

1

EXHIBIT L

FORM OF CERTIFICATE OF INSURANCE

1

ACORD. CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YY)

PRODUCER

109722-ALL-GL-06-07

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A

INSURED

COMPANY B

COMPANY C

COMPANY D

COVERAGES

This certificate supersedes and replaces any previously issued certificate.

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY ☐ COMMERCIAL GENERAL LIABILITY ☐ CLAIMS MADE ☐ OCCUR ☐ OWNER'S & CONTRACTOR'S PROT ☐ ____				GENERAL AGGREGATE PRODUCTS - COMP/OP AGG PERSONAL & ADV INJURY EACH OCCURRENCE FIRE DAMAGE (Any one fire) MED EXP (Any one person)	\$ \$ \$ \$ \$ \$
	AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS ☐ ____				COMBINED SINGLE LIMIT BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE	\$ \$ \$ \$
	GARAGE LIABILITY ☐ ANY AUTO ☐ ____				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EACH ACCIDENT AGGREGATE	\$ \$ \$
	EXCESS LIABILITY ☐ UMBRELLA FORM OTHER THAN UMBRELLA FORM				EACH OCCURRENCE AGGREGATE	\$ \$ \$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: ☐ INCL ☐ EXCL				X WC STATU-TORY LIMITS OTH-ER EACH ACCIDENT DISEASE - POLICY LIMIT DISEASE - EACH EMPLOYEE	 \$ \$ \$
	OTHER					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER NYC-002611111-01

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURANCE COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Nancy Bartolino

Nancy Bartolino

ACORD 25 (11/06)

© ACORD CORPORATION 1988

1

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AGENCY — PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): — E-MAIL ADDRESS:	
CODE: — SUB CODE:	
AGENCY CUSTOMER ID #:	LOAN NUMBER — POLICY NUMBER
INSURED	EFFECTIVE DATE — EXPIRATION DATE — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL ______ DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED
	☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2006/07)

© ACORD CORPORATION 1993-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

2

EXHIBIT M

PRIOR RIGHTS

Tenant	RSF	LED	Renewal Option	ROFO

Click Squared	8,652	8/31/2011	None	None

1

EXHIBIT N

TENANT’S OPERATIONAL EQUIPMENT

1

1

Exhibit 10.2

A123 SYSTEMS, INC.

Restricted Stock Unit Agreement

1.                                       Grant of RSUs.

This Agreement evidences the grant by A123 Systems, Inc., a Delaware corporation (the “Company”), on            , 20     (the “Grant Date”) to [                  ] (the “Participant”) of restricted stock units (“RSUs”) providing the Participant with the right to receive [      ] shares of common stock (“Common Stock”), $.001 par value, of the Company (the “Shares”).  The grant is subject to the terms and conditions set forth in this Agreement and in the Company’s 2009 Stock Incentive Plan, as amended (the “Plan”).

2.                                       Vesting and Forfeiture.

(a)                                  While the Participant remains an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”), except as provided in Section 2(c) and 2(d) below, the RSUs will vest in accordance with the following vesting schedule:  25% of the original number of Shares shall vest on the first anniversary of the Grant Date and an additional 6.25% of the original number of Shares shall vest at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date, at which time all remaining unvested Shares shall vest.  The number of Shares that vest on any date shall be rounded down to the nearest whole number of Shares.

(b)                                 If the Participant ceases to be an Eligible Participant for any reason or no reason, then the Participant will immediately and automatically forfeit all rights to any of the RSUs that otherwise would vest after the date the Participant’s employment or other service providing relationship ends.

(c)                                  Immediately before a Change in Control (as defined below), 50% of the number of unvested RSUs shall vest and the remaining unvested RSUs will continue to vest in accordance with the vesting schedule set forth in Section 2(a) (subject to Section 2(d)), except that the number of Shares vesting on each subsequent vesting date shall be reduced by 50%.  A “Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(d)                                 If within 24 months following the Change in Control, the Participant’s employment with the Company is terminated (i) by the Company for any reason other than Cause, death or disability or (ii) by the Participant for Good Reason, then all unvested RSUs shall become vested in full on the date of such termination of employment or other service providing relationship.

(i)                                     “Cause” means (a) a good faith finding by a majority of the Board of Directors (the “Board”) (excluding the vote of the Participant, if then a member of the Board) that (1) the Participant has failed to perform his or her reasonably assigned material duties for the Company; (2) the Participant has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the Company, (3) the Participant has engaged in fraud, embezzlement or other material dishonesty, (4) the Participant has engaged in any conduct which would constitute grounds for termination for violation of the Company’s policies in effect at that time; or (5) the Participant has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the Participant and the Company and, if amenable to cure, has not cured such breach after reasonable notice from the Company; or (b) the conviction by the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

(ii)                                  “Good Reason” means the occurrence, without the Participant’s written consent, of any of the events or circumstances set forth in clauses (a) through (d) below.

(a)                                  the assignment to the Participant of duties that involve materially less authority and responsibility for the Participant and are materially inconsistent with the Participant’s position, authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of a resolution providing for the Change in Control;

(b)                                 the relocation of the Participant’s primary place of business to a location that results in an increase in the Participant’s daily one way commute of at least 30 miles;

(c)                                  the material reduction of the Participant’s annual base salary without the Participant’s prior consent (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than 75% of its employees); or

(d)                                 the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Participant’s Retention Agreement, if required by such Retention Agreement.

Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company a notice of termination no more than 90 days after the initial existence of such event or circumstance and (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of the notice of termination.

2

3.                                       Issuance of Shares.

Subject to the terms and conditions of this Agreement (including any withholding tax obligations), within 30 days after any date on which RSUs vests, the Company will issue to the Participant or his or her estate, if applicable, one or more certificates representing the Shares underlying such vested RSUs; provided that if the delivery of the Shares is subject to the execution of a release under Section 4.6 of the Participant’s Retention Agreement, the Shares will be delivered within 5 day of the effectiveness of the release.  Until the RSUs vest, the Participant shall have no rights to any Shares or any rights associated with such Shares, including without limitation dividend or voting rights.

4.                                       Transferability.

The RSUs and Shares they represent may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a “transfer”), except that this Agreement may be transferred by the laws of descent and distribution or as otherwise permitted under the Plan.  The Participant may only transfer the Shares that have vested under the terms of this Agreement.

5.                                       Withholding Taxes.

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs in the manner permitted under Section 10(e) of the Plan.

6.                                       Consequences of Reorganization Events.

(a)                                  In connection with a Reorganization Event (as defined in Section 9(b)(1) of the Plan), the Board may take any one or more of the actions described in Section 9(b)(2) of the Plan with respect to the RSUs granted under this Agreement and Section 9(b)(3) shall not apply.

(b)                                 For purposes of Section 9(b)(2)(i), an RSU shall be considered assumed if, following consummation of the Reorganization Event, such RSU confers the right to receive pursuant to the terms of such RSU, for each share of Common Stock subject to the RSU immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the settlement of the RSU to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

3

7.                                       Acceleration/ Deferral.

(a)                                  Acceleration.  In no event may the Company deliver the Shares to the Participant earlier than the date specified in Section 3 of this Agreement, unless specifically permitted or required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

(b)                                 Deferral.  In no event may the Company or the Participant defer the delivery of the Shares beyond the date specified in Section 3 of this Agreement, unless such deferral complies in all respects with Section 409A.

8.                                       Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to you with this Agreement.  Any capitalized terms used in this Agreement but not defined in the Agreement shall have the same meaning as in the Plan.

9.                                       Section 409A.

(a)                                  This Agreement and the RSUs granted hereunder are intended to comply with the short-term deferral rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and accordingly be exempt from Section 409A and shall be construed consistently therewith.

(b)                                 Each RSU granted under this Agreement shall be represented by a separate payment for one share for purposes of Section 409A.

(c)                                  Notwithstanding Section 9(a), if any portion of the RSUs granted under this Agreement is not exempt from Section 409A, any payment provided to the Participant in connection with his or her termination of employment is determined to constitute “nonqualified deferred compensation” (within the meaning of Section 409A), and the Participant is a “specified employee” (within the meaning of Section 409A), as determined by the Company in accordance with its procedures, then any payment that would otherwise be made upon the date of the Participant’s “separation from service” (as determined under Section 409A) or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be paid in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the payment thereafter in accordance with the original schedule.

(d)                                 The Company makes no representations or warranty and will have no liability to the Participant or any other person, other than with respect to payments made by the Company in violation of the provisions of this Agreement, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

10.                                 Miscellaneous.

(a)                                  No Rights to Continued Service Relationship.  The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service at the will of the Company (not through the act of being hired or

4

acquiring shares hereunder).  The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement with the Company for the vesting period, for any period, or at all.  The Participant acknowledges that for all purposes of the Plan his service to the Company will cease on his last day of active relationship with the Company which shall not include any period of statutory or reasonable notice or any period of deemed service or salary continuation.

(b)                                 Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(c)                                  Participant’s Acknowledgments.  The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and Plan.  The Participant further acknowledges that the law firm of WilmerHale is acting as counsel to the Company in connection with this Agreement and not as counsel to the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

A123 Systems, Inc.

By:

Name:
Title:

5

PARTICIPANT’S ACCEPTANCE

The Participant hereby accepts the foregoing grant and agree to the terms and conditions thereof and acknowledge receipt of a copy of the Company’s 2009 Stock Incentive Plan, as amended.

PARTICIPANT:

Address:

6

Exhibit 10.3

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

CPREMETM  - A123 SYSTEMS SALES AGREEMENT

This Sales Agreement (“Agreement”) is made and entered into between ConocoPhillips Specialty Products Inc., a Delaware corporation with an office at 600 North Dairy Ashford, Houston, Texas 77079 (“Seller”) and A123 Systems, Inc., a Delaware corporation, with an office at Arsenal on the Charles, 321 Arsenal Street, Watertown, Massachusetts 02472 (“Buyer”).

WHEREAS, Seller is a manufacturer of graphite powder; and

WHEREAS, Buyer desires to purchase graphite powder from Seller to be used solely for manufacture of Li-ion cells and batteries in Buyer’s facilities and approved subcontractors, upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.             Product.

Product (“Product”) is defined as CPREME Graphite Powder.  Seller shall provide to Buyer all material safety data sheets (MSDS) applicable to the Product purchased at or before the time of the initial shipment.  All updates to such MSDS shall be provided to Buyer with the first shipment after updating.  The Product will conform to the specifications attached in Exhibit 2.

2.             Forecast, Quantity and Lead Times.

(a)           Forecasts:  It is agreed that Buyer will  provide Seller upon request, a rolling six (6) month forecast for the Product ( “Forecast”).  No Forecast shall be considered in any manner or to any extent to be a binding commitment to purchase Products on the part of Buyer.  Seller shall utilize the Forecast solely for planning and inventory purposes.

(b)           Notwithstanding the forgoing Seller  shall be capable of providing Buyer with a minimum of [**] per month in January, 2010 ramping to [**] per month by [**] and [**] per month by [**] (collectively “Minimum Capacity”).  Seller will immediately notify Buyer in the event Seller has reason to believe Seller will not be able to supply Buyer with the amount of Product required under the Forecast.

(c)           Subject to Buyer’s right under this Agreement to make “Variance Payments” (as hereinafter defined) in lieu of purchases, Buyer agrees to purchase annual volumes of Product (the “Annual Minimum Purchase)as follows:

a.     2010 - [**];

b.     2011 – [**];

c.     2012 – [**];

d.     2013 – [**].

(d)           If Seller fails to meet product specifications or is unable to produce the Annual  Minimum Purchase volume, Buyer will be relieved of the obligation to purchase the Annual Minimum Purchase by the amount of the shortfall.

(e)           If the Annual Minimum Purchase has not been purchased by Buyer by the applicable year end, Buyer agrees to pay a fee equal to $[**] for the difference between the amount actually purchased in that calendar year and the Annual Minimum Purchase (“Variance Payment”).  Buyer agrees to pay the Variance Payment within [**] after date of Seller’s invoice.

(f)            Buyer shall receive credit for any Variance Payment in the following year at a rate of $[**].  This credit shall reduce the price of ongoing purchases of Product until the prior year’s variance payment has been re-claimed in its entirety and the prior year’s Annual Minimum Purchase has been satisfied.  Once the prior year’s annual minimum purchase has been satisfied, subsequent purchases begin to count towards the current year’s Annual Minimum Purchase.

(g)           Product purchased by Buyer in 2010 prior to the Effective Date of this Agreement will be applied towards the 2010 Annual Minimum Purchase.

(h)           If Buyer is required to pay a Variance Payment for 2012 or 2013, Buyer will have until April 1, 2015, to continue to purchase Product and re-claim the 2012 or 2013 Variance Payment provided that after April 1, 2014, no more that [**], may be applied to re-claim the Variance Payment.  The price charged for Product purchased to re-claim the Variance Payment will be equal to the 2013 contract price with a price adjustment to be negotiated for reasonable storage charges.

(i)            Purchase Orders.  Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller the amount of Buyer’s requirements specified in the applicable purchase orders issued to Seller for anode material in Buyer’s  manufacturing facilities or A123 Systems approved subcontractors’ manufacturing facility.

(j)            Long Lead Time Items.   Seller  shall notify Buyer  in writing if any of the components, materials or supplies  have a lead time of greater than 90 days.   Buyer  may authorize Seller  in writing to purchase, in amounts beyond the amount necessary to fill accepted Purchase Orders, the components, materials, and supplies with lead times greater than ninety (90) days at the time the order is placed (“Long Lead Time Components”) plus 30 days to account for the order, shipment, receipt and manufacturing time. Subject to Buyers’ approval, Seller  may purchase Long Lead Time Components sufficient to meet all deliveries under the Purchase Orders and Product Forecast in effect at the time the order with the supplier is placed.

(k)           The quantity of Product delivered shall be determined based upon bill of lading weights.

3.             Price.

The price for Product is set forth in Exhibit #1. Freight will be Ex-Works in accordance with Incoterms 2000.

4.             Payment Terms.

For Products shipped to [**], Buyer shall pay the invoices [**] after date of Seller’s invoice. For Product shipped to [**], Buyer shall pay invoices [**] after date of invoice.

5.             Term and Termination; End of Life.

(a)           This Agreement shall be for a term commencing on the Effective Date and ending on December 31, 2014, (the “Initial Term”) and from day to day thereafter, provided however, that Buyer may terminate this Agreement upon not less than one year’s written notice  and Seller may terminate this Agreement upon not less than two year’s written notice.  For avoidance of doubt, and notwithstanding the foregoing, no termination may be effective prior to the expiration of the Initial Term. Without limiting the foregoing, after December 31, 2013, (i) unless the Parties agree otherwise, Buyer may, but is not required to, purchase a volume of Product consistent with its Forecast up to [**]/calendar year, and (ii) unless the Parties agree otherwise, the price of Product shall be the same as that during 2013.

(b)           End of Life/Changes to material process or equipment.  If any of the component parts of any Product that Seller purchases from some other source ceases being produced for any reason, Seller  will notify Buyer as soon as it learns of the planned discontinuance and will, at Seller’s sole cost purchase enough of the components to meet its obligations under this Agreement until another source is identified and qualified to meet the product specification and such qualification to be at Seller’s sole cost.  In the event that a last time buy of a component is required, Seller and Buyer  will mutually agree as to the total quantity of that component that must be purchased by Seller  to meet requirements under this Agreement.  In case of a capacity constraint or limited availability of raw materials, Seller  reserves the right to allocate Product to customers based on historic purchases over the previous 12-months provided however that in no event shall such allocation relieve Seller of it obligation to provide the Minimum Capacity set forth in Section 2.   Seller shall not ship any product to Buyer with any material changes to current formulation, equipment, process, raw materials or manufacturing location without Buyers approval in writing. Seller shall in writing provide reasonable notice to Buyer prior to any planned changes. Buyer’s approval will not be unreasonably withheld.

(c)           Discontinuance of Product[**].  Seller may discontinue manufacture and supply of Product only upon termination of this Agreement by either Party.  [**] of this Agreement.

6.             Default.

(a)         Any credit Seller may elect to extend to Buyer shall be upon Seller’s credit terms.

(b)         Seller shall have the right to change the terms of such credit at any time if Seller determines, in its reasonable discretion, that the financial condition of Buyer warrants such a change.

(c)         Notwithstanding any other provision, if: (a) Buyer fails to make any payment within payment terms, then Seller shall have the right to issue a written payment demand notice to Buyer.  If Buyer fails to make payment within a period of [**] from the written notice thereof provided such notice is sent by overnight courier or (b) Buyer’s financial condition does become impaired or unsatisfactory to Seller, in Seller’s reasonable discretion, then Seller may suspend deliveries to Buyer until such time as satisfactory credit arrangements are made with Seller, including payment of past due invoices and which may include providing an irrevocable letter of credit in a form and substance specified by Seller, issued and confirmed (if required) by a bank acceptable to Seller and in an amount sufficient to cover the estimated credit exposure to Seller, or Seller may require Buyer to pay by cash in advance.  Buyer’s failure to cure any default within the [**] cure period or meet any obligation under this section shall give Seller the right to seek payment of the amounts due and  immediately suspend further shipments  as it’s exclusive non-judicial remedy.

7.             Title and Risk of Loss; Delivery.

Title and risk of loss to the Product shall pass to Buyer in accordance with Ex Works  Seller’s dock.

Except as provided elsewhere in this Agreement, Buyer will have no responsibility or liability on account of anything that may be done, happen or arise with respect to Product before risk of loss has passed to Buyer, and Seller will have no responsibility or liability on account of anything that may be done, happen or arise with respect to Product after risk of loss has passed to Buyer.

8.             Product Management and Duty to Warn.

Guidelines for managing Product are attached hereto and made a part of this Agreement as Exhibit 3, attached hereto and incorporated herein.  Buyer agrees to follow the Product Management Guidelines as the same may be amended from time to time by the mutual agreement of the parties.

Buyer acknowledges that it is familiar with, and will take all reasonable steps necessary to inform, warn, and familiarize its employees, agents, customers, and contractors who may handle the Product, of all hazards pertaining to and proper procedures for safe use of the Product and of the containers or equipment in which the Product may be handled, shipped, or stored.  Buyer also undertakes to label as appropriate any materials which it makes or resells that include Product.

BUYER SHALL INDEMNIFY AND DEFEND THE SELLER AND ITS AFFILIATED ENTITIES FROM AND AGAINST ANY THIRD PARTY CLAIM,

LIABILITY OR EXPENSE INCLUDING INJURY OR DEATH EXCEPT TO THE EXTENT THAT THE CLAIM, LIABILITY OR EXPENSE IS CAUSED BY SELLER’S NEGLIGENCE, PRODUCT DEFECTS ATTRIBUTABLE TO SELLER’S NEGLIGENCE OR THE FAILURE OF THE PRODUCT TO MEET THE SPECIFICATIONS CONTAINED IN ATTACHED EXHIBIT A WHEN DELIVERED TO BUYER.  EXPENSE AS USED HEREIN SHALL INCLUDE REASONABLE ATTORNEYS FEES.

SELLER SHALL INDEMNIFY AND DEFEND THE BUYER AND ITS AFFILIATED ENTITIES FROM AND AGAINST ANY THIRD PARTY CLAIM, LIABILITY OR EXPENSE INCLUDING INJURY OR DEATH EXCEPT TO THE EXTENT THAT THE CLAIM, LIABILITY OR EXPENSE IS CAUSED BY BUYER’S NEGLIGENCE OR PRODUCT DEFECTS ATTRIBUTABLE TO BUYER’S NEGLIGENCE. EXPENSE AS USED HEREIN SHALL INCLUDE REASONABLE ATTORNEYS FEES.

9.             Limited Warranty.

Seller warrants that the Product sold under this Agreement  will be free from defects in materials  and workmanship and shall meet the mutually agreed upon  specifications for a period of [**] from receipt of shipment.  This warranty does not cover any Product which (a) has been used in a manner not authorized by the specifications; or (b) has not been stored and handled in accordance with Product Storage Instructions set forth  in Exhibit 4 provided that the failure of the Product is directly attributable to the improper storage of the Product or the use of the Product in a manner not authorized by the specifications.

OTHER THAN THE WARRANTY SPECIFIED IN THIS SECTION 9, SELLER DOES NOT MAKE AND EXPRESSLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES, ANY OTHER WARRANTIES INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ALLEGEDLY ARISING FROM ANY USAGE OF ANY TRADE OR FROM ANY COURSE OF DEALING.

10.           Warranty Remedy and Limitation of Liability.

Seller’s liability for breach of warranty  shall be limited to replacement of non-conforming  Product or refund of the purchase price thereof, at Seller’s option, and any loss, damage or cost for which Seller is obligated to indemnify Buyer pursuant to the terms of this Agreement.

EXCEPT FOR CLAIMS ARISING UNDER SECTION 13 AND 24, OR FROM SELLER’S GROSS NEGLIGENCE AND WILLFUL MISCONDUCT, BUYERS TOTAL LIABILITY ARISING FROM THIS AGREEMENT FOR ANY CLAIMS OF ANY NATURE WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, CONTRIBUTION, STRICT LIABILITY OR OTHERWISE, WILL NOT EXCEED THE SUM OF $[**]  AND SELLER’S

TOTAL LIABILITY WILL NOT EXCEED THE SUM OF $[**] THIS CONSTITUTES A PARTY’S MAXIMUM LIABILITY EVEN IF THE PRODUCT HAS BEEN MIXED WITH OTHER MATERIALS OR USED IN SPECIALIZED EQUIPMENT.  EXCEPT FOR CLAIMS ARISING UNDER SECTION 13 OR SECTION 24 OR EITHER PARTY’S WILLFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, CONTINGENT, EXEMPLARY OR PUNITIVE DAMAGES INCURRED BY BUYER OR RESULTING FROM OR ARISING OUT OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFIT, OR BUSINESS INTERRUPTION, HOWEVER SAME MAY BE CAUSED AND REGARDLESS OF A PARTY’S SOLE OR CONCURRENT NEGLIGENCE.

12.           Taxes.

In addition to the price provided herein, Buyer will pay Seller an amount equal to any Tax related to sales made pursuant to this Agreement, or to the transportation, production, or use of the Product, and assessed on Seller by any governmental authority or that Seller is required to collect from Buyer under applicable law.  For purposes of the foregoing sentence, the term “Tax” shall include, without limitation, sales, use and excise taxes, duties (including dumping duties), or other assessments or charges (including Superfund/environmental levies, Goods & Services Taxes, or the like), but such term shall not include any income or franchise tax measured by Seller’s net income or margin, or any gross receipts tax imposed by any jurisdiction on Seller for the privilege of Seller doing business in that jurisdiction  Any personal property taxes assessed upon the value of the Product will be paid by the party having title thereto at the time such taxes are assessed. If Buyer is exempt from the payment of any Tax, Buyer will furnish to Seller proper exemption certificates, taxpayer identification number, or other documentation acceptable to Seller to cover the Product purchased hereunder.

13.           Patent Defense and Indemnification.

Seller shall indemnify and hold Buyer harmless in connection with any suit, claim or demand that:

(a)           alleges that the Product (as used in this Section, the term “Product” includes the ingredients thereof taken both singularly and collectively) purchased hereunder or its method of manufacture infringes a claim of any Patent or other third party intellectual property right or involves the misappropriation of a trade secret by Seller; or

(b)           alleges that the use or application of the Product purchased hereunder for using as an anode material in a Lithium—ion battery infringes a claim of any Patent or other third party intellectual property right.

Seller shall not be obligated in any way under this Section to defend, indemnify and hold Buyer harmless for any suit, claim or demand alleging infringement of a claim of any

Patent or other third party intellectual property right which is based on Buyer (x) using the Product purchased hereunder for any purpose other than an anode material in a Lithium-ion battery, or (y) combining the Product purchased hereunder with any other material if the Product alone is not infringing, or (z) which is based on an improper or unauthorized way that Buyer handles or introduces the Product purchased hereunder into the Buyer’s product if not in accordance with Seller’s written instructions.  Seller’s obligations set forth herein shall be conditioned on Buyer promptly advising Seller in writing of any suit, claim or demand for which Seller is obligated under this Section, and on Seller having sole charge and direction of the defense and/or settlement of any such suit, claim or demand.  Buyer shall have the right to be represented by advisory counsel of its selection at its own expense.

14.           Contingencies.

(a)           Neither party will be in breach of its obligations hereunder to the extent that performance is prevented or delayed as a result of any of the following contingencies: (a) any cause beyond the reasonable control of the party concerned; (b) labor disturbance, whether or not involving the employees of the party concerned or otherwise, and whether or not the disturbance could be settled by acceding to the demands of a labor group; or (c) compliance with a request or order of a person purporting to act on behalf of any government or governmental department or agency (including but not limited to EPA and OSHA); or shortage in raw material, transportation, power, manufacturing capacity (except as Seller’s capacity made available to Buyer and Buyer’s obligation to purchase [**] of Product as described in Section 2) or product itself from a party’s then contemplated source of supply, unless such shortage could have been avoided by Seller by purchasing Long Lead Time items in accordance with Section 2(c.).  Seller  reserves the right to allocate Product to customers based on historic purchases over the previous 12-months provided however, that nothing in this Section 14 shall relieve Seller of its obligation to provide the Minimum Capacity set forth in Section 2.

(b)           Quantities not purchased or sold due to the provisions of this Section need not be made up later.

(c)           Nothing in this Section will excuse Buyer from its obligations to make payments when due.

15.           Representations, Warranties, and Covenants.

(a)           Buyer hereby represents and warrants to Seller that:

(i)    Buyer is a company of good standing established according to the laws of the State of Delaware and has its principal place of business in Arsenal on the Charles, 321 Arsenal Street, Watertown, Massachusetts 02472.  Its officers, directors, employees, agents, and shareholders are neither officials, employees, or representatives of any government or of any department, agency, or instrumentality of any government nor officials, representatives, agents or candidates of any political party and shall not become such while this Agreement remains in effect.

(ii)   The execution, delivery, and performance by Buyer of this Agreement does not and shall not violate any laws or regulations presently binding on Buyer or Seller (including without limitation the United States export control laws and regulations).

(b)           Seller hereby represents and warrants to Buyer that:

(i)    Seller is a company of good standing established according to the laws of the State of Delaware and has its principal place of business in 600 North Dairy Ashford, Houston, Texas 77079.  Its officers, directors, employees, agents, and shareholders are neither officials, employees, or representatives of any government or of any department, agency, or instrumentality of any government nor officials, representatives, agents or candidates of any political party and shall not become such while this Agreement remains in effect.

(ii)   The execution, delivery, and performance by Seller of this Agreement does not and shall not violate any laws or regulations presently binding on Buyer or Seller (including without limitation the United States export control laws and regulations).

16.           Ethics; Conflicts of Interest.

Buyer shall not pay any salaries, commissions, or fees, or make any payments or grant any rebates to any employee or officer of Seller, or to any designee of any Seller’s employee or officer, or favor any employee or officer of Seller, or any designee of any Seller employee or officer, with gifts or entertainment of significant cost or value, or enter into any business arrangements with any employee or officer of Seller other than as a representative of Seller.

17.           Technical Assistance.

ANY TECHNICAL ADVICE, ASSISTANCE OR TESTING FURNISHED BY SELLER TO BUYER WITH RESPECT TO THE SELECTION OR USE OF THE PRODUCT DELIVERED TO BUYER HEREUNDER WILL BE GIVEN AND ACCEPTED AT BUYER’S SOLE RISK, AND EXCEPT FOR  GROSS NEGIGENCE OR WILLFUL MISCONDUCT SELLER WILL HAVE NO LIABILITY WHATSOEVER FOR THE USE OF, OR RESULTS OBTAINED FROM, SUCH ADVICE, ASSISTANCE OR TESTING.

18.           Compliance with Laws.

This Agreement is made specifically subject to, and Buyer expressly agrees that Buyer shall comply with and abide by, all applicable laws, rules, regulations, orders and ordinances (now existing or that may be hereafter enacted or promulgated), including, but not limited to U.S. export control and economic sanctions laws, and Buyer will not export, re-export or otherwise transfer the Product, or any technical information disclosed to Buyer concerning the Product, in violation of such laws.

19.           Notices.

All notices required under this Agreement shall be given in writing by letter, facsimile or overnight mail addressed to the parties at the addresses below or such other address as the party may designate:

ConocoPhillips Specialty Products Inc.

600 N. Dairy Ashford Rd

Houston, Texas 77079-1175,  USA

Attn: Manager, Composite Graphite

Facsimile:  (+1) 832-486-2881

A123 Systems, Inc.

Arsenal on the Charles, 321 Arsenal Street

Watertown, Massachusetts 02472

Attention:  General Counsel

Facsimile:  617-778-5749

20.           Assignment.

Neither party shall assign or transfer its rights and obligations under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

21.           Waiver of Breach.

Either party may waive the breach of any part of this Agreement by the other party;  however, any such waiver shall not be a waiver of any other part of this Agreement or of any subsequent breach of the same part.

22.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED ACCORDING TO THE LAWS OF STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.

23.           Dispute Resolution.

The parties shall attempt to resolve any disputes by negotiation.  Any dispute under this Agreement, which cannot be settled amicably, shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by the arbitrators; one selected by Buyer, one by Seller, and one by the first two arbitrators.  The arbitration shall be held in Houston, Texas, if brought by Buyer and Boston,

Massachusetts if brought by Seller  and conducted in the English language.  The decision of the arbitrators shall be final, binding, and enforceable on the parties.

24.           Confidentiality.

Each party agrees that it will keep, and cause its employees to keep, confidential the terms and conditions of this Agreement, including but not limited to pricing, and any know-how and technical, business, or other information disclosed to it during the performance of this Agreement until such time as the same has become available to the general public through no fault of such party.  The obligations of confidentiality herein contained shall continue to be observed, notwithstanding the expiration or earlier termination of this Agreement.  Buyer agrees to make no effort, either directly or indirectly, nor enable any third party, to analyze or in any way attempt to determine the physical or chemical property or composition of Product without Seller’s prior written consent.

25.           Entire Agreement; Interpretation.

This Agreement is executed in two originals in the English language or may be executed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by each Party.  This Agreement and its exhibits replaces and supersedes any prior agreements and constitutes the entire Agreement between Seller and Buyer as to the subject matter set forth herein; there are no promises, representations or warranties other than as set forth in this Agreement.   This Agreement may be modified only by instrument in writing specifically stating that it is an amendment to this Agreement and executed by both parties hereto but no modification hereof shall be effected by the acknowledgment or acceptance of purchase orders or printed forms containing different or additional terms and conditions.  The provisions of this Agreement will take precedence over, govern and control any purchase order, sales acknowledgement, invoice or other writing between the Seller and Buyer despite subsequent issuance, it being agreed and understood, without limitation, that any pre-printed terms and conditions appearing on any other writing, communication or transmittal between Seller and Buyer pertaining to the subject matter of this Agreement will be null and void and have no force or effect.

THE WARRANTIES, OBLIGATIONS, LIABILITIES AND REMEDIES OF THE PARTIES, AS PROVIDED HEREIN, ARE EXCLUSIVE AND IN LIEU OF ANY OTHERS AVAILABLE AT LAW OR IN EQUITY.

The parties acknowledge and agree the terms and conditions of this Agreement, including but not limited to those relating to allocations of, releases from, exclusions against and limitations of liability, have been freely and fairly negotiated.  Each party acknowledges that in executing this Agreement they have relied solely on their own judgment, belief, and knowledge, and such advice as they may have received from their own counsel, and they have not been influenced by any representation or statements made by any other party or its counsel.  No provision in this Agreement is to be interpreted for or against any party because that party or its counsel drafted such provision.  In the event that any portion or all of this Agreement is held to be void or unenforceable, the parties agree to negotiate in good faith to amend the commercial and other terms of the Agreement in order to affect the intent of the parties as set forth in this Agreement.

The provisions of this Agreement which by their nature are intended to survive the termination, cancellation, completion or expiration of the Agreement, including but not limited to any expressed limitations of or releases from liability, shall continue as valid and enforceable obligations of the parties notwithstanding any such termination, cancellation, completion or expiration.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CONOCOPHILLIPS SPECIALTY		A123 SYSTEMS, INC.
PRODUCTS INC.
By:	/s/ Michael W. Brown	By:	/s/ Michael Rubino
Name:	Michael W. Brown	Name:	Michael Rubino
Title:	President	Title:	Chief Financial Officer and
VP of Finance and Administration

Exhibit 1

Form of Product Schedule

Product Schedule No. 1

Dated

This PRODUCT SCHEDULE NO.1 TO MANUFACTURE AND SUPPLY AGREEMENT (this “Schedule No. [ 1]”) is made by and between A123 Systems, Inc. (“A123”), and Conoco Phillips (“SUPPLIER”), pursuant to the Manufacture and Supply Agreement between A123 and SUPPLIER dated                   .

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreements hereinafter set forth the parties hereto agree as follows:

Specifications attached in Exhibit 2

Manufacturing Location Requirements.  Ponca City, Oklahoma: Batesville, Arkansas; Sanborn, NY or as mutually agreed

Pricing — Pricing will be in US Dollars.

Effective Date through December 31, 2010: $[**]

January 1, 2011 through April 1, 2014: $[**]

Note: Seller agrees to make available [**] of the Product to Buyer during 2010. Buyer agrees to place a purchase order upon execution of this Agreement for  [**] at a price of $[**]. Buyer agrees to take delivery of the [**] no later than April 1, 2011. This quantity will be applied against the total committed quantity of [**] of the Products defined in paragraph 2 of this Agreement.

Both Parties are in agreement that the lithium ion battery market is extremely competitive and will work together to further reduce cost, beyond what is listed above. This may be through qualification of alternative materials, new designs or technologies.

Seller agrees make a reasonable best effort to stock one month’s worth of Product for Buyer, based on current forecast.

Pricing will include the following:

a.               Material cost

b.              Labor

c.               Test

d.              Mark-Up

e.               Lead time of quoted assembly

f.                 Lead time of all components in the quoted assembly

Project Schedule — Deliveries will be made per A123 Purchase Order.

Markings —Products will include barcodes per the Specification.

IN WITNESS WHEREOF, the Parties hereto have caused this Project Schedule No. 1 to Manufacture and Supply Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

CONOCO SPECIALITY PRODUCTS, INC.		A123SYSTEMS, INC

By:	/s/ M.W. Brown	By:	/s/ Michael Rubino
Name:	M.W. Brown	Name:	Michael Rubino
Title:	President	Title:	CFO

6/21/10

CPREME® – Al23 SYSTEMS SALES AGREEMENT

EXHIBIT 2

[**]

A total of 18 pages were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CPREME® – Al23 SYSTEMS SALES AGREEMENT

EXHIBIT 3

CPreme® Graphites, Anode Powder (All Grades)

Material Safety Data Sheet

1.  Product and Company Identification

Product Name:	CPreme® Graphites Anode Powder (All Grades)

MSDS Number:	801538

Intended Use:	Substrate for secondary lithium ion battery anodes and other applications

Manufacturer/Supplier:	ConocoPhillips
600 N. Dairy Ashford
Houston, Texas 77079-1175

Emergency Health and Safety Number:	Chemtrec: 800-424-9300 (24 Hours)

MSDS Information:	Phone: 800-762-0942
Email: MSDS@conocophillips.com
Internet: http://w3.conocophillips.com/NetMSDS/

2.  Hazards Identification

Emergency Overview	NFPA

This material is not considered hazardous according to OSHA criteria.

Appearance: Dark gray or black

Physical Form: Solid

Odor: No distinct odor

Potential Health Effects

Eye: Dusts may be abrasive and irritating to the eyes and cause stinging, watering, and redness.

Skin: Prolonged or repeated contact with dusts may be abrasive and mildly irritating to the skin. Skin absorption is unlikely.

Inhalation (Breathing): Low degree of toxicity by inhalation.

Ingestion (Swallowing): No harmful effects expected from ingestion.

Signs and Symptoms: Repeated overexposures to dusts may result in irritation of the respiratory tract, pneumoconiosis (dust congested lungs), pneumonitis (lung inflammation), coughing, and shortness of breath.

See Section 11 for additional Toxicity Information.

3.  Composition / Information on Ingredients

Component	CASRN	Concentration*
Graphite, Synthetic	7782-42-5	100

* All concentrations are percent by weight unless ingredient is a gas. Gas concentrations are in percent by volume.

801538 - CPreme® Graphites, Anode Powder (All Grades) Date of Issue:	Status: Final

1

801538 - CPreme® Graphites, Anode Powder (All Grades) Date of Issue: 26-Sep-2008	Status: Final

4.  First Aid Measures

Eye Contact: If irritation or redness develops from exposure, flush eyes with clean water. If symptoms persist, seek medical attention.

Skin Contact: First aid is not normally required. However, it is good practice to wash any chemical from the skin.

Inhalation (Breathing): First aid is not normally required. If breathing difficulties develop, move victim away from source of exposure and into fresh air in a position comfortable for breathing. Seek immediate medical attention.

Ingestion (Swallowing): First aid is not normally required; however, if swallowed and symptoms develop, seek medical attention.

5.  Fire-Fighting Measures

NFPA 704 Hazard Class

Health: 0	Flammability: 0	Instability: 0	(0-Minimal, 1-Slight, 2-Moderate, 3-Serious, 4-Severe)

Unusual Fire & Explosion Hazards: No unusual fire or explosion hazards are expected.

Extinguishing Media: Use extinguishing agent suitable for type of surrounding fire.

Fire Fighting Instructions: For fires beyond the incipient stage, emergency responders in the immediate hazard area should wear bunker gear. When the potential chemical hazard is unknown, in enclosed or confined spaces, a self contained breathing apparatus should be worn. In addition, wear other appropriate protective equipment as conditions warrant (see Section 8).

Isolate immediate hazard area and keep unauthorized personnel out. Contain spill if it can be done safely. Move undamaged containers from immediate hazard area if it can be done safely. Cool equipment exposed to fire with water, if it can be done safely.

See Section 9 for Flammable Properties Including Flash Point and Flammable (Explosive) Limits

6.  Accidental Release Measures

Personal Precautions: Stay upwind and away from spill/release. Notify persons down wind of the spill/release, isolate immediate hazard area and keep unauthorized personnel out. Wear appropriate protective equipment, including respiratory protection, as conditions warrant (see Section 8). See Sections 2 and 7 for additional information on hazards and precautionary measures.

Environmental Precautions: Contain spill if it can be done safely. Prevent spilled material from entering sewers, storm drains, other unauthorized drainage systems, and natural waterways. Use water sparingly to minimize environmental contamination and reduce disposal requirements.

Methods for Containment and Clean-Up: Notify appropriate federal, state, and local agencies. Carefully shovel or sweep up spilled material and place in a suitable container. Minimize dust generation.

7.  Handling and Storage

Precautions for safe handling: Wash thoroughly after handling. Use good personal hygiene practices and wear appropriate personal protective equipment.

Do not wear contaminated clothing or shoes.

Conditions for safe storage: Keep container(s) tightly closed. Use and store this material in cool, dry, well-ventilated areas. Store only in approved containers. Keep away from any incompatible material (see Section 10). Protect container(s) against physical damage.

8.  Exposure Controls / Personal Protection

Component	US-ACGIH	OSHA	Other
Graphite, Synthetic	TWA: 2 mg/m3	—	—

Note: State, local or other agencies or advisory groups may have established more stringent limits. Consult an industrial hygienist or similar professional, or your local agencies, for further information.

Eye/Face Protection: The use of eye/face protection is not normally required; however, good industrial hygiene practice suggests the use of eye protection that meets or exceeds ANSI Z.87.1 whenever working with chemicals.

2

Skin/Hand Protection: The use of skin protection is not normally required; however, good industrial hygiene practice suggests the use of gloves or other appropriate skin protection whenever working with chemicals.

Respiratory Protection: Where there is potential for airborne exposure above the exposure limit a NIOSH certified air purifying respirator equipped with N95 filters may be used.

A respiratory protection program that meets or is equivalent to OSHA 29 CFR 1910.134 and ANSI Z88.2 should be followed whenever workplace conditions warrant a respirator’s use. Air purifying respirators provide limited protection and cannot be used in atmospheres that exceed the maximum use concentration (as directed by regulation or the manufacturer’s instructions), in oxygen deficient (less than 19.5 percent oxygen) situations, or under conditions that are immediately dangerous to life and health (IDLH).

Suggestions provided in this section for exposure control and specific types of protective equipment are based on readily available Information. Users should consult with the specific manufacturer to confirm the performance of their protective equipment. Specific situations may require consultation with industrial hygiene, safety, or engineering professionals.

9.  Physical and Chemical Properties

Note: Unless otherwise stated, values are determined at 20°C (68°F) and 700 mm Hg (1 atm). Data represent typical values and are not intended to be specifications.

Appearance:	Dark gray or black
Physical Form:	Solid
Odor:	No distinct odor
Odor Threshold:	No data
pH:	Not applicable
Vapor Pressure:	Not applicable
Vapor Density (air=1):	Not applicable
Boiling Point/Range:	No data
Melting/Freezing Point:	No data
Solubility in Water:	Insoluble
Partition Coefficient (n-octanol/water) (Kow):	No data
Specific Gravity:	2.24 @ 68°F (20°C)
Bulk Density:	0.5-1.1 g/cc
Percent Volatile:	Not applicable
Evaporation Rate (nBuAc=1):	No data
Flash Point:	N/A
Test Method:	Not applicable
LEL (vol % in air):	No data
UEL (vol % in air):	No data
Autoignition Temperature:	No data

10.  Stability and Reactivity

Stability: Stable under normal ambient and anticipated conditions of use.

Conditions to Avoid: None known.

Materials to Avoid (Incompatible Materials): Avoid contact with strong oxidizing agents and strong reducing agents.

Hazardous Decomposition Products: Not anticipated under normal conditions of use.

Hazardous Polymerization: Not known to occur.

11.  Toxicological Information

Chronic Data:

Graphite, Synthetic

Target Organs: Chronic lung irritation (pneumoconiosis) due to deposition of dust particles in the lungs, has been reported among workers exposed to carbon or graphite-containing dusts. The amount of silica in the dust is considered important in determining whether fibrosis can result from long term exposure to the dust. Since synthetic graphite is derived only from petroleum (and not coal) feedstocks, no crystalline silica should be present.

3

Graphite, Synthetic

Acute Data:

Component	Oral LD50	Dermal LD50	Inhalation LC50
Graphite, Synthetic	> 5 g/kg (estimated)	> 2 g/kg (estimated)	No information available

12.  Ecological Information

Ecological Information: No adverse environmental or ecological effects are expected.

13.  Disposal Considerations

The generator of a waste is always responsible for making proper hazardous waste determinations and needs to consider state and local requirements in addition to federal regulations.

This material, if discarded as produced, would not be a federally regulated RCRA “listed” hazardous waste and is not believed to exhibit characteristics of hazardous waste. See Sections 7 and 8 for information on handling, storage and personal protection and Section 9 for physical/chemical properties. It is possible that the material as produced contains constituents which are not required to be listed in the MSDS but could affect the hazardous waste determination. Additionally, use which results in chemical or physical change of this material could subject it to regulation as a hazardous waste.

Container contents should be completely used and containers should be emptied prior to discard.

14.  Transportation Information

U.S. Department of Transportation (DOT)

Shipping Description:	Not regulated

International Maritime Dangerous Goods (IMDG)

Shipping Description:	Not regulated

International Civil Aviation Org. / International Air Transport Assoc. (ICAO/IATA)

UN/ID #:	Not regulated

	LTD. QTY	Passenger Aircraft	Cargo Aircraft Only
Packaging Instruction #:	—	—	—
Max. Net Qty. Per Package:	—	—	—

15. Regulatory Information

CERCLA/SARA - Section 302 Extremely Hazardous Substances and TPQs (in pounds):

This material does not contain any chemicals subject to the reporting requirements of SARA 302 and 40 CFR 372.

CERCLA/SARA - Section 311/312 (Title III Hazard Categories)

Acute Health:	No
Chronic Health:	No
Fire Hazard:	No
Pressure Hazard:	No
Reactive Hazard:	No

CERCLA/SARA - Section 313 and 40 CFR 372:

This material does not contain any chemicals subject to the reporting requirements of SARA 313 and 40 CFR 372.

EPA (CERCLA) Reportable Quantity (in pounds):

This material does not contain any chemicals with CERCLA Reportable Quantities.

4

California Proposition 65:

This material does not contain any chemicals which are known to the State of California to cause cancer, birth defects or other reproductive harm at concentrations that trigger the warning requirements of California Proposition 65.

Canadian Regulations:

This product has been classified in accordance with the hazard criteria of the Controlled Products Regulations (CPR) and the MSDS contains all the information required by the Regulations.

WHMIS Hazard Class

None

Component	AICS	DSL	NDSL	CHINA	ELINCS	EINECS	ENCS	KOREA	PICCS	TSCA
Graphite, Synthetic 7782-42-5	x	x		x		x		x	x	x

Legend: AICS - Australia Inventory of Chemical Substances, DSL - Domestic Substances List (Canada), NDSL - Non-Domestic Substances List (Canada), CHINA - Inventory List, ELINCS - EU List of Notified Chemical Substances, EINECS - European Inventory of Existing Commercial Chemical Substances, ENCS - Japan Existing and New Chemical Substances, KOREA - Existing and Evaluated Chemical Substances, PICCS - Philippines Inventory of Chemicals and Chemical Substances, TSCA - United States Section 8(b) Inventory

U.S. Export Control Classification Number: EAR99

Other Regulatory lnformation

U.S. Export Code (Schedule B) - 380110

Import Harmonized Tariff Schedule (HTS) Code - 3801.10.50

16. Other Information

Date of Issue:	26-Sep-2008
Status:	Final
Previous Issue Date:	22-Feb-2008
Revised Sections or Basis for Revision:	Product Name / Synonyms (Section 1) Composition (Section 3) Personal Protective Equipment (Section 8) Toxicological (Section 11)
MSDS Number:	801538

Guide to Abbreviations:

ACGIH = American Conference of Governmental Industrial Hygienists; CASRN = Chemical Abstracts Service Registry Number; CEILING = Ceiling Limit (15 minutes); CERCLA = The Comprehensive Environmental Response, Compensation, and Liability Act; EPA = Environmental Protection Agency; IARC = International Agency for Research on Cancer; LEL = Lower Explosive Limit; NE = Not Established; NFPA = National Fire Protection Association; NTP = National Toxicology Program; OSHA = Occupational Safety and Health Administration; PEL = Permissible Exposure Limit (OSHA); SARA = Superfund Amendments and Reauthorization Act; STEL = Short Term Exposure Limit (15 minutes); TLV = Threshold Limit Value (ACGIH); TWA = Time Weighted Average (8 hours); UEL = Upper Explosive Limit; WHMIS = Worker Hazardous Materials Information System (Canada)

Disclaimer of Expressed and Implied Warranties:

The information presented in this Materiel Safety Data Sheet is based on data believed to be accurate as of the date this Material Safety Data Sheet was prepared. HOWEVER, NO WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER WARRANTY IS EXPRESSED OR IS TO BE IMPLIED REGARDING THE ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED ABOVE, THE RESULTS TO BE OBTAINED FROM THE USE OF THIS INFORMATION OR THE PRODUCT, THE SAFETY OF THIS PRODUCT, OR THE HAZARDS RELATED TO ITS USE. No responsibility is assumed for any damage or injury resulting from abnormal use or from any failure to adhere to recommended practices. The information provided above, and the product, are furnished on the condition that the person receiving them shall make their own determination as to the suitability of the product for their particular purpose and on the condition that they assume the risk of their use. In addition, no authorization is given nor implied to practice any patented invention without a license.

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Exhibit 4

CPreme® Graphite Powder Storage Instructions

CPreme® anode powder (“Product”) is warranted to maintain the manufacturer’s specification for a period of 3 years from the product shipment date if stored properly as described in this exhibit. Failure to follow these storage instructions will void the warranty.

1.               Product must be stored in the original containers and packaging with original seals and manufacturing markings intact. Product labeling should not be removed and kept legible throughout storage.

2.               Product must be stored in a clean, indoor, temperature and humidity controlled space.

3.               Product shall be kept dry, free from moisture or condensation and can not be dipped or submerged in water or any other liquids.

4.               Product and the packaging should be kept free of dust (blowing or settling).

5.               Product must be stored in an insect end pest free environment.

6.               Product must be stored and handled in conditions that do not allow contamination by any other materials including water, solvents, dust, chemicals or solids.

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d- 14(a) , AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David P. Vieau, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of A123 Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2010

/s/ David P. Vieau
David P. Vieau
Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d- 14(a), AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Rubino, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of A123 Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2010

/s/ Michael Rubino
Michael Rubino
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2010 of A123 Systems, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David P. Vieau, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2010

/s/ David P. Vieau
David P. Vieau
Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2010 of A123 Systems, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Rubino, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2010

/s/ Michael Rubino
Michael Rubino
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2010

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On July 16, 2010, A123 Systems, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Flanders 155 LLC (the “Landlord”), pursuant to which the Company will lease approximately 67,000 square feet of office, research and development, assembly, fabrication and warehouse space in Westborough, Massachusetts.  In addition, the Company has been granted a right of first offer with respect to certain space located within the building in which the leased premises are located as such space becomes available.

The Lease term commenced as of July 16, 2010 and extends through January 31, 2021.  The Company has the option to extend the Lease for one additional term of five years.  The Company also has the option to terminate the Lease on February 1, 2016, provided that the Company provides notice to the Landlord of its intention to terminate at least twelve (12) months in advance and pays a termination payment to the Landlord equal to the sum of six months base rent at the rate for the last five years of the term and the unamortized balance of certain transactions costs incurred by the Landlord.

The total cash obligation for the base rent over the initial term of the Lease is approximately $4.4 million.  In addition to the base rent, the Company is also responsible for its share of operating expenses and taxes, including, but not limited to, insurance, real estate taxes, and common area maintenance costs.  In connection with the Lease, the Company provided a security deposit of approximately $156,000 to the Landlord in the form of an irrevocable, unconditional, negotiable letter of credit letter of credit.  The Landlord has agreed to provide the Company with allowances totaling approximately $632,000 for certain upgrades and repairs to be made by the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: July 22, 2010	By:	/ S / Michael Rubino
Michael Rubino
Chief Financial Officer

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